UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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ENBRIDGE INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 12, 2018

Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

Annual Meeting of Shareholders of Enbridge Inc.

to be held on Wednesday, May 9, 2018

in Calgary, Alberta, Canada

What’s inside

Letter to Shareholders Dear Shareholder, It is our pleasure to invite you to attend the Enbridge Inc. annual meeting of shareholders.

The meeting will be held at 1:30 p.m. MDT on May 9, 2018 at the Calgary Marriott Downtown Hotel, 110-9th Avenue S.E., Calgary, Alberta, Canada. The meeting will also be available to all stakeholders by audio webcast at Enbridge.com.

2017 was a historic year for Enbridge, beginning a transformation that continues this year as we strive for top performance and advance our position as North America’s leading energy infrastructure company.

This meeting is your opportunity to consider and vote on a number of important matters. Your vote is important and we encourage you to take time to review this document and vote your shares, either by proxy or by attending the meeting in person.

This document includes information on what the meeting will cover including information on our director nominees, our auditors and our corporate governance practices. It outlines our approach to governance issues and our philosophy, policies and programs for executive compensation and how the board of directors receives input from shareholders on these matters, including the opportunity at this meeting to have a “say on pay” advisory vote.

Sound governance means sound business

We believe good governance is important for our shareholders, our employees and our company. We have a comprehensive system of stewardship and accountability that meets the requirements of all rules, regulations, standards and internal and external policies that apply. We continuously assess our governance practices to build on our strengths and improve our effectiveness.

We benefit from a diverse and highly engaged board of directors who bring a range of viewpoints, deep expertise and strong energy sector knowledge that helps ensure effective oversight of our strategic priorities and operations. Our formal diversity policy highlights the importance we place on differences in skills, experience, gender, ethnicity and geographic background; three of twelve directors standing for re-election are women.

On behalf of the board and management, we would like to acknowledge and thank Rebecca Roberts who will be retiring at this year’s meeting. Ms. Roberts brought valuable pipeline and energy industry experience to her role as a director; her leadership and dedication will be missed.

Strategic and risk oversight

Among the board and management’s most important responsibilities are oversight of Enbridge’s strategic direction and identification and management of risks. Because of the complex and diverse nature of our business and associated risks, we take a comprehensive approach with accountability for oversight to specific risks across five board committees. As we do each year, the board of directors and executive management have assessed top risks and evaluated our strategy with the ultimate goal of ensuring that we can achieve our strategic priorities and deliver long-term value to the benefit of our shareholders. For a detailed review of our strategic objectives, approach to risk management and strong 2017 results, please refer to our annual report.

Enbridge Inc. 2018 Proxy Statement

Environmental and social issues

Board and management believe that integration of environmental and social risks and opportunities into our strategic and financial plans is critical to the long-term sustainability of our business, and that our performance in this area is critical to differentiating our company. By engaging with our stakeholders, we’ve identified the most important factors that support our long-term sustainability: safety and environmental protection; community and Indigenous inclusion; and climate and energy solutions. You can learn more about our approach and performance in our CSR & Sustainability report, available at Enbridge.com.

We’ve long been committed to best practices in sustainability reporting and we continually seek to enhance our disclosure reflecting our sustainability efforts. In 2018, this will include fulfilling the commitment we made at last year’s shareholder meeting to provide additional information on Indigenous consultation, engagement and inclusion, including the steps we take to integrate Indigenous and human rights sensitivities into our investment review processes and our progress in implementing our Indigenous Peoples Policy. Content relating to Indigenous issues will be published on our website prior to our May 2018 annual meeting. The first full CSR & Sustainability report of the combined company will be published on the website in June 2018.

Corporate reporting

The package you received also includes our full 2017 annual report on Form 10-K. The format of our 2017 annual report reflects our new status as reporting under US domestic issuer reporting requirements. You can read more about this beginning on page 27. Many of our public documents, including our 2017 annual report, will continue to be available in the Investment Center on our web site located at Enbridge.com, as well as filed with the US Securities and Exchange Commission (sec.gov), and the Canadian Securities Administrators on SEDAR (sedar.com). We encourage you to visit our web site during the year for information about Enbridge, including news releases and investor presentations. To ensure you receive all the latest news, you can use the ‘Email Alerts’ subscribe feature on the company’s web site.

Engaging with investors and key stakeholders continues to be a priority for both management and the board. We welcome direct interaction with shareholders and look forward to seeing you at the annual meeting.

On behalf of the board and management, thank you for your continued confidence in Enbridge Inc.

Sincerely,

Al Monaco

President & Chief Executive Officer

Calgary, Alberta

March 12, 2018

Gregory L. Ebel

Chair, Board of Directors

Enbridge Inc. 2018 Proxy Statement

Notice of annual Meeting of shareholders

When

May 9, 2018

1:30 p.m. (mountain daylight time) (“MDT”)

Where

Kensington Room

Calgary Marriott Downtown Hotel

110-9th Avenue S.E.

Calgary, Alberta,
Canada T2G 5A6

Your vote is important

If you are a shareholder of record of Enbridge Inc. common shares at the close of business on March 12, 2018, you are entitled to receive notice of, attend and vote your common shares at the Meeting, or at a reconvened meeting, if the Meeting is postponed or adjourned. Please remember to vote your common shares.

The Board of Directors has approved the contents of this proxy statement and has authorized us to send it to you.

By order of the Board of Directors,

Items of business

At our annual meeting of shareholders (the “Meeting”), shareholders will:

1. receive the audited consolidated financial statements and the report of the auditors for the year ended December 31, 2017;

2. vote on appointing the auditors and authorizing the directors to set their remuneration;

3. vote on electing the directors for the ensuing year;

4. vote on the non-binding advisory resolution to approve the compensation of our named executive officers (“say on pay”);

5. vote on the non-binding advisory resolution on the frequency of say on pay votes; and

6. consider such other matters as may properly be brought before the Meeting or any adjournment of the Meeting.

Tyler W. Robinson

Vice President & Corporate Secretary

Calgary, Alberta

March 12, 2018

Enbridge Inc. 2018 Proxy Statement

Proxy statement

In this proxy statement (“Proxy Statement”), “you” and “your” mean holders of common shares of Enbridge Inc. (“Enbridge shares” or “common shares”). “We”, “us”, “our”, “company” and “Enbridge” mean Enbridge Inc. “Board of Directors” or “Board” means the Board of Directors of Enbridge. All dollar amounts are in United States of America (“US”) dollars (“US$” or “$”) unless stated otherwise. “C$” means Canadian dollars. Unless stated otherwise, information in this Proxy Statement is given as of March 12, 2018.

Proxy statement summary

In this summary, we highlight certain information you will find in this Proxy Statement. This summary does not contain all of the information that you should consider. Please review the entire Proxy Statement carefully before casting your vote.

Enbridge 2018 annual meeting of shareholders

About the Meeting	What the Meeting will cover	Recommended vote	For more information
When May 9, 2018, 1:30 p.m. MDT	1. receive the audited consolidated financial statements and the report of the auditors for the year ended December 31, 2017	–	page 10
Where Kensington Room Calgary Marriott Downtown Hotel 110 9th Avenue SE Calgary, Alberta, Canada T2G 5A6	2. vote on appointing the auditors and authorizing the directors to set their remuneration 3. vote on electing the directors for the ensuing year	FOR this resolution FOR each nominee	page 10 page 11
Record Date March 12, 2018	4. vote on the non-binding advisory resolution to approve the compensation of our named executive officers (“say on pay”)	FOR this resolution	page 24
Mailing Meeting materials are being mailed to shareholders on or about April 5, 2018.	5. vote on the non-binding advisory resolution on the frequency of say on pay	FOR one (1) year	page 25

Director nominees

The following table provides summary information about each nominee director.

Name	Director since	Principal occupation	Independent	Committee service	2017 voting results
Gregory L. Ebel (Chair)	2017	Corporate Director	No	–	97.70%
Pamela L. Carter	2017	Corporate Director	Yes	• Corporate Social Responsibility • Governance • Safety & Reliability	99.57%
Clarence P. Cazalot, Jr.	2017	Corporate Director	Yes	• Audit, Finance & Risk • Human Resources & Compensation	98.36%
Marcel R. Coutu	2014	Corporate Director	Yes	• Audit, Finance & Risk • Governance • Human Resources & Compensation	97.48%
J. Herb England	2007	Chair & CEO of Stahlman-England Irrigation Inc.	Yes	• Audit, Finance & Risk (Chair)	98.50%
Charles W. Fischer	2009	Corporate Director	Yes	• Audit, Finance & Risk • Corporate Social Responsibility • Safety & Reliability (Chair)	99.57%
V. Maureen Kempston Darkes	2010	Corporate Director	Yes	• Corporate Social Responsibility (Chair) • Human Resources & Compensation • Safety & Reliability	96.16%
Michael McShane	2017	Corporate Director	Yes	• Audit, Finance & Risk • Safety & Reliability	99.45%
Al Monaco (President & CEO)	2012	President & CEO of Enbridge	No	–	96.65%

Enbridge Inc. 2018 Proxy Statement    1

Name	Director since	Principal occupation	Independent	Committee service	2017 voting results
Michael E.J. Phelps	2017	Chairman of Dornoch Capital Inc.	Yes	• Corporate Social Responsibility • Governance • Human Resources & Compensation	98.29%
Dan C. Tutcher	2006	CEO & Chair of Center Coast MLP & Infrastructure Fund	Yes	• Corporate Social Responsibility • Governance (Chair) • Safety & Reliability	98.29%
Catherine L. Williams	2007	Corporate Director	Yes	• Audit, Finance & Risk • Human Resources & Compensation (Chair)	98.37%

Corporate governance highlights

We are committed to strong and sustainable corporate governance, which promotes the long-term interests of our shareholders, strengthens the Board and management accountability and helps build public trust in Enbridge. Highlights of our strong corporate governance include:

•	annual election of directors;
•	individual election of directors (not by slate);
•	no dual class share structure;
•	majority voting policy;
•	majority of independent directors (11 out of 13);
•	separate Chair and CEO;
•	Board diversity policy;
•	four women directors out of 13 (31%);
•	independent Audit, Finance & Risk Committee, Human Resources & Compensation Committee, Governance Committee, Safety & Reliability Committee and Corporate Social Responsibility Committee;
•	more than half the Board with fewer than five years tenure (7 out of 13);
•	regular executive sessions of non-management directors;
•	risk oversight by Board and committees;
•	annual Board, committee and director self evaluations;
•	written position descriptions for the Chair, CEO and committee chairs;
•	code of business conduct and ethics (Statement on Business Conduct);
•	whistle blower policy;
•	advance notice by-law (By-law No. 2);
•	shareholder rights plan (approved by shareholders in 2017);
•	annual advisory vote on executive compensation (since 2011);
•	Corporate Governance Principles and Guidelines;
•	share ownership requirements for directors and executives;
•	anti-hedging policy;
•	political contributions policy;
•	corporate social responsibility and sustainability reporting;
•	active shareholder engagement;
•	executive compensation driven by pay-for-performance philosophy; and
•	incentive compensation clawback policy.

General information

You have received this Proxy Statement because you owned Enbridge shares at the close of business on March 12, 2018 (the “record date”).

As a holder of Enbridge shares on the record date, you have the right to attend the Meeting on May 9, 2018 and to vote your Enbridge shares. You can vote in person or by proxy.

Changes to presentation

As of January 1, 2018, Enbridge is no longer considered a foreign private issuer pursuant to applicable US securities laws. Accordingly, this Proxy Statement has been prepared in compliance with the disclosure requirements under the rules of the US Securities and Exchange Commission (the “SEC”) applicable to US domestic issuers, as well as applicable Canadian disclosure requirements.

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About this document

We are sending you this Proxy Statement to solicit proxies on behalf of management of Enbridge to be voted at the Meeting. This Proxy Statement explains what the Meeting will cover, the voting process and other important information you need to know, such as:

•	the directors who have been nominated to our Board;
•	information concerning the proposed auditors;
•	our governance practices; and
•	2017 compensation for our directors and named executive officers.

Websites not incorporated by reference

Information contained on or otherwise accessible through Enbridge’s website and other websites, though referenced herein, does not form part of and is not incorporated by reference into this Proxy Statement.

Accessing documents

Enbridge’s financial information is provided in the company’s consolidated financial statements for the year ended December 31, 2017 and the related management’s discussion and analysis.

This Proxy Statement, our 2017 annual report on Form 10-K containing our consolidated financial statements for the year ended December 31, 2017, together with the auditor’s report and management discussion and analysis, and our interim reports on Form 10-Q for the period beginning after December 31, 2017 are available at www.enbridge.com, www.sedar.com and www.sec.gov or free of charge by contacting Investor Relations through our website or by email, phone or mail at:

Email: investor.relations@enbridge.com

Phone Within North America: 1.800.481.2804

Phone Outside North America: 1.403.231.3960

Mail: Enbridge Inc. Investor Relations, 200, 425 – 1st Street S.W., Calgary, Alberta, Canada T2P 3L8

In addition, the following governance documents are available on our website at www.enbridge.com or free of charge on written request to corporatesecretary@enbridge.com or by mail to Corporate Secretary, Enbridge Inc., 200, 425 – 1st Street S.W., Calgary, Alberta, Canada T2P 3L8: the Terms of Reference for the Board, the Audit, Finance & Risk Committee, the Governance Committee, the Human Resources & Compensation Committee, the Corporate Social Responsibility Committee and the Safety & Reliability Committee. Additional information relating to the company may also be found on www.sedar.com or www.sec.gov.

Principal executive offices

The mailing address of our principal executive offices is Enbridge Inc., 200, 425-1st Street S.W., Calgary, Alberta, Canada T2P 3L8.

Principal owners of common shares

As of March 12, 2018, there are 1,704,491,244 common shares issued and outstanding.

There are also 21 series of preference shares issued and outstanding. Preference shares do not have voting rights and none will be voting at the Meeting.

For information regarding the ownership of certain individuals, including directors and officers of the company, see “Security ownership of certain beneficial owners and management” on page 55. To the knowledge of the Board of Directors and of the executive officers of Enbridge, no person or company beneficially owns, or controls or directs, directly or indirectly, voting securities carrying 10% or more of the voting rights attached to any class of voting securities of Enbridge.

Pursuant to a share and warrant subscription agreement dated August 27, 1997 among Noverco Inc. (“Noverco”), Gaz Métropolitain, inc. (now Energir Inc.) and the company, the company has agreed to use its best efforts to facilitate the maintenance of Noverco’s aggregate ownership interest in the company at approximately 10% by permitting Noverco to participate in any future offerings of Enbridge shares. Noverco is not required to maintain such ownership level, and Noverco and its affiliates currently own in the aggregate less than 3% of the issued and outstanding common shares.

Non-GAAP measures

This Proxy Statement contains reference to distributable cash flow and adjusted earnings per common share under the heading “Compensation Discussion and Analysis”. These non-GAAP measures are not measures that have standardized meanings prescribed by generally accepted accounting principles in the United States of America

Enbridge Inc. 2018 Proxy Statement    3

(“GAAP”) and are not GAAP measures. Therefore, these measures may not be comparable to similar measures presented by other companies. Schedules reconciling these measures to their closest GAAP equivalent are available at Appendix B—“Non-GAAP reconciliations” to this Proxy Statement.

Forward-looking information

Forward-looking information, or forward-looking statements, have been included in this Proxy Statement to provide information about us and our subsidiaries and affiliates, including management’s assessment of Enbridge and its subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as ‘‘anticipate’’, ‘‘expect’’, ‘‘project’’, ‘‘estimate’’, ‘‘forecast’’, ‘‘plan’’, ‘‘intend’’, ‘‘target’’, ‘‘believe’’, “likely” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included in this document include, but are not limited to, statements with respect to the following: the tenure of the non-executive chairman of Enbridge; future composition of the Enbridge Board of Directors or senior management of Enbridge; estimated compensation awards; expected performance of the company’s businesses; financial strength and flexibility; expected in-service dates for announced projects and projects under construction; expected future growth and expansion opportunities; expected closing of acquisitions and dispositions; expected future actions of regulators; expectations regarding commodity prices; supply forecasts; expectations regarding the impact of the Merger Transaction (as defined herein) including our combined scale, financial flexibility, growth program, future business prospects and performance; dividend payout policy; dividend growth and dividend payout expectation; and expectations resulting from the successful execution of our 2018-2020 Strategic Plan.

Although we believe these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of and demand for crude oil, natural gas, natural gas liquids (NGL) and renewable energy; prices of crude oil, natural gas, NGL and renewable energy; exchange rates; inflation; interest rates; availability and price of labor and construction materials; operational reliability; customer and regulatory approvals; maintenance of support and regulatory approvals for our projects; anticipated in-service dates; weather; the realization of anticipated benefits and synergies of the Merger Transaction; governmental legislation; acquisitions and the timing thereof; the success of integration plans; impact of the dividend policy on our future cash flows; credit ratings; capital project funding; expected earnings before interest, income taxes and depreciation and amortization (EBITDA); expected earnings/(loss); expected earnings/(loss) per share; expected future cash flows and estimated future dividends. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for our services. Similarly, exchange rates, inflation and interest rates impact the economies and business environments in which we operate and may impact levels of demand for our services and cost of inputs, and are therefore inherent in all forward-looking statements.

Due to the interdependencies and correlation of these macroeconomic factors, the impact of any one assumption on a forward-looking statement cannot be determined with certainty, particularly with respect to the impact of the Merger Transaction on us, expected EBITDA, earnings/(loss), earnings/(loss) per share, or estimated future dividends. The most relevant assumptions associated with forward-looking statements on announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labor and construction materials; the effects of inflation and foreign exchange rates on labor and material costs; the effects of interest rates on borrowing costs; the impact of weather and customer, government and regulatory approvals on construction and in-service schedules and cost recovery regimes.

Our forward-looking statements are subject to risks and uncertainties pertaining to the impact of the Merger Transaction, operating performance, regulatory parameters, dividend policy, project approval and support, renewals of rights of way, weather, economic and competitive conditions, public opinion, changes in tax laws and tax rates, changes in trade agreements, exchange rates, interest rates, commodity prices, political decisions and supply of and demand for commodities, including but not limited to those risks and uncertainties discussed in this Proxy Statement and in our other filings with Canadian and United States securities regulators. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and our future course of action depends on management’s assessment of all information available at the relevant time.

Enbridge Inc. 2018 Proxy Statement    4

Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statements made in this Proxy Statement or otherwise, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements, whether written or oral, attributable to us or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

Meeting information

Meeting date, time and location

May 9, 2018 at 1:30 p.m. (Mountain Daylight Time)

Kensington Room, Calgary Marriott Downtown Hotel

110-9th Avenue SE

Calgary, Alberta, Canada T2G 5A6

Delivery of Meeting materials

We are sending this Proxy Statement to the registered owners of Enbridge shares and indirectly to non-registered (beneficial) owners of Enbridge shares, including non-objecting beneficial owners, through their intermediaries. We will pay for an intermediary to deliver these materials and a voting instruction form to non-objecting beneficial owners. We are not using the Canadian “notice-and-access” provisions under National Instrument 54-101 – Communication with Beneficial Owners of Securities of A Reporting Issuer for the Meeting.

Meeting materials are expected to be mailed to shareholders on or about April 5, 2018.

Live audio webcast

We will be broadcasting a live audio webcast of our Meeting. Be sure to check our website closer to the Meeting date for details. We will also post a recording of the Meeting on our website after we hold it.

We need a quorum

We need a quorum to hold the Meeting and transact business. This means at least three persons holding, or representing by proxy, at least 25% of the total number of issued and outstanding Enbridge shares. If you submit a properly executed form of proxy or vote by telephone or the Internet, you will be considered part of the quorum.

Voting information

Please carefully read this section, as it contains important information regarding how to vote your Enbridge shares. Enbridge has sent or caused to be sent forms of proxy to our registered shareholders and voting instruction forms to our non-registered shareholders.

Who can attend the Meeting and vote

The Board has fixed March 12, 2018 as the record date for the purpose of determining shareholders entitled to receive the Notice of Meeting and to vote at the Meeting or any adjournment or postponement thereof, either in person or by proxy. Only holders of common shares at 5:00 p.m. (Eastern Daylight Time) on the record date are entitled to vote at the Meeting. Our authorized share capital consists of an unlimited number of common shares and an unlimited number of preference shares, issuable in series. Preference shares do not have voting rights. Each holder of common shares is entitled to one vote for each common share held.

You must be registered to be admitted to the Meeting

Registration will take place outside of the Kensington Room at the Calgary Marriott Downtown Hotel, Calgary, Alberta, Canada, beginning at 12:30 p.m. MDT, one hour before the Meeting begins. Registered shareholders who hold their shares in their own name in the form of a share certificate or through the direct registration system (“DRS”) on the records of the transfer agent in electronic form, will be required to register with our registrar and transfer agent, AST Trust Company (Canada). Beneficial shareholders who hold their shares through a broker, bank, trustee or nominee will be required to register with Broadridge Investor Communication Corporation. All shareholders should be prepared to present valid photo identification, such as a driver’s licence, passport or other government-issued identification. Cameras and recording devices will not be permitted in the Meeting. For the safety and security of all those in attendance, all bags are subject to search and you may be required to check your bag prior to being admitted into the Meeting.

Enbridge Inc. 2018 Proxy Statement    5

Who is soliciting my proxy?

Management of Enbridge is soliciting your proxies in connection with this Proxy Statement and the Meeting. The cost of this solicitation will be borne by the company. Proxies will be solicited by mail, in person, by telephone or by electronic communications. To encourage you to vote, Enbridge employees may contact you in person or by phone. We pay for the cost of soliciting your vote and our employees do not receive a commission or any other form of compensation for it.

Voting recommendations

The Board recommends that you vote:

•	FOR reappointing the auditors and authorizing the directors to set their remuneration;
•	FOR electing each of the nominated directors;
•	FOR the advisory vote to approve the compensation of our named executive officers (“say on pay”); and
•	FOR one (1) year for the advisory vote on the frequency of say on pay.

Voting by management proxyholders and exercise of discretion

If you appoint Al Monaco, our President & Chief Executive Officer, and Gregory L. Ebel, our Chair of the Board (the “Enbridge proxyholders”) to act and vote on your behalf at the Meeting, as provided in the enclosed form of proxy or voting instruction form, but do not indicate how you want to vote your common shares, the Enbridge proxyholders will vote as the Board of Directors recommends: FOR reappointing the auditors; FOR electing each of the nominated directors; FOR the advisory vote to approve the compensation of our named executive officers (“say on pay”); and FOR one (1) year for the advisory vote on the frequency of say on pay.

The enclosed form of proxy or voting instruction card also confers discretionary authority on the person or persons named to vote on any amendment or variation to the matters identified in the notice of Meeting and on any other matter properly coming before the Meeting. As at the date of this Proxy Statement, management is not aware of any such amendment, variation or other matter. If, however, any such amendment, variation or other matter properly comes before the Meeting, proxies will be voted at the discretion of the person or persons named on the enclosed form of proxy or voting instruction form. If you appoint a proxyholder other than the Enbridge proxyholders, please make them aware and ensure they will attend the Meeting for the vote to count.

How to vote

You can vote by proxy or you can attend the Meeting and vote your common shares in person.

Hold common shares as both a registered and non-registered shareholder?

If some of your common shares are registered in your name and some are held by your nominee, you will need to follow two sets of voting instructions. Please follow the instructions carefully. The voting process is different for registered and non-registered shareholders.

Registered shareholders

You are a registered shareholder if you hold your common shares in your name. You may hold your common shares in the form of a physical share certificate or through the DRS on the records of the registrar and transfer agent in electronic form. Registered shareholders have two ways to vote: by proxy; or by attending the Meeting and voting in person.

Voting by proxy

Voting by proxy is the easiest way to vote. It means you are giving someone else the authority to attend the Meeting and vote on your behalf (called your “proxyholder”).

Al Monaco, our President & Chief Executive Officer, and Gregory L. Ebel, our Chair of the Board, have agreed to act as the Enbridge proxyholders. Proxyholders must vote your common shares according to your instructions, including on any ballot that may be called. If there are changes to the items of business or new items properly come before the Meeting, a proxyholder can vote as he or she sees fit.

You can appoint someone else to be your proxyholder. This person does not need to be a shareholder. To do so, do not check the names of the Enbridge proxyholders on your proxy form. Instead, check the second box and print the name of the person you want to act on your behalf. If you appoint someone other than the Enbridge proxyholders, please make them aware and ensure they will attend the Meeting for the vote to count. Your proxyholder will need to register with our transfer agent, AST Trust Company (Canada), when they arrive at the Meeting.

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Registered shareholders who choose to vote by proxy can vote by e-mail, phone, mail or fax. Choose the method you prefer and then carefully follow the voting instructions on the enclosed proxy form. AST Trust Company (Canada) has informed us that Internet proxy voting will not be available.

Email	Complete, sign and date your proxy form and scan and e-mail both sides to proxyvote@astfinancial.com.
Phone	Call 1.888.489.7352 from a touch-tone phone and follow the instructions. You will need your 13-digit control number found on the proxy form.
Mail	Complete, sign and date your proxy form and return it in the business-reply envelope included in your package or in an envelope addressed to AST Trust Company (Canada), Attn: Proxy Department, P.O. Box 721, Agincourt, Ontario Canada M1S 0A1.
Fax	Complete, sign and date your proxy form and fax both sides to 1.866.781.3111 (toll free in North America) or 1.416.368.2502 (from outside North America).

AST Trust Company (Canada) must receive your instructions by 1:30 p.m. MDT on May 7, 2018 regardless of the voting method you choose. If the Meeting is postponed or adjourned, your instructions must be received not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of Alberta) prior to the time the Meeting is reconvened. The time limit for the deposit of proxies may be waived or extended by the chair of the Meeting at his or her discretion without notice.

Voting in person

If you are a registered shareholder and want to attend the Meeting and vote in person, do not complete or return the enclosed proxy form. When you arrive at the Meeting, please let our representatives know you are a registered shareholder and they will direct you to the AST Trust Company (Canada) table to register. If you appoint a proxyholder that is not an Enbridge proxyholder, please make them aware and ensure they will attend the Meeting for the vote to count.

Changing or revoking your vote

If you are a registered shareholder, you can change a vote you made by proxy by voting again by any of the means described above. Your new instructions will revoke your earlier instructions.

In addition to any other manner permitted by law, if you are a registered shareholder and you voted by proxy, you can revoke your voting instructions as set out below.

You can revoke a vote you made by proxy by:

•	sending us notice in writing (from you or a person authorized to sign on your behalf). We must receive it by 5 p.m. MDT on May 8, 2018, or by 5 p.m. MDT on the business day before the Meeting is reconvened if it was postponed or adjourned. Send your notice to the Corporate Secretary, Enbridge Inc., 200, 425 - 1st Street S.W., Calgary, Alberta T2P 3L8 Fax: 1.403.231.5929;
•	giving your notice to the chair of the Meeting before the start of the Meeting. If you give the chair of the Meeting your notice after the Meeting has started, your revocation will apply only to the items of business that haven’t already been voted on; or
•	in any other manner permitted by law.

If your common shares are owned by a corporation, your notice must be under a corporate seal or issued by an authorized officer of the corporation or its attorney.

Registered shareholder voting question?

If you are a registered shareholder, contact our transfer agent, AST Trust Company (Canada), at 1.800.821.2794 (toll free in North America) or 1.416.682.3860 (outside North America), for any voting questions.

Non-registered shareholders

You are a non-registered (or “beneficial”) shareholder if your bank, trust company, securities broker, trustee or other financial institution (your “nominee”) holds your common shares for you in a nominee account. This means you do not have a physical share certificate and do not hold through the DRS on the records of the AST Trust Company (Canada) in electronic form, but instead your common shares are recorded on the nominee’s electronic system.

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Beneficial shareholders have two ways to vote: by voting instructions; or by attending the Meeting and voting in person.

Voting by voting instructions

Only proxies deposited by registered shareholders can be recognized and acted upon at the Meeting.

If you are a beneficial shareholder, your nominee is considered to be the registered shareholder and you will need to follow the voting instructions provided by your nominee to ensure your Enbridge shares are voted in the manner you wish.

Each nominee has its own instructions, but you can generally vote online, by phone, mail or fax. Carefully follow the instructions on the voting information form in the package sent to you by your nominee. Your nominee needs enough time to receive your instructions and then send them to AST Trust Company (Canada), and so it is important to complete the form promptly.

Without specific instructions, Canadian brokers and their agents or nominees are prohibited from voting common shares for the broker’s client. Without specific instructions, U.S. brokers and their agents or nominees are prohibited from voting common shares for the broker’s client with respect to “non-routine” matters, including the non-binding advisory vote to approve compensation of NEOs (as defined below), the non-binding advisory vote on frequency of say-on-pay votes and on the election of directors, but may vote such common shares with respect to “routine” matters, including the appointment of an auditor. When a broker is unable to vote on a proposal because it is non-routine and the owner of the common shares does not provide voting instructions, a “broker non-vote” occurs. Broker non-votes have no effect on the vote on such a proposal because they are not considered present and entitled to vote.

Voting in person

Voting in person gives you the opportunity to meet face-to-face with our management and interact with our Board.

If you are a beneficial shareholder and you want to attend the Meeting and vote in person, your nominee needs to appoint you as proxyholder. We do not have a record of the number of common shares you own or how many votes they represent because your common shares are held in a nominee account and are not registered in your name. Refer to the voting instruction form you received from your nominee and carefully follow the instructions provided. Do not indicate your voting instructions. When you arrive at the Meeting, please let our representatives know you are a beneficial shareholder and they will direct you to the Broadridge Investor Communication Corporation table to register.

Changing or revoking your vote

If you are a beneficial shareholder, contact your nominee to find out how to change or revoke your vote and the timing requirements, or for other voting questions.

Beneficial shareholder voting question?

If you are a beneficial shareholder, contact your nominee for any voting questions.

Voting deadline

To be effective, your proxy must be received by 1:30 p.m. MDT on May 7, 2018 regardless of the voting method you choose. If the Meeting is postponed or adjourned, your instructions must be received not later than 48 hours (excluding, Saturdays, Sundays and statutory holidays in the Province of Alberta) prior to the time the Meeting is reconvened. The time limit for the deposit of proxies may be waived or extended by the chair of the Meeting at his or her discretion without notice.

The company reminds shareholders that only the most recently dated voting instructions will be counted and any prior dated instructions will be disregarded.

Employee savings plan voting information

If you participate in the Enbridge Employees’ Savings Plan or the legacy Spectra Energy Corp (“Spectra Energy”) employee savings and/or retirement plans and have purchased Enbridge shares under these plans, you have the right to provide voting directions through the use of a voting instruction form. Plan participants will receive this Proxy Statement together with a voting instruction form. Enbridge shares held by plan participants will be voted in accordance with the instructions received from the plan participant. If you elect not to provide voting directions to the applicable plan trustee, the Enbridge shares that you beneficially own under the plan will not be voted.

If you participate in the Enbridge Employee Services, Inc. Employees’ Savings Plan or the St. Lawrence Gas Company Ltd. Employees’ Savings Plan, you have the right to provide voting directions to the applicable plan trustee

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for those Enbridge shares that are allocated to your plan account. If you elect not to provide voting directions to the applicable plan trustee, the Enbridge shares that you beneficially own under the plan will not be voted.

If you participate in the Spectra Energy Retirement Savings Plan, you have the right to provide voting directions to the plan trustee for those Enbridge shares that are allocated to your plan account. Plan participant proxies are treated confidentially. If you elect not to provide voting directions to the plan trustee, the plan trustee will vote the Enbridge shares allocated to your plan account in the same proportion as those Enbridge shares for which the plan trustee has received voting directions from other plan participants, unless the independent fiduciary for the plan’s company stock fund determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974.

Because the voting instructions from plan participants must be processed so that the trustees can vote before proxy cut-off on May 7, 2018, plan participants will have an earlier voting deadline than May 7, 2018. Please refer to your voting instruction form for details of the cut-off applicable to each plan.

How will votes be tabulated

Proxies will be counted and tabulated by the company’s registrar and transfer agent, AST Trust Company (Canada). Proxies will be submitted to management where they contain comments clearly intended for management or to meet legal requirements.

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Business of the Meeting

There are six items of business:

1. Financial statements

Our audited consolidated financial statements for the year ended December 31, 2017 and the report of the auditors thereon will be provided before the Meeting. You can view or download a copy of our 2017 annual report from our website (www.enbridge.com) if you did not receive a copy with this package, or you can request a copy from our Investor Relations department using the contact information noted above. The annual report is also available at www.sedar.com.

2. Appointing our auditor

PricewaterhouseCoopers LLP (“PwC”) was last appointed as our auditor at our last annual meeting of shareholders, held on May 11, 2017. If PwC is reappointed, they will serve as our auditor until the end of the next annual meeting of shareholders. PwC (formerly Price Waterhouse) have been our auditors since 1992 and have been the auditors for Enbridge Pipelines Inc., our subsidiary, since 1949. Representatives from PwC are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.

The Board, on the recommendation of the Audit, Finance & Risk Committee, proposes that PwC be reappointed as auditor and recommends that you vote for the reappointment of PwC as our auditor. You may vote for or against the reappointment of our auditors or withhold your vote.

PwC is a participating audit firm with the Canadian Public Accountability Board, as required under the Canadian Securities Administrators’ (“CSA”) National Instrument 52-108 – Auditor Oversight.

Auditor independence

Auditor independence is essential to the integrity of our financial statements and PwC has confirmed its status as independent within the meaning of the Canadian and US securities rules.

We are subject to Canadian securities regulations (National Instrument 52-110 – Audit Committees (“NI 52-110”) and National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”)), the US Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the accounting and corporate governance rules adopted by the SEC under Sarbanes-Oxley, which specify certain services that external auditors cannot provide.

We comply with these Canadian and US rules. We believe, however, that some non-audit services, like tax compliance, can be delivered more efficiently and economically by our external auditors. To maintain auditor independence, our Audit, Finance & Risk Committee must pre-approve all audit and non-audit services. It is also responsible for overseeing the audit work performed by PwC.

The Audit, Finance & Risk Committee reviews our external auditors’ qualifications and independence once per year. Their review includes formal written statements that describe any relationships between the auditors, their affiliates and Enbridge that could affect the auditors’ independence and objectivity.

Pre-approval policies and procedures

The Audit, Finance & Risk Committee has adopted a policy that requires pre approval by the Audit, Finance & Risk Committee of any services to be provided by the company’s external auditors, PwC, whether audit or non-audit services. The policy prohibits the company from engaging the auditors to provide the following non-audit services:

•	bookkeeping or other services related to accounting records and financial statements;
•	financial information systems design and implementation;
•	appraisal or valuation services, fairness opinions or contribution in kind reports;
•	actuarial services;
•	internal audit outsourcing services;
•	management functions or human resources;
•	broker or dealer, investment adviser or investment banking services;
•	legal services; and
•	expert services unrelated to the audit.

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The Audit, Finance & Risk Committee believes that the policy will protect the company from the potential loss of independence of the external auditors. The Audit, Finance & Risk Committee has also adopted a policy which prohibits the company from hiring (as a full time employee, contractor or otherwise) into a financial reporting oversight role any current or former employee or partner of its external auditor who provided audit, review or attest service in respect of the company’s financial statements (including such financial statements of its reporting issuer subsidiaries and significant investees) during the 12 month period preceding the date of the initiation of the current annual audit. The policy further prohibits the hiring of a former partner of the company’s external auditor who receives pension benefits from the firm, unless such pension benefits are of a fixed amount, not dependent upon firm earnings and fully funded. In all cases, the hiring of any partner or employee or former partner or employee of the independent auditor is subject to joint approval by the lead engagement partner and the company’s Vice President and Chief Accounting Officer.

External auditor services - fees

The following table sets forth all services rendered by the company’s auditors, PwC, by category, together with the corresponding fees (rounded to the nearest hundred dollars) billed by the auditors for each category of service for the financial years ended December 31, 2017 and 2016.

	2017 (C$)	2016 (C$)	Description of fee category
Audit fees	16,323,000	14,856,500	Represents the aggregate fees for audit services.
Audit-related fees	3,682,700	1,457,600	Represents the aggregate fees for assurance and related services by the company’s auditors that are reasonably related to the performance of the audit or review of the company’s financial statements and are not included under “Audit fees”. During fiscal 2017 and 2016, the services provided in this category included due diligence related to prospectus offerings, purchase price allocations and other items.
Tax fees	3,075,000	1,771,300	Represents the aggregate fees for professional services rendered by the company’s auditors for tax compliance, tax advice and tax planning.
All other fees	174,000	376,200	Represents the aggregate fees for products and services provided by the company’s auditors other than those services reported under “Audit fees”, “Audit-related fees” and “Tax fees”. During fiscal 2017 and 2016, these fees include those related to Canadian Public Accountability Board fees, French translation work and process reviews.
Total fees	23,254,700	18,461,600

You can find information about the roles and responsibilities of the Audit, Finance & Risk Committee beginning on page 40 of this Proxy Statement.

The Board unanimously recommends that shareholders vote FOR the reappointment of PricewaterhouseCoopers LLP as auditor of Enbridge, to hold office until the close of the next annual meeting of shareholders at such remuneration as shall be fixed by the Board of Directors.

Vote required for approval:

The appointment of PwC as Enbridge’s auditor requires an affirmative vote of the majority of the votes duly cast at the Meeting.

3. Electing our directors

Shareholders elect directors to the Board for a term of one year, until the end of the next annual meeting. The Board has fixed the number of directors to be elected at the Meeting at 12, and 12 of our 13 incumbent directors are nominated for re-election to the Board at the Meeting. Rebecca B. Roberts has chosen not to stand for re-election and will retire at the end of the Meeting.

All of the directors standing for re-election are independent, except for Al Monaco, our President & Chief Executive Officer, and Gregory L. Ebel, our non-executive Chair of the Board and the former Chairman, President and Chief Executive Officer of Spectra Energy. There is no family relationship between any of the nominated directors or executive officers.

You may vote for all 12 of the nominated directors, vote for some and withhold your vote for others, or withhold your votes for all of them. Unless you instruct otherwise, the Enbridge proxyholders will vote for electing each of the nominated directors.

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As at the date of this Proxy Statement, the company has received no notice of any other proposed director nominees. Any such nominations would need to be made in accordance with our By-law No. 2. See “Advance Notice By-law” on page 31 of this Proxy Statement for details.

The Board unanimously recommends that shareholders vote FOR the election of each of the nominees set forth below, to hold office until the close of the next annual meeting of shareholders or until their respective successors have been elected.

Vote required for approval:

The 12 nominees receiving the highest number of FOR votes duly cast at the Meeting will be elected to the Board.

Majority voting policy

Enbridge’s Corporate Governance Principles and Guidelines contain our majority voting policy. Any nominee for director in an uncontested election who receives more withheld votes than for votes (i.e., the nominee is not elected by at least a majority of 50% + 1 vote), will immediately tender their resignation and will not participate in any meeting of the Board or any committee thereof at which the resignation is considered. The Board, on the recommendation of the Governance Committee, will determine whether or not to accept the resignation within 90 days after the date of the meeting, and will accept the resignation absent exceptional circumstances. Enbridge will promptly issue a news release with the Board’s decision, a copy of which will be provided to the Toronto Stock Exchange, and if the Board determines not to accept a resignation, the news release will state the reasons for that decision. The director’s resignation will be effective when accepted by the Board. If the Board accepts the director’s resignation, it can appoint a new director to fill the vacancy. Enbridge’s Corporate Governance Principles and Guidelines are available on our website (www.enbridge.com).

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Nominees for election to the Board

Director profiles

The profiles that follow provide information about the nominated directors, including their backgrounds, experience, current directorships, securities held and the Board committees they sit on. Additional information regarding skills and experience of our directors can be found beginning on page 24.

Pamela L. Carter Age 68 Franklin, Tennessee, USA Independent Director since February 27, 2017 Latest date of retirement May 2025 2017 annual meeting votes in favor: 99.57%

Ms. Carter was the Vice President of Cummins Inc. and President of Cummins Distribution Business, a division of Cummins Inc., a designer, manufacturer and marketer of diesel engines and related components and power systems, from 2008 until her retirement in 2015. Ms. Carter joined Cummins Inc. in 1997 as Vice President – General Counsel and held various management positions within Cummins. Prior to joining Cummins Inc., Ms. Carter served in the private practice of law and in various capacities with the State of Indiana, including Parliamentarian in the Indiana House of Representatives, Deputy Chief-of-Staff to governor Evan Bayh, Executive Assistant for Health Policy & Human Services and Securities Enforcement Attorney for the Office of the Secretary of State. She served as the Attorney General for the State of Indiana from 1993 to 1997 and was the first African-American woman to be elected state attorney general in the U.S.A. Ms. Carter holds a BA (bachelor of Arts) from the University of Detroit, MSW (Master of Social Work) from the University of Michigan, J.D. (Doctor of Jurisprudence) from McKinney School of Law, Indiana University, Public Administration from Harvard Kennedy School.

	Enbridge Board/Board committee memberships				2017 meeting attendance[1]
	Board of Directors[2]			7 out of 7	100%
	Corporate Social Responsibility[2]			3 out of 3	100%
	Governance[2]			3 out of 3	100%
	Safety & Reliability[2]			3 out of 3	100%
	Total			3 out of 3	100%
	Enbridge securities held[3]
	Year	Enbridge shares	DSUs[4]	Total market value of Enbridge shares & DSUs[5]	Minimum required[6]
	2018	39,729	2,564	US$1,415,645	US$742,500
	Other board/board committee memberships[7]
	Public[7]
	CSX Corporation (public transportation company)			Director Member of the governance committee and public affairs committee
	Hewlett Packard Enterprise Company (public technology company)			Director Member of the audit committee and the human resources and compensation committee
	Broadridge Financial Solutions, Inc. (public financial services company)			Director Member of the audit committee

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Clarence P. Cazalot, Jr. Age 67 Houston, Texas, USA Independent Director since February 27, 2017 Latest date of retirement May 2026 2017 annual meeting votes in favor: 98.36%

Mr. Cazalot is the retired Executive Chairman, President and Chief Executive Officer of Marathon Oil Corporation (Marathon) (public exploration and production company). He was Executive Chairman of Marathon from August 2013 to December 2013; Chairman from 2011 to 2013; and President, Chief Executive Officer and director from 2002 to August 2013. From 2000 to 2001, he served as Vice Chairman of USX Corporation and President of Marathon. Mr. Cazalot held various executive positions with Texaco Inc. from 1972 to 2000. He is a member of the Advisory Board of the James A. Baker III Institute for Public Policy, the Board of Visitors of the University of Texas M.D. Anderson Cancer Center, the Memorial Hermann Health Systems Board and the LSU Foundation. Mr. Cazalot holds a BS (Bachelor of Science in Geology) from Louisiana State University, Baton Rouge, an honorary PhD (Doctor of Philosophy, Humane Letters) from Louisiana State University and an honorary PhD (Doctor of Philosophy, Engineering) from Colorado School of Mines.

	Enbridge Board/Board committee memberships			2017 meeting attendance[1]
	Board of Directors[8]			7 out of 7		100%
	Audit, Finance & Risk[8]			4 out of 4		100%
	Human Resources & Compensation[8]			5 out of 5		100%
	Total			16 out of 16		100%
	Enbridge securities held[3]
	Year	Enbridge shares	DSUs[4]	Total market value of Enbridge shares & DSUs[5]	Minimum required[6]
	2018	12,929	2,564	US$518,587	US$	742,500
	Other board/board committee memberships[7]
	Public[7]
	Baker Hughes Incorporated (public supplier of oilfield services and products)			Director Member of the governance committee
	Not-for-profit [7]
	University of Texas M.D. Anderson Cancer Center			Member of the board of visitors
	Rice University’s Baker Institute for Public Policy			Member of the advisory board
	LSU Foundation			Chairperson-elect and director
	Memorial Hermann Health Systems			Director and chair, finance committee

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Marcel R. Coutu Age 64 Calgary, Alberta, Canada Independent Director since July 28, 2014 Latest date of retirement May 2029 2017 annual meeting votes in favor: 97.48%

Mr. Coutu was the Chairman of Syncrude Canada Ltd. (integrated oil sands project) from 2003 to 2014 and was the President and Chief Executive Officer of Canadian Oil Sands Limited from 2001 until January 2014. From 1999 to 2001, he was Senior Vice President and Chief Financial Officer of Gulf Canada Resources Limited. Prior to 1999, Mr. Coutu held various executive positions with TransCanada PipeLines Limited and various positions in the areas of corporate finance, investment banking and mining and oil and gas exploration and development. Mr. Coutu holds an HBSc (Bachelor of Science, Honours Earth Science) and an MBA (Master of Business Administration) from the University of Western Ontario.

	Enbridge Board/Board committee memberships				2017 meeting attendance[1]
	Board of Directors				9 out of 9		100%
	Audit, Finance & Risk				5 out of 5		100%
	Governance[9]				3 out of 3		100%
	Human Resources & Compensation				9 out of 9		100%
	Total				26 out of 26		100%
	Enbridge securities held[3]
	Year	Enbridge shares	DSUs	[4]	Total market value of Enbridge shares and DSUs	[5]	Minimum required	[6]
	2018	29,400	11,177		US$1,358,206		US$742,500
	Other board/board committee memberships[7]
	Public[7]
	Brookfield Asset Management Inc. (public global asset management company)				Director Member, audit committee and management, resources and compensation committee
	Power Corporation of Canada (public international management and holding company)				Director Member, audit committee and compensation committee
	The Great-West Lifeco Inc. (public international financial services holding company that is an indirect subsidiary of Power Corporation of Canada)				Director Member, executive committee, governance and nominating committee, human resources committee, investment committee and risk committee
	IGM Financial Inc. (public personal financial services company that is an indirect subsidiary of Power Corporation of Canada)				Director Member, executive committee, investment committee and human resources committee
	Not-for-profit[7]
	Calgary Exhibition and Stampede Board				Director

Gregory L. Ebel Age 53 Houston, Texas, USA Not Independent Director since February 27, 2017 Latest date of retirement May 2032 2017 annual meeting votes in favor: 97.70%

Mr. Ebel served as Chairman, President and CEO of Spectra Energy from January 1, 2009 to February 27, 2017 at which time he became a Director of Enbridge and Chair of the Enbridge Board. Prior to that time, Mr. Ebel served as Spectra Energy’s Group Executive and Chief Financial Officer beginning in January 2007. He served as President of Union Gas Limited from January 2005 until January 2007, and Vice President, Investor & Shareholder Relations of Duke Energy Corporation from November 2002 until January 2005. Mr. Ebel joined Duke Energy in March 2002 as Managing Director of Mergers and Acquisitions in connection with Duke Energy’s acquisition of Westcoast Energy Inc. Mr. Ebel holds a BA (Bachelor of Arts, Honours) from York University.

	Enbridge Board/Board committee memberships[10]					2017 meeting attendance[1]
	Board of Directors[11]					7 out of 7		100%
	Total					—		—
	Enbridge securities held[3]
	Year	Enbridge shares	DSUs	Stock Options	[12]	Total market value of Enbridge shares (excluding stock options	)[5]	Minimum required
	2018	628,286	5,402	405,408		US$21,211,004		US$742,500
	Other board/board committee memberships[7]
	Public[7]
	The Mosaic Company (public producer and marketer of concentrated phosphate and potash)					Director Member, audit committee Chair, corporate governance and nominating committee

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J. Herb England Age 71 Naples, Florida, USA Independent Director since January 1, 2007 Latest date of retirement May 2022 2017 annual meeting votes in favor: 98.50%

Mr. England has been Chair & Chief Executive Officer of Stahlman-England Irrigation Inc. (contracting company) in southwest Florida since 2000. From 1993 to 1997, Mr. England was the Chair, President & Chief Executive Officer of Sweet Ripe Drinks Ltd. (fruit beverage manufacturing company). Prior to 1993, Mr. England held various executive positions with John Labatt Limited (brewing company) and its operating companies, including the position of Chief Executive Officer of Labatt Brewing Company – Prairie Region (brewing company), Catelli Inc. (food manufacturing company) and Johanna Dairies Inc. (dairy company). In 1993, Mr. England retired as Senior Vice President, Finance and Corporate Development & Chief Financial Officer of John Labatt Limited. Mr. England holds a BA (Bachelor of Arts) from the Royal Military College of Canada and an MBA (Master of Business Administration) from York University. He also has a CA (Chartered Accountant) designation.

	Enbridge Board/Board committee memberships			2017 meeting attendance[1]
	Board of Directors			9 out of 9	100%
	Audit, Finance & Risk (chair)			5 out of 5	100%
	Total			14 out of 14	100%
	Enbridge securities held[3]
	Year	Enbridge shares	DSUs[4]	Total market value of Enbridge shares and DSUs[5]	Minimum required[6]
	2018	17,493	63,633	US$2,715,475	US$742,500
	Other board/board committee memberships[7]
	Public[7]

Enbridge Energy Management, L.L.C.

(public management company that manages the business of Enbridge Energy Partners, L.P.(EEP), a public master limited partnership in which Enbridge holds an interest; Enbridge indirectly holds 100% of the unlisted voting shares)

				Director Chair, audit, finance & risk committee
	FuelCell Energy, Inc. (public fuel cell company in which Enbridge holds a small interest)			Director Member, audit & finance committee Chair, compensation committee and nominating and governance committee
	Private[7]
	Enbridge Energy Company, Inc. (private company that is an indirect, wholly-owned subsidiary of Enbridge and general partner of EEP)			Director Chair, audit committee
	Stahlman-England Irrigation Inc. (private contracting company)			Chair, board of directors Chief executive officer
	USA Grading Inc. (private excavating and grading and underground utilities company)			Director

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Charles W. Fischer Age 67 Calgary, Alberta, Canada Independent Director since July 28, 2009 Latest date of retirement May 2025 2017 annual meeting votes in favor: 99.57%

Mr. Fischer was the President & Chief Executive Officer of Nexen Inc. (oil and gas company) from 2001 to 2008. From 1994 to 2001, Mr. Fischer held various executive positions within Nexen Inc., including the positions of Executive Vice President & Chief Operating Officer in which he was responsible for all Nexen’s conventional oil and gas business in Western Canada, the US Gulf Coast and all international locations, as well as oil sands, marketing and information systems activities worldwide. Prior thereto, Mr. Fischer held positions with Dome Petroleum Ltd. (oil and gas company), Hudson’s Bay Oil & Gas Ltd. (oil and gas company), Bow Valley Industries Ltd. (oil and gas company), Sproule Associates Ltd. (petroleum consulting firm) and Encor Energy Ltd. (oil and gas company). Mr. Fischer holds a BSc (Bachelor of Science in Chemical Engineering) and an MBA (Master of Business Administration), both from the University of Calgary.

	Enbridge Board/Board committee memberships				2017 meeting attendance[1]
	Board of Directors				9 out of 9		100%
	Audit, Finance & Risk				5 out of 5		100%
	Corporate Social Responsibility[13]				3 out of 3		100%
	Safety & Reliability (chair)				4 out of 4		100%
	Total				21 out of 21		100%
	Enbridge securities held[3]
	Year	Enbridge shares	DSUs	[4]	Total market value of Enbridge shares and DSUs	[5]	Minimum required	[6]
	2018	11,250	29,109		US$1,350,909		US$742,500
	Other public board/board committee memberships[7]
	–

V. Maureen Kempston Darkes

Age 69

Toronto, Ontario, Canada

Lauderdale-by-the-Sea, Florida, USA

Independent

Director since

November 2, 2010

Latest date of retirement

May 2024

2017 annual meeting votes in favor: 96.16%

Ms. Kempston Darkes is the retired Group Vice President and President Latin America, Africa and Middle East, General Motors Corporation (automotive corporation and vehicle manufacturer). From 1994 to 2001, she was the President and General Manager of General Motors of Canada Limited and Vice President of General Motors Corporation. Ms. Kempston Darkes holds a BA (Bachelor of Arts) and an LLB (Bachelor of Laws), both from the University of Toronto.

Enbridge Board/Board committee memberships			2017 meeting attendance[1]
Board of Directors			9 out of 9		100%
Corporate Social Responsibility (chair)			4 out of 4		100%
Human Resources & Compensation			9 out of 9		100%
Safety & Reliability			4 out of 4		100%
Total			26 out of 26		100%
Enbridge securities held[3]
Year	Enbridge shares	DSUs[4]	Total market value of Enbridge shares and DSUs[5]	Minimum required[6]
2018	21,366	25,467	US$1,567,609	US$	742,500
Other board/board committee memberships[7],14
Public[7]
Brookfield Asset Management Inc. (public global asset management company)			Director Chair, risk management committee Member, management resources and compensation committee
Canadian National Railway Company (public railway company)			Director Chair, environment, safety & security committee Member, audit committee, corporate governance and nominating committee, finance committee and strategic planning committee
Schlumberger Limited (public supplier of technology, integrated project management and information solutions in oil and gas industry)			Director Chair, audit committee Member, finance committee

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Michael McShane Age 63 Kingwood, Texas, USA Independent Director since February 27, 2017 Latest date of retirement May 2029 2017 annual meeting votes in favor: 99.45%

Mr. McShane served as a director and as President and Chief Executive Officer of Grant Prideco, Inc. (supplier of drill pipe and drill stem accessories) from June 2002 and assumed the role of Chairman of the Board of Grant Prideco beginning in May 2004. Mr. McShane retired from Grant Prideco following its acquisition by National Oilwell Varco, Inc. in April 2008. Prior to joining Grant Prideco, Mr. McShane was Senior Vice President-Finance and Chief Financial Officer and director of BJ Services Company LLC beginning in 1990. Mr. McShane serves as an Advisor to Advent International Corporation, a global private equity firm. Mr. McShane also serves as an advisor to TPH Asset Management, LLC. Mr. McShane holds a BBA (Bachelor of Business Administration) from the University of Texas and has a Chartered Professional Accountant designation.

	Enbridge Board/Board committee memberships			2017 meeting attendance[1]
	Board of Directors[15]			7 out of 7		100%
	Audit, Finance & Risk[15]			4 out of 4		100%
	Safety & Reliability[15]			3 out of 3		100%
	Total			14 out of 14		100%
	Enbridge securities held[3]
	Year	Enbridge shares	DSUs[4]	Total market value of Enbridge shares & DSUs[5]	Minimum required[6]
	2018	32,068	2,564	US$1,159,213	US$	742,500
	Other board/board committee memberships[7]
	Public[7]
	Superior Energy Services, Inc. (public oilfield services company)			Director Member of the audit committee and the compensation committee
	Oasis Petroleum, Inc. (public oil and natural gas exploration and production company)			Lead Director Chair of the audit committee and member of the compensation committee
	Forum Energy Technologies (public oilfield products company)			Lead Director Member, compensation committee
	NCS Multistage Holdings, Inc. (public technology and services company)			Chairman of the Board Member, compensation, nominating and corporate governance committee

Al Monaco Age 58 Calgary, Alberta, Canada Not Independent Director since February 27, 2012 Latest date of retirement May 2027 2017 annual meeting votes in favor: 96.65%

Mr. Monaco joined Enbridge in 1995 and has held increasingly senior positions. He has been President & Chief Executive Officer of Enbridge since October 1, 2012 and has served as President of Enbridge since February 27, 2012. Mr. Monaco holds an MBA (Master of Business Administration) from the University of Calgary and has a Chartered Professional Accountant designation.

	Enbridge Board/Board committee memberships[16]			2017 meeting attendance[1]
	Board of Directors			9 out of 9	100%
Enbridge securities held[3]
	Year	Enbridge shares	Stock Options	Total market value of Enbridge shares (excluding stock options)[5]	Minimum required[17]
	2018	504,907	3,786,380	US$16,900,406	–
Other board/board committee memberships[7]
Private[7]

DCP Midstream, LLC

(a private 50/50 joint venture between Spectra Energy and Phillips 66 and the general partner of DCP Midstream GP, LLC, the general partner of DCP Midstream GP, LP, the general partner of DCP Midstream Partners, LP, a midstream master limited partnership with public unitholders)

Director Member, human resources and compensation committee
Not-for-profit[7]
	American Petroleum Institute (not-for-profit trade association)			Director
	C.D. Howe Institute (not-for-profit public policy institute)			Director
	Business Council of Canada (not-for-profit, non-partisan organization composed of CEOs of Canada’s leading enterprises)			Member

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Michael E.J. Phelps Age 70 West Vancouver, BC, Canada Independent Director since February 27, 2017 Latest date of retirement May 2023 2017 annual meeting votes in favor: 98.29%

Mr. Phelps is Chairman and founder of Dornoch Capital Inc., a private investment company. From January 1988 to 2002, he served as President and Chief Executive Officer, and subsequently as Chairman and Chief Executive Officer, of Westcoast Energy Inc., based in Vancouver, B.C. In 2001, Mr. Phelps was appointed as an Officer to the Order of Canada. In 2003, the Canadian government appointed Mr. Phelps as Chairman of the Wise Persons’ Committee, a panel developed to review Canada’s system of securities regulation. Mr. Phelps holds a BA (Bachelor of Arts) and LLB (Bachelor of Laws) from the University of Manitoba and an LLM (Master of Laws) from the London School of Economics.

	Enbridge Board/Board committee memberships				2017 meeting attendance[1]
	Board of Directors[18]			6 out of 7	86%
	Corporate Social Responsibility[18]			3 out of 3	100%
	Governance[18]			3 out of 3	100%
	Human Resources & Compensation[18]			5 out of 5	100%
	Total			17 out of 18	94%
	Enbridge securities held[3]
	Year	Enbridge shares	DSUs[4]	Total market value of Enbridge shares & DSUs[5]	Minimum required[6]
	2018	55,645	995	US$1,895,872	US$742,500
	Other board/board committee memberships[7]
	Public[7]
	Marathon Oil Corporation (public exploration and production company)			Director Member, audit and finance committee and corporate governance and nominating committee Chair, health, environmental, safety and corporate responsibility committee

Dan C. Tutcher Age 69 Houston, Texas, USA Independent Director since May 3, 2006 Latest date of retirement May 2024 2017 annual meeting votes in favor: 98.29%

Mr. Tutcher has been President, Chief Executive Officer & Chair of the Board of Trustees of Center Coast MLP & Infrastructure Fund since 2013. Since its inception in 2007, Mr. Tutcher has also been a Principal in Center Coast Capital Advisors L.P. (investment adviser). He was the Group Vice President, Transportation South of Enbridge, as well as President of Enbridge Energy Company, Inc. (general partner of Enbridge Energy Partners, L.P. and an indirect, wholly-owned subsidiary of Enbridge) and Enbridge Energy Management, L.L.C. (public management company in which Enbridge holds 100% of the unlisted voting shares) from May 2001 until retirement on May 1, 2006. From 1992 to May 2001, he was the Chair of the Board of directors, President & Chief Executive Officer of Midcoast Energy Resources, Inc. Mr. Tutcher holds a BBA (Bachelor of Business Administration) from Washburn University.

	Enbridge Board/Board committee memberships				2017 meeting attendance[1]
	Board of Directors			9 out of 9	100%
	Corporate Social Responsibility			4 out of 4	100%
	Governance (chair)			4 out of 4	100%
	Safety & Reliability			4 out of 4	100%
	Total			21 out of 21	100%
	Enbridge securities held[3]
	Year	Enbridge shares	DSUs[4]	Total market value of Enbridge shares & DSUs[5]	Minimum required[6]
	2018	643,342	92,302	US$24,623,707	US$742,500
	Other board/board committee memberships[7]
	Public[7]
	–

Enbridge Inc. 2018 Proxy Statement    19

Catherine L. Williams Age 67 Calgary, Alberta, Canada Independent Director since November 1, 2007 Latest date of retirement May 2026 2017 annual meeting votes in favor: 98.37%

Ms. Williams was the Chief Financial Officer for Shell Canada Limited (oil and gas company) from 2003 to 2007. Prior thereto, she held various positions with Shell Canada Limited, Shell Europe Oil Products, Shell Canada Oil Products and Shell International (oil and gas companies) from 1984 to 2003. Ms. Williams holds a BA (Bachelor of Arts) from the University of Western Ontario and an MBA (Master of Business Administration, Finance) from Queen’s School of Business (now Smith School of Business at Queen’s University).

	Enbridge Board/Board committee memberships			2017 meeting attendance[1]
	Board of Directors			8 out of 9		89%
	Audit, Finance & Risk			5 out of 5		100%
	Human Resources & Compensation (chair)			9 out of 9		100%
	Total			22 out of 23		96%
	Enbridge securities held[3]
	Year	Enbridge shares	DSUs[4]	Total market value of Enbridge shares & DSUs[5]	Minimum required[6]
	2018	47,106	37,892	US$2,845,080	US$	742,500
	Other board/board committee memberships[7]
	Public[7]
	Vermilion Energy Inc. (public oil and gas company)			Director Chair, audit committee Member, governance and human resources committee

1.	Percentages are rounded to the nearest whole number.
2.	Ms. Carter was appointed to the Board and to the Corporate Social Responsibility Committee, the Governance Committee and the Safety & Reliability Committee effective February 27, 2017.
3.	Information about beneficial ownership and about securities controlled or directed by our proposed directors is provided by the nominees and is as at March 12, 2018. For information on ownership of Enbridge subsidiaries, please refer to “Security ownership of certain beneficial owners and management” on page 55.
4.	DSUs refer to deferred share units and are defined on page 50 of this Proxy Statement.
5.	Total market value = number of common shares or deferred share units × closing price of Enbridge shares on the Toronto Stock Exchange (“TSX”) of C$41.94 on March 12, 2018. Amounts are converted to US$ using C$1 = US$0.7981, the published WM/Reuters 4 pm London exchange rate for December 29, 2017, and then rounded to the nearest dollar.
6.	Directors must hold at least three times their annual Board retainer in DSUs or Enbridge shares within five years of becoming a director on our Board. All director nominees meet or exceed this requirement, other than Mr. Cazalot, who has until February 27, 2022 to meet this requirement.
7.	Public means a corporation or trust that is a reporting issuer in Canada, a registrant in the US, or both, and that has publicly listed equity securities.

Private means a corporation or trust that is not a reporting issuer or registrant.

Not-for-profit means a corporation, society or other entity organized for a charitable, civil or other social purpose which does not generate profits for its members.

8.	Mr. Cazalot was appointed to the Board and to the Audit, Finance & Risk Committee and the Human Resources & Compensation Committee effective February 27, 2017.
9.	Mr. Coutu was appointed to the Governance Committee effective February 27, 2017.
10.	Mr. Ebel is not a member of any Board committee, but as Chair of the Board, he attends and participates in most of their meetings.
11.	Mr. Ebel was appointed to the Board and Chair of the Board effective February 27, 2017.
12.	Mr. Ebel’s stock options were Spectra Energy options that converted into options to purchase Enbridge shares upon the closing of the Merger Transaction (as defined on page 29). See “Interest of Informed Persons in material transactions / transactions with related persons” on page 29. No new Enbridge stock options were granted to Mr. Ebel in his capacity as a Director of Enbridge or Chair of the Enbridge Board.
13.	Mr. Fischer was appointed to the Corporate Social Responsibility Committee effective February 27, 2017.
14.	Ms. Kempston Darkes was an executive officer of General Motors Corporation (“GM”) from January 1, 2002 to December 1, 2009. GM filed for bankruptcy protection under Chapter 11 of the US Bankruptcy Code on June 1, 2009. None of the operations for which she was directly responsible in Latin America, Africa and the Middle East were included in the bankruptcy filing. GM emerged from bankruptcy protection on July 10, 2009 in a reorganization in which a new entity acquired GM’s most valuable assets.

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15.	Mr. McShane was appointed to the Board and to the Audit, Finance & Risk Committee and the Safety & Reliability Committee effective February 27, 2017.
16.	Mr. Monaco is not a member of any Board committee. As President & Chief Executive Officer, he attends Board committee meetings at the request of such committees.
17.	As President & Chief Executive Officer, Mr. Monaco is required to hold Enbridge shares equal to six times his base salary (see page 81). Mr. Monaco is not required to hold Enbridge shares as a director.
18.	Mr. Phelps was appointed to the Board and to the Corporate Social Responsibility Committee, Governance Committee and Human Resources & Compensation Committee effective February 27, 2017.

Retiring director

Rebecca B. Roberts will retire from the Board at the end of the Meeting. Ms. Roberts is 65 and has been a director of Enbridge since March 15, 2015. Ms. Roberts was President of Chevron Pipe Line Company (pipeline company) from 2006 to 2011 where she was responsible for Chevron’s US network of pipelines transporting crude oil, natural gas and petroleum products and for supporting pipeline development projects worldwide. From 2003 to 2006, she was President of Chevron Global Power Generation which owned and operated assets in the US and Asia and provided technical support globally. She held various other management and technical positions with Chevron, its predecessors and its subsidiaries from 1974 to 2003. Ms. Roberts holds a BSc (Bachelor of Science) in Chemistry from McNeese State University. Ms. Roberts’ other public company board and committee memberships are as follows:

MSA Safety Incorporated (public development, manufacture and supplier of safety products)	Director Chair, compensation committee Member, nominating and corporate governance committee
Black Hills Corporation (public diversified energy company whose regulated and non-regulated businesses generate wholesale electricity and produce natural gas, oil and coal)	Director Chair, governance committee Member, compensation committee

Director independence

Director	Independent	Non-Independent	Reason for non-independence
Pamela L. Carter	●
Clarence P. Cazalot, Jr.	●
Marcel R. Coutu	●
Gregory L. Ebel		●	Former Chairman, President and Chief Executive Officer of Spectra Energy and a non-executive Spectra employee until April 15, 2017
J. Herb England	●
Charles W. Fischer	●
V. Maureen Kempston Darkes	●
Michael McShane	●
Al Monaco		●	President & Chief Executive Officer of the company
Michael E.J. Phelps	●
Rebecca B. Roberts	●
Dan C. Tutcher	●
Catherine L. Williams	●

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Board committee participation

Director	Audit, Finance & Risk Committee	Corporate Social Responsibility Committee	Governance Committee	Human Resources & Compensation Committee	Safety & Reliability Committee
Management directors – not independent
Gregory L. Ebel[1]
Al Monaco[1]
Outside directors – independent
Pamela L. Carter[2]		●	●		●
Clarence P. Cazalot, Jr. [3]	●			●
Marcel R. Coutu[4,5]	●		●	●
J. Herb England[4]	committee chair
Charles W. Fischer[6]	●	●			committee chair
V. Maureen Kempston Darkes		committee chair		●	●
Michael McShane[4,7]	●				●
Michael E.J. Phelps[8]		●	●	●
Rebecca B. Roberts			●	●
Dan C. Tutcher		●	committee chair		●
Catherine L. Williams[4]	●			committee chair

1.	Messrs. Ebel and Monaco are not members of any of the committees of the Board. They attend most of the committee meetings in their capacities as Chair of the Board and President & Chief Executive Officer, respectively.
2.	Ms. Carter was appointed to the Corporate Social Responsibility Committee, the Governance Committee and the Safety & Reliability Committee effective February 27, 2017.
3.	Mr. Cazalot was appointed to the Audit, Finance & Risk Committee and the Human Resources & Compensation Committee effective February 27, 2017.
4.	Ms. Williams and Messrs. Coutu, England and McShane each qualify as an audit committee financial expert, as defined under the US Securities Exchange Act of 1934, as amended. The Board has also determined that all the members of the Audit, Finance & Risk Committee are financially literate, according to the meaning of National Instrument 52-110 – Audit Committees (“NI 52-110”) and the rules of the New York Stock Exchange (“NYSE”).
5.	Mr. Coutu was appointed to the Governance Committee effective February 27, 2017.
6.	Mr. Fischer was appointed to the Corporate Social Responsibility Committee effective February 27, 2017.
7.	Mr. McShane was appointed to the Audit, Finance & Risk Committee and the Safety & Reliability Committee effective February 27, 2017.
8.	Mr. Phelps was appointed to the Corporate Social Responsibility Committee, Governance Committee and Human Resources & Compensation Committee effective February 27, 2017.

Board and Board committee meetings in 2017

Board/committee	Total number of meetings	In camera sessions	Overall attendance
Board	9	8	98%
Audit, Finance & Risk Committee	5	5	100%
Corporate Social Responsibility Committee	4	4	100%
Governance Committee	4	4	100%
Human Resources & Compensation Committee	9	9	100%
Safety & Reliability Committee	4	4	100%
Total	35	34	100%

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Director attendance in 2017

			Board committee meetings
	Board of Directors meetings (9 meetings)		Audit, Finance & Risk (5 meetings)		Corporate Social Responsibility (4 meetings)		Governance (4 meetings)		Human Resources & Compensation (9 meetings)		Safety& Reliability (4 meetings)
	Number	%	Number	%	Number	%	Number	%	Number	%	Number	%
Pamela L. Carter[1]	7	100	–	–	3	100	3	100	–	–	3	100
Clarence P. Cazalot, Jr. [1]	7	100	4	100	–	–	–	–	5	100	–	–
Marcel R. Coutu	9	100	5	100	–	–	3	100	9	100	–	–
Gregory L. Ebel[1]	7	100	–	–	–	–	–	–	–	–	–	–
J. Herb England	9	100	5	100	–	–	–	–	–	–	–	–
Charles W. Fischer	9	100	5	100	3	100	–	–	–	–	4	100
V. Maureen Kempston Darkes	9	100	–	–	4	100	–	–	9	100	4	100
Michael McShane[1]	7	100	4	100	–	–	–	–	–	–	3	100
Al Monaco[2]	9	100	–	–	–	–	–	–	–	–	–	–
Michael E.J. Phelps[1]	6	86	–	–	3	100	3	100	5	100	–	–
Rebecca B. Roberts	9	100	–	–	–	–	4	100	9	100	4	100
Dan C. Tutcher	9	100	–	–	4	100	4	100	–	–	4	100
Catherine L. Williams	8	89	5	100	–	–	–	–	9	100	–	–

1.	Ms. Carter and Messrs. Cazalot, Ebel, McShane and Phelps were appointed to the Board effective February 27, 2017, upon the closing of the Merger Transaction.
2.	Mr. Monaco is not a member of any Board committee. As a director and President & Chief Executive Officer, he attends Board committee meetings at the request of such committees.

All directors attended the 2017 annual meeting of shareholders.

Director tenure

The graph and table below show the director tenure of the directors. The average tenure of our directors is approximately 5.1 years. The average tenure of the nominee directors is approximately 5.3 years. For further information on our guidelines for director retirement and the latest date of retirement of each director, please refer to “Identifying new candidates” on page 38 and the “Director profiles” beginning on page 13 of this Proxy Statement.

Enbridge Inc. 2018 Proxy Statement    23

Age Tenure on Enbridge Board (years of service) Director Under 60 60-69 70-75 0-5 5-10 10-15 Pamela L. Carter Clarence P. Cazalot, Jr. Marcel R. Coutu Gregory L. Ebel J. Herb England Charles W. Fischer V. Maureen Kempston Darkes Michael McShane Al Monaco Michael E.J. Phelps Rebecca B. Roberts Dan C. Tutcher Catherine L. Williams Total in each Age and Tenure Category 2 9 2 7 3 3

Mix of skills and experience

We maintain a skills and experience matrix for our directors in areas we think are important for a corporation like ours. We use this skills matrix to annually assess our board composition and in the recruitment of new directors. The table below indicates each director’s skills and experience in the areas indicated based on a self-assessment by each director.

Area	Carter	Cazalot, Jr.	Coutu	Ebel	England	Fischer	Kempston Darkes	McShane	Monaco	Phelps	Roberts	Tutcher	Williams
Managing and Leading Strategy and Growth	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
International	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
CEO / Executive Officer	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Governance / Board	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Operations (Oil & Gas / Energy)	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Risk Oversight / Management	✓	✓	–	✓	✓	✓	✓	✓	✓	✓	–	✓	–
Corporate Social Responsibility & Sustainability	✓	✓	–	✓	–	✓	✓	✓	✓	✓	–	✓	–
Energy Marketing	–	✓	✓	✓	–	✓	✓	✓	✓	✓	✓	✓	✓
Human Resources / Compensation	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Investment Banking / Mergers and Acquisitions	✓	✓	✓	✓	✓	✓	–	✓	✓	✓	✓	✓	✓
Financial Literacy	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Information Technology	✓	–	✓	✓	–	✓	–	✓	✓	✓	✓	–	✓
Health, Safety, Environmental and Social Responsibility	✓	✓	✓	✓	–	✓	✓	✓	✓	✓	✓	✓	✓
Public Policy and Government and Stakeholder Relations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	–
Emerging Sectors / Growth Opportunities	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	–

Diversity

For information on diversity on our Board, please see “Diversity” beginning on page 39.

Compensation committee interlocks and insider participation

The table below sets out the board interlocks in 2017. The Board has determined that the board interlocks set out below do not impair the ability of these directors to exercise independent judgment as members of our Board.

Directors	Serve together on this board of a public company	Serve on these committees
Marcel R. Coutu	Brookfield Asset Management Inc.	audit committee and management, resources and compensation committee
V. Maureen Kempston Darkes		management, resources and compensation committee and chair, risk management committee

4. Advisory vote to approve compensation of named executive officers

In accordance with the Exchange Act of 1934 (the “Exchange Act”) and a related US SEC rule, we are providing shareholders with the opportunity to vote for or against, on a non-binding advisory basis, the compensation of our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement, commonly known as “say on pay”. As this is an advisory vote, the results will not be binding on the Board. However, when considering the company’s approach to compensation for our NEOs, the Board will take into account the results of this vote, together with other shareholder feedback and best practices in compensation and governance.

We ask that, as you consider your vote, you review the Compensation Discussion and Analysis contained in this Proxy Statement. The Board believes that the executive compensation program that has been implemented achieves the goal of maximizing long-term shareholder value while attracting, motivating and retaining top talent. The company recognizes that the proper structure of executive compensation is critical to both managing risk and appropriately incentivizing the company’s NEOs. The company believes that its approach to executive compensation is fair and balanced, and creates incentives for NEOs that are well-aligned with shareholders’ interests over the long term.

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We have held advisory votes on our approach to executive compensation at each annual meeting of shareholders since 2011. Voting results in the most recent three years are set out in the table below.

Say on pay vote	2017	2016	2015
Votes for	95.94%	95.82%	95.87%

You will be asked to vote for or against, or you may abstain from voting on, our approach to executive compensation through the following resolution.

The Board unanimously recommends that shareholders vote FOR the advisory vote on say on pay.

Resolve, on an advisory basis, that the shareholders approve the compensation of the Named Executive Officers of Enbridge as disclosed in Enbridge’s Proxy Statement (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables) delivered in advance of the 2018 annual meeting of shareholders in accordance with the compensation disclosure rules of the SEC and the Canadian securities regulatory authorities.

The Board will take the results of this vote into account when it considers future compensation policies and issues. We will also examine the level of shareholder interest and the comments we receive and consider the best approach and timing for soliciting feedback from shareholders on our approach to executive compensation in the future.

Vote required for approval:

In order to be approved, the advisory resolution on say on pay requires an affirmative vote of the majority of the votes duly cast at the Meeting.

5. Advisory vote on frequency of say on pay

Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote on a non-binding advisory resolution to determine whether the advisory shareholder vote on the compensation of our NEOs (the say on pay vote) will occur every one, two, or three years.

The proxy card provides shareholders with four choices (every ONE (1) YEAR, TWO (2) YEARS, THREE (3) YEARS or ABSTAIN). Shareholders are not voting to approve or disapprove the Board’s recommendation. The Board values continuing feedback from our shareholders on executive compensation and other important corporate governance topics and believes that an annual vote fosters communication between our shareholders and the Board and offers a mechanism for our stockholders to provide ongoing input on executive compensation practices and policies. After careful consideration of the various arguments supporting each frequency level, the Board has determined that an annual say on pay vote is appropriate for the company and its shareholders at this time. The Board further believes that an annual vote makes the most sense for the company because the Human Resources & Compensation Committee evaluates and determines the compensation of our named executive officers on an annual basis.

As this is an advisory vote, the results will not be binding upon the Board. The outcome of this vote will not require the Board or the Human Resources & Compensation Committee to take any action regarding the frequency of future say on pay votes. However, the Board and the Human Resources & Compensation Committee value the opinions of the shareholders and will take into consideration the outcome of the vote when considering the frequency of future say on pay votes.

The Board of Directors unanimously recommends that shareholders vote FOR an advisory vote every ONE (1) YEAR.

Vote required for approval:

In order to be approved, the advisory resolution providing for an annual frequency of say on pay votes requires an affirmative vote of a plurality of the votes duly cast at the Meeting with respect to such frequency.

Shareholder proposals

We did not receive any shareholder proposals to be included in the Proxy Statement.

Proposals for the 2019 meeting

Enbridge is subject to both the rules of the SEC under the Exchange Act and the provisions of the Canada Business Corporations Act with respect to shareholder proposals. As clearly indicated under the Canada Business Corporations Act and the rules of the SEC under the Exchange Act, simply submitting a shareholder proposal does not guarantee its inclusion in the proxy materials.

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Shareholder proposals submitted pursuant to the rules of the SEC under the Exchange Act for inclusion in the company’s proxy materials for its annual meeting of shareholders to be held in 2019 (the “2019 meeting”), must be received no later than November 28, 2018. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8.

Shareholder proposals submitted pursuant to applicable provisions of the Canada Business Corporations Act that a shareholder intends to present at the 2019 meeting and wishes to be considered for inclusion in Enbridge’s proxy statement and proxy form for the 2019 meeting must be received no later than December 5, 2018. Such proposals must also comply with all applicable provisions of the Canada Business Corporations Act and the regulations thereunder. The 2019 meeting is expected to be held in May 2019 in Calgary, Alberta.

All shareholder proposals must be mailed to our Corporate Secretary at Enbridge Inc., 200 – 425 1st Street SW, Calgary, Alberta, Canada T2P 3L8 or sent by email to CorporateSecretary@enbridge.com and received by the deadlines indicated above.

As described in the section “Advance Notice By-law”, pursuant to Enbridge’s Advance Notice By-Law (By-law No. 2), if a shareholder intends to nominate a person for election as a director of Enbridge at an annual meeting of shareholders, other than pursuant to a shareholder proposal, such nomination must comply with the procedures set out in the Advance Notice By-Law, including providing timely notice in proper written form. Please refer to page 31 of this Proxy Statement for details.

Other business

As of the date of this Proxy Statement, the Board and management are not aware of any other items of business to be brought before the Meeting.

Voting results

We will post the results of this year’s votes and the other items of business on our website (www.enbridge.com) and on www.sedar.com and www.sec.gov following the Meeting.

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Statement of corporate governance

Regulations, rules and standards

Effective January 1, 2018, Enbridge is no longer considered a “foreign private issuer” pursuant to applicable US securities laws. Accordingly, Enbridge is subject to corporate governance requirements applicable to US domestic issuers and applicable Canadian corporate governance requirements, as well as the governance and disclosure requirements of the TSX and the NYSE.

We have a comprehensive system of stewardship and accountability that meets applicable Canadian and US requirements, including: Canadian Securities Administrators (CSA) National Policy 58-201 Corporate Governance Guidelines; National Instrument 58-101 Disclosure of Corporate Governance Practices; National Instrument 52-110 Audit Committees; requirements of the Canada Business Corporations Act; item 407 of Regulation S-K of the SEC and the corporate governance guidelines of the NYSE.

Our governance practices

Sound governance means sound business. At Enbridge, we believe good governance is important for our shareholders, our employees and the company.

This section discusses our governance philosophy, policies and practices. It also describes the role and functioning of our Board and the five Board committees. The framework for our corporate governance can be found in our Corporate Governance Principles and Guidelines, our Code of Business Conduct and in the written terms of reference for our Board, each of the five Board committees, the President & CEO and the Chair of the Board. Our articles and by-laws also set out certain matters that govern our business activities. All of these documents are available on our website (www.enbridge.com).

Governance highlights

We are committed to strong and sustainable corporate governance, which promotes the long-term interests of our shareholders, strengthens our Board and management accountability and helps build public trust in Enbridge. Important elements of our strong corporate governance include:

•	annual election of directors;
•	individual election of directors (not by slate);
•	no dual class share structure;
•	majority voting policy;
•	majority of independent directors (11 out of 13);
•	separate Chair and CEO;
•	Board diversity policy;
•	four women directors out of 13 (31%);
•	independent Audit, Finance & Risk Committee, Human Resources & Compensation Committee, Governance Committee, Safety & Reliability Committee and Corporate Social Responsibility Committee;
•	more than half the Board with fewer than five years tenure (7 out of 13);
•	regular executive sessions of non-management directors;
•	risk oversight by Board and committees;
•	annual Board, committee and director self evaluations;
•	written position descriptions for the Chair, CEO and committee chairs;
•	code of business conduct and ethics (Statement on Business Conduct);
•	whistle blower policy;
•	Advance Notice By-Law (By-law No. 2);
•	shareholder rights plan (approved by shareholders in 2017);
•	annual advisory vote on executive compensation (since 2011);
•	Corporate Governance Principles and Guidelines;
•	share ownership requirements for directors and executives;
•	anti-hedging policy;
•	political contributions policy;
•	corporate social responsibility and sustainability reporting;
•	active shareholder engagement;

Enbridge Inc. 2018 Proxy Statement    27

•	executive compensation driven by pay-for-performance philosophy; and
•	incentive compensation clawback policy.

Key governance documents

Various mandates, policies and practices support the corporate governance framework at Enbridge. The following documents, among others, are key components of Enbridge’s corporate governance and can be found on our website at www.enbridge.com:

•	Articles of Continuance and Articles of Amendment;
•	General By-Law No. 1;
•	By-Law No. 2;
•	Statement on Business Conduct;
•	Corporate Governance Principles and Guidelines (“Governance Guidelines”);
•	Terms of Reference for the Board;
•	Terms of Reference for each Board Committee;
•	Terms of Reference for the Chair of the Board;
•	Terms of Reference for the President & Chief Executive Officer;
•	Whistle Blower Policy; and
•	Incentive Compensation Clawback Policy.

A culture of ethical conduct

A strong culture of ethical conduct is central to Enbridge.

Our Statement on Business Conduct (available on our website at www.enbridge.com) is our formal statement of expectations for all individuals engaged by Enbridge. It applies to everyone at Enbridge and our subsidiaries, including our directors, officers and employees, as well as consultants and contractors retained by Enbridge.

It discusses what we expect in areas like:

•   complying with the law, applicable rules and all policies;

•   how to avoid conflicts of interest, including examples of acceptable forms of gifts and entertainment;

•   anti-corruption and money laundering;

•   acquiring, using and maintaining assets (including computers and communication devices) appropriately;

•   data privacy, records management, proprietary, confidential and insider information;

•   protecting health, safety and the environment;

•   interacting with landowners, customers, shareholders, employees and others; and

•   respectful workplace/no harassment.

The Board approved a revised Statement on Business Conduct in 2017 and the revised Statement on Business Conduct became effective on September 29, 2017.

On the commencement of employment with Enbridge and annually thereafter, all Enbridge employees are required to complete a Statement on Business Conduct training and certify compliance with the Statement on Business Conduct. Additionally, employees are also required to disclose any actual or potential conflicts of interest.

Directors must also certify that they agree with the Statement on Business Conduct and will comply with it, both when they join our Board and every year they serve as a director.

All employees active in the company’s human resources information systems were required to complete an online Statement on Business Conduct training course. In order to obtain credit for completing the course, understanding some employees were subject to Spectra Energy’s Code of Business Ethics from January 1, 2017 to September 28, 2017, and the Statement on Business Conduct from September 29, 2017 to December 31, 2017, employees were asked to certify their compliance with the applicable code(s) of conduct. As of the date of this Proxy Statement, 99.2% of these Enbridge employees had certified compliance. All 13 directors on the Board have also certified their compliance with the Statement on Business Conduct for the year ended December 31, 2017.

Building awareness

We use online training to help raise awareness and reinforce our commitment to ethical conduct.

To date, we have developed online training programs on fraud awareness, foreign corruption laws and the Statement on Business Conduct.

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Through the annual online Statement on Business Conduct training program, Enbridge communicates its expectation that all Enbridge employees have a duty to report compliance issues (including suspected breaches of the Statement on Business Conduct) on a timely basis.

Handling conflicts of interest and related person transactions

If a director or officer has a material interest in a transaction or agreement involving Enbridge, or otherwise identifies a potential personal conflict, he or she must:

•	declare the conflict or potential conflict;
•	not participate in any discussions on the matter; and
•	abstain from voting on the matter at any Board meeting where it is being discussed or considered.

This approach is consistent with the requirements of the Canada Business Corporations Act. In addition, the Board would review related person transactions in conjunction with making director independence determinations. Completion of annual questionnaires by directors and officers of the company assists in identifying possible related person transactions. Further, as set forth above, pursuant to our Statement on Business Conduct, all officers and directors are required to avoid conflicts of interest and to disclose any actual or potential conflicts of interest. They must also annually certify their compliance with the Statement on Business Conduct. Disclosures of an actual or potential conflict of interest are reviewed by the company’s compliance department to ensure appropriate follow-up and reporting. Any waiver from any part of the Statement on Business Conduct requires the approval of the Chief Executive Officer. For executive officers, senior financial officers and members of the Board, a waiver requires the express approval of Enbridge’s Board. Since the beginning of 2017, neither the Chief Executive Officer nor the Board has waived any aspect of the Statement on Business Conduct.

For purposes of the foregoing, a “related person transaction” is a transaction in which the company was or is to be a participant and the amount involved exceeds US$120,000, and in which any related person had or will have a direct or indirect material interest, and a “related person” means (i) a director, nominee director or executive officer of the company; (ii) an immediate family member of a director, nominee director or executive officer, or (iii) a beneficial holder of greater than five per cent of the company’s shares or an immediate family member of such holder.

Interest of informed persons in material transactions / transactions with related persons

On February 27, 2017, Enbridge and Spectra Energy combined through a stock-for-stock merger transaction (the “Merger Transaction”). Upon the closing of the Merger Transaction, Gregory L. Ebel (Spectra Energy’s former Chairman, President and Chief Executive Officer) became the non-executive Chair of the Enbridge Board of Directors. Enbridge is required, until the first meeting of the Board of Directors following the 2020 annual shareholders meeting of Enbridge, to provide, without charge, to Mr. Ebel as non-executive Chair: (i) use of Enbridge’s aircraft for business flights to board meetings and for other business conducted on behalf of Enbridge, (ii) information technology support and (iii) administrative support.

Enbridge is also required to secure office space in the Houston area on behalf of Mr. Ebel and to reimburse the non-executive Chair for expenses incurred for tax return preparation services (in an aggregate amount not to exceed US$100,000 per year for such office and tax return preparation services). Following the closing of the Merger Transaction, Mr. Ebel remained a non-executive employee of Spectra Energy until April 15, 2017, at which time he experienced a qualifying termination under his change in control agreement with Spectra Energy and became entitled to receive the following payments and benefits which, except as indicated below, were paid in 2017:

•	a lump sum cash payment of US$366,950, representing the pro rata portion of Mr. Ebel’s target annual cash incentive compensation opportunity for 2017;
•	a lump sum cash payment of US$7,305,638, representing cash severance equal to three times the sum of Mr. Ebel’s annual base salary and target annual cash incentive opportunity in effect immediately prior to the qualifying termination;
•	continued welfare benefits for a period of two years following Mr. Ebel’s qualifying termination (such benefits are valued at approximately US$45,521, with those provided in 2017 valued at US$14,010);
•	a lump sum cash payment of US$837,876 representing the amounts Spectra Energy would have allocated or contributed to Mr. Ebel’s tax-qualified and nonqualified defined benefit pension plan and defined contribution savings plan accounts during the two years following the date of termination;

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•	an estimated US$1,752,591 in respect of the additional benefits that will become payable to Mr. Ebel under the Spectra Energy Supplemental Executive Retirement Plan in connection with the change in control when Mr. Ebel elects to receive a distribution from the Supplemental Executive Retirement Plan; and
•	a lump sum payment of US$30,000 for outplacement assistance purposes.

In addition to the foregoing, Mr. Ebel held certain Spectra Energy equity awards at the closing of the Merger Transaction that were generally treated in the same manner as those held by other employees of Spectra Energy. See “Assumed equity-based compensation awards from Spectra Energy” beginning on page 103 for more information. The Spectra Energy equity awards held by Mr. Ebel that vested in connection with his qualifying termination of employment, were assumed by Enbridge in connection with the closing of the Merger Transaction. Set forth below are the approximate values of each type of unvested Spectra Energy equity award, including any tandem dividend equivalents subject thereto, that vested and were paid to Mr. Ebel in 2017.

Such values are based on a price per Enbridge common share of (1) US$42.26, the closing price per Enbridge common share on the NYSE on April 14, 2017, for the Spectra Energy options (which was the closest trading day to the date on which such Spectra Energy options vested based on a qualifying termination from employment), less the applicable exercise price in the case of unvested options; (2) US$41.49, the closing price per Enbridge common share on the NYSE on October 13, 2017 for the Spectra Energy phantom units and 2016 Spectra Energy PSUs (which was the closest trading day to the date on which such awards became payable following the requisite 6-month delay required by US Internal Revenue Code Section 409A for specified employees where the payment triggering event is a separation from service); and (3) US$38.46, the closing price per Enbridge common share on the NYSE on October 31, 2017, for the Spectra Energy other awards (which, in accordance with the valuation methodology set forth in the relevant plan, is the last business day of the month preceding the month in which payment was made; there was a requisite payment delay following separation from service as required by US Internal Revenue Code Section 409A for specified employees).

Spectra Energy options	Spectra Energy phantom units		2016 Spectra Energy PSUs		Spectra Energy other awards		Total
US$3,618,955	US$	7,941,389	US$	8,660,863	US$	464,764	US$	20,685,971

Insider trading prohibited

Our insider trading and reporting guidelines, which were most recently revised in February 2018, place restrictions on those in a special relationship with Enbridge (including insiders) when they purchase or sell Enbridge shares or other securities. The guidelines, which fulfill our obligations to stock exchanges, regulators and investors, include the following measures:

•	imposing quarterly and annual trading blackout periods on all directors and officers of Enbridge and its subsidiaries and certain employees, contractors and other persons in a special relationship with Enbridge when financial results are being prepared and have not yet been publicly disclosed (these periods currently begin on the first day following the end of each fiscal quarter or year end and end at the close of trading on the first trading day after we issue a news release disclosing our financial results for that fiscal quarter or year end) or a Form 10-Q or Form 10-K, as applicable, is filed with the SEC;
•	encouraging and, in the case of directors and executive officers, requiring pre-clearance of all proposed purchases or sales of Enbridge securities with the Corporate Secretary’s office;
•	prohibiting all directors, officers, employees, contractors and other persons in a special relationship with Enbridge and its subsidiaries from purchasing or selling securities of Enbridge or its subsidiaries with knowledge of material non-public information, from disclosing material non-public information to any other persons and from making recommendations or expressing opinions on the basis of material non-public information as to the purchase or sale of securities of Enbridge and its subsidiaries; and
•	prohibiting all directors, officers, employees and contractors of Enbridge and its subsidiaries from engaging in hedging transactions and short sales of Enbridge securities.

Whistle Blower Policy and reporting procedure

Our Whistle Blower Policy and reporting procedures help uphold our strong values and preserve our culture of ethical business conduct.

We introduced the Whistle Blower procedures a number of years ago to protect the integrity of our accounting, auditing and financial processes. We expanded and updated the procedures in 2008 and 2012, and again in 2017.

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Complaints about financial or accounting irregularities, unethical conduct or any other compliance issues (including alleged violations of the Statement on Business Conduct) can be made anonymously using the Enbridge Ethics and Conduct Hotline (“Hotline”), which allows for the submission of confidential and anonymous reports through a toll-free telephone number and a web-based reporting system. The Hotline is administered by an independent third-party service provider. Copies of all reports received through the Hotline are provided to the chair of the Audit, Finance & Risk Committee. Individuals can also report concerns about financial or accounting irregularities or unethical conduct confidentially, and directly, to the chair of the Audit, Finance & Risk Committee. All written submissions may be made anonymously and any complaints submitted in a sealed envelope marked “Private and Strictly Confidential” will be delivered to the chair of the Audit, Finance & Risk Committee unopened.

At least once each quarter (sooner if there is an urgent matter), the Chief Compliance Officer reports to the Audit, Finance & Risk Committee about all significant complaints received and to the Safety & Reliability Committee about all significant complaints received on matters within the Safety & Reliability Committee’s mandate. Quarterly reports to the Audit, Finance & Risk Committee also include information about any other significant compliance issues that have been brought to the attention of Enbridge’s Ethics & Compliance Department through quarterly compliance surveys. The Audit, Finance & Risk Committee then determines how to handle any issues or complaints brought to its attention. The committee can hire independent advisors (e.g., outside legal counsel, independent auditors and others) to help investigate and resolve a matter.

Advance Notice By-Law

Enbridge’s By-Law No. 2 sets out advance notice requirements for director nominations (the “Advance Notice By-Law”). It was adopted by the Board on December 2, 2014 and confirmed by shareholders at the annual meeting of shareholders on May 6, 2015. The purpose of the Advance Notice By-Law is to provide shareholders, directors and management of Enbridge with guidance on the nomination of directors. The Advance Notice By-Law is the framework by which the company seeks to fix a deadline by which shareholders of the company must submit director nominations to the company prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the company for the notice to be in proper written form.

Pursuant to the Advance Notice By-Law, if a shareholder intends to nominate a person for election as a director of Enbridge at the Meeting, other than pursuant to a shareholder proposal, such nominations must comply with the procedures set out in the Advance Notice By-Law, including providing timely notice in proper written form.

To be timely, the nominating shareholder’s notice must be given: (a) in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the meeting (no later than April 9, 2018, in the case of the Meeting); provided, that if the meeting is to be held less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the meeting was made, notice shall be not later than the close of business on the 10th day following the Notice Date; and (b) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not also called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the meeting was made. The 2019 annual meeting of shareholders is expected to be held on or about May 8, 2019 in Calgary, Alberta.

To be in proper written form, a nominating shareholder’s notice must set forth or be accompanied by, as applicable, the information specified in the Advance Notice By-Law regarding both the nominating shareholder and the person whom the nominating shareholder proposes to nominate for election as a director (a “proposed nominee”), as well as the written consent duly signed by the proposed nominee to being named as a nominee for election to the Board and to serve as a director of the company, if elected. Such notice must be promptly updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting.

Delivery of the notice pursuant to the Advance Notice By-Law may only be given by personal delivery or electronic mail, and shall be deemed to have been given and made only at the time it is served by personal delivery or sent by electronic mail to the secretary of the company at: Corporate Secretary, 200-425-1st Street S.W., Calgary, Alberta, Canada, T2P 3L8 or, in the case of electronic mail, to CorporateSecretary@enbridge.com; provided if such delivery or electronic mail is made on a day which is not a business day or later than 5:00 p.m. (Calgary time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the Advance Notice By-Law and, if any proposed nomination

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is not in compliance therewith, to declare that such defective nomination shall be disregarded. The Board may, in its sole discretion, waive any requirement in the Advance Notice By-Law. A copy of Enbridge’s Advance Notice By-Law is available on our website (www.enbridge.com).

The role of the Board

The Board is ultimately responsible for governance at Enbridge and for stewardship of the company. It has full power to oversee the management of our business and affairs. It carries out many of its responsibilities through its five standing Board committees:

•	Audit, Finance & Risk;
•	Corporate Social Responsibility;
•	Governance;
•	Human Resources & Compensation; and
•	Safety & Reliability.

Principal responsibilities

As part of its stewardship responsibility, the Board has the following responsibilities:

•	appoints, evaluates the performance of, and approves the compensation of the President & Chief Executive Officer and approves the appointment of other members of executive management;
•	ensures that processes are in place for succession planning, training and monitoring of senior management;
•	reviews and approves the strategic plan, provides guidance and monitors our progress;
•	helps us identify principal risks, monitors our risk management programs and ensures appropriate systems are implemented to monitor, manage and mitigate those risks;
•	ensures we have processes in place to monitor and maintain the integrity of our internal control and management information systems;
•	ensures the President & Chief Executive Officer and executive management create a culture of integrity, safety and respect throughout the company;
•	develops the company’s approach to corporate governance, including our Corporate Governance Principles and Guidelines; and
•	oversight over shareholder communications, public disclosure and corporate communications.

The Board is responsible for oversight of key areas referred to above and for overseeing corporate financial operation, including changes to capital structure, annual budgets and financing plans, dividend policy, new financings, financial statements and management’s discussion and analysis and the company’s authorities and spending limits policies. In addition, the Board reviews and approves initiatives, investments and transactions that could materially affect the company. The Board also approves and monitors compliance with significant policies and procedures by which the company is governed and operated.

The Board’s responsibilities are described in the terms of reference for the Board, which are attached at Appendix A to this Proxy Statement. These terms of reference are drafted by management under the guidance of the Governance Committee and approved by the Board, which reviews them once per year and updates them as needed. Copies of the terms of reference for the Board and each of the Board committees are also available on our website (www.enbridge.com).

The Board delegates day-to-day management of Enbridge to the President & Chief Executive Officer and senior management, although major capital expenditures, debt and equity financing arrangements and significant acquisitions and divestitures require Board approval.

The Board develops position descriptions for each committee chair. These descriptions are part of their terms of reference and are reviewed annually. The Governance Committee defines the division of duties between the Board and the President & Chief Executive Officer. The terms of reference for the President & Chief Executive Officer are available on our website (www.enbridge.com).

The role of the non-executive chair of the Board

Pursuant to Section 21 of General By-law No. 1 (as amended effective upon the closing of the Merger Transaction, “Amended By-Law No. 1”), Gregory L. Ebel shall serve as non-executive chair of the Board from the effective date of Amended By-law No. 1 until the termination of the annual general meeting of Enbridge shareholders during the 2020 calendar year (the “Specified Chair Period”). During the Specified Chair Period, any removal of Mr. Ebel from such

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position or any modification of the duties and reporting relationships of such position will require the affirmative vote of at least 75% of the entire Board. In the event that Mr. Ebel is unable or unwilling to continue in such office during the Specified Chair Period, the vacancy created thereby will be filled only by an individual who is also a Continuing Spectra Director (as defined in Amended By-Law No. 1) unless otherwise approved by the affirmative vote of at least 75% of the entire Board. The Board shall nominate Mr. Ebel as a director of Enbridge and the Board and Enbridge shall use their best efforts to obtain the election as a director of Mr. Ebel by the Enbridge shareholders at each meeting of the Enbridge shareholders called to consider the election of directors prior to the 2020 annual general meeting.

Section 45 of Amended By-law No. 1 provides the duties of the non-executive chair of the Board, and these are also contained in the Terms of Reference for the Chair of the Board, available on our website (www.enbridge.com). The non-executive chair of the Board has the responsibility:

•	to act as a regular sounding board, counselor and confidant for the Chief Executive Officer of Enbridge, including helping to review strategies and define issues;
•	to act as a liaison between the Board and the Chief Executive Officer to ensure he or she is aware, on an ongoing basis, of any concerns or suggestions the board may have in furtherance of ensuring that the best interest of Enbridge and its stakeholders are observed;
•	to lead the Board in evaluating, on an annual and ongoing basis, the performance of the Chief Executive Officer, levels of executive compensation and the implementation of effective chief executive officer and executive management succession and development plans;
•	to work closely with the Chief Executive Officer to ensure that management strategies, plans and performance matters are presented, as necessary, to the Board;
•	to ensure that the Board governs Enbridge’s businesses and affairs;
•	to oversee Enbridge’s Board’s discharge of its duties imposed by law and to ensure that the Board is alert to its obligations to Enbridge and its stakeholders;
•	to provide leadership to the Board and to assist the Board in reviewing and monitoring the goals, strategies, policies and directions of Enbridge;
•	to communicate with the Board to keep it up to date on all major developments including timely discussion of potential developments of relevance to Enbridge;
•	to ensure the Board has sufficient information to permit it to properly make major decisions when such decisions are required;
•	to establish the frequency of meetings of the Board and to review such frequency from time to time, as considered appropriate or as requested by the Board, and to work with committee chairs to ensure that relevant matters are being properly addressed by the appropriate committees;
•	to chair meetings of the Board and meetings of the Enbridge shareholders;
•	to recommend the committees of the Board and their composition, to review the need for, and the performance and suitability of, those committees and to recommend such adjustments as are deemed necessary from time to time, all in conjunction with the Chief Executive Officer of Enbridge and the Governance Committee;
•	to ensure that meetings of the Board are conducted in an efficient, effective and focused manner, and to attend all committee meetings;
•	to review and assess, in conjunction with the Chief Executive Officer of Enbridge and the chair of the Governance Committee, each director’s attendance and performance, as well as the performance and effectiveness of the various committees;
•	to work with the Chief Executive Officer of Enbridge and the chair of the Governance Committee to assure the presence of the appropriate mix of skills and abilities on the Board to promote the continued growth and success of the organization;
•	to work with the chair of the Governance Committee to assure an orderly succession to the non-executive chair of the Board and thereby continuity of strategy and corporate development in the event of the retirement or resignation of the non-executive chair of the Board; and
•	to consult with committee chairs to set agendas for committee meetings.

Strategic planning

The Board is responsible for reviewing our strategic planning process and for reviewing and approving our strategic plan. The Board devotes at least one meeting per year to the strategic plan. In addition, the Board discusses strategy with management at every regular Board meeting throughout the year, oversees the implementation of the plan, monitors our progress, considers any adjustments to the plan and reviews and approves any transactions it believes will have a significant impact on the plan or our strategic direction.

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Safety and operational reliability remains Enbridge’s number one priority and sets the foundation for the strategic plan. You will find more information about our strategic priorities in our annual report which is available on our website (www.enbridge.com).

Risk oversight and management

Risk oversight and management is an important role for the Board and Board committees. The Board is responsible for identifying and having an understanding of the principal risks of the company’s business and ensuring that appropriate systems are implemented to monitor, manage and mitigate those risks. Each year, management prepares a corporate risk assessment report for the Board and regularly updates the Board and committees on our top risks.

Our annual report on Form 10-K filed with the SEC and on SEDAR on February 16, 2018, including our management’s discussion and analysis for the year ended December 31, 2017, contains more information about the risks applicable to Enbridge, and is available on our website (www.enbridge.com) and on www.sedar.com and www.sec.gov.

Board committees’ role in risk management

To better identify, manage and mitigate risk, the corporate risk assessment report is reviewed annually by the four Board committees with enterprise-wide risk management responsibility: the Audit, Finance & Risk Committee, the Safety & Reliability Committee, Corporate Social Responsibility Committee and the Human Resources & Compensation Committee (“HRC Committee”). As a result of such review, each committee makes recommendations to the Board in respect of company practices. In addition, the Board committees can authorize the implementation of systems that address risks within the scope of their responsibility and monitor them to ensure they remain effective.

The Audit, Finance & Risk Committee reviews annually the strategies, policies and practices applicable to the assessment, management, prevention and mitigation of risks relating to foreign currency and interest rates, counterparty credit exposure, cash management, credit and financing and the use of derivative instruments and insurance. The committee also reviews major financial risk exposures and steps management has taken to monitor and manage these exposures, as well as insurance.

The Safety & Reliability Committee is responsible for oversight of operational matters and reviews and makes recommendations to the Board regarding safety and reliability matters, including environment, health, safety, pipeline and facility integrity management, security, emergency response preparedness, other operational risks and safety culture. The Safety & Reliability Committee oversees the enterprise-wide safety culture, reviews risk management guidelines applicable to safety and reliability matters and other operational risks, and receives results of operational compliance audits including operational risk management. The committee reviews policies directed to prevent injury and to minimize adverse environmental impacts and health or safety impacts, and receives reports on insurable risks related to safety and reliability matters.

The Corporate Social Responsibility Committee is responsible for overseeing risks relating to corporate social responsibility matters.

The HRC Committee is responsible for overseeing the identification of people- and compensation-related risk.

For further information on each Board committee’s role in risk management, please refer to “Board committees”, beginning on page 40.

Internal controls

The Board seeks assurance at least annually that our internal control systems and management information systems are operating effectively.

The Board has delegated responsibility for reviewing our quarterly and annual financial statements to the Audit, Finance & Risk Committee. The Audit, Finance & Risk Committee reviews and approves our quarterly financial statements and recommends our annual financial statements to the Board for approval. The committee is also responsible for overseeing our internal audit function and senior management reporting on internal controls.

Corporate communications

The Board reviews and approves all major corporate communications policies, including our corporate disclosure guidelines. It also reviews and approves all corporate disclosure documents, including our annual report to shareholders, MD&A and proxy statement.

The Board works to ensure we communicate effectively with shareholders, the public and other stakeholders to avoid selective disclosure.

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Succession planning

The Board is responsible for:

•	appointing the President & Chief Executive Officer and ratifying the appointment of other members of executive management;
•	monitoring senior management’s performance; and
•	annually reviewing the succession strategy for all senior management positions.

It delegates responsibility for reviewing our policies and procedures relating to employment, succession planning and compensation (including executive compensation) to the HRC Committee.

The HRC Committee is also responsible for:

•	making sure we have appropriate programs for dealing with succession planning and employee retention;
•	monitoring the performance of senior management;
•	overseeing human capital risk to make sure our management programs (including those for our officers) effectively address succession planning and employee retention;
•	overseeing the design of our compensation programs; and
•	reporting to the Board on organizational structure and succession planning matters.

Our expectations of our directors

Our directors are expected to act in the best interests of Enbridge. They have a duty of care to exercise in both decision-making and oversight.

Independence

First and foremost, we believe in the importance of an independent board. The Governance Committee is responsible for making sure the Board functions independently of management.

The majority of our directors must be independent, as defined by Canadian securities regulators in NI 52-110, NYSE rules and the rules and regulations of the U.S. Securities and Exchange Commission. The Governance Guidelines provide that the Board shall consist of a substantial majority of independent directors. The Board uses a detailed annual questionnaire to assist in determining if a director is independent.

Ten of our 12 nominated directors are independent. Mr. Monaco is not independent because he is our President & Chief Executive Officer and a member of management. Mr. Ebel is not independent because until the Merger Transaction, he was the Chairman, President and Chief Executive Officer of Spectra Energy and he remained a non-executive employee of Spectra Energy until April 15, 2017.

Enbridge’s Amended By-law No. 1 became effective upon the Merger Transaction and specifies requirements relating to the non-executive chair of the Board. See “The role of the non-executive chair of the Board” beginning on page 32.

The Governance Committee has developed guidelines to ensure each director is aware of the expectations placed on him or her as a director. Key expectations include meeting attendance, financial literacy and ethical conduct.

Separate CEO and Board Chair

Mr. Monaco is the President & Chief Executive Officer of Enbridge. Mr. Ebel is the non-executive Chair of the Board. Mr. Ebel is not independent for the reasons referred to under Independence above.

Meetings of non-management directors

Our Governance Guidelines, available on our website (www.enbridge.com), provide that the Board meets regularly in camera without officers of the company present. The non-management directors also hold regularly scheduled meetings without management Directors present and may invite management Directors and members of the management to attend as they may determine. The Chair of the Board presides over these meetings and provides the President & Chief Executive Officer with a summary of the matters discussed at these meetings, including any issues that the Board expects management to pursue.

Following the closing of the Merger Transaction, to facilitate leadership and open and candid discussion among independent directors, the independent directors were given the opportunity to hold in camera meetings should the need arise. In 2017, the directors met in camera following all but one of the Board meetings and after each committee meeting. In the event that the non-management Directors include Directors who are not independent under applicable stock exchange rules, the company should, at least once per year, schedule an executive session including only independent directors. The chair of the Audit, Finance & Risk Committee, or in his absence, the chair of the Governance Committee, will preside over such meetings of independent directors.

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Other directorships

Our directors may serve on the boards of other public companies and together on the boards and committees of other public entities, as long as their outside positions and common memberships do not affect their ability to exercise independent judgment while serving on our Board. See “Compensation committee interlocks and insider participation” on page 24 for information about two of our directors who serve together on one other board.

Directors who serve on our Audit, Finance & Risk Committee cannot sit on the audit committees of more than two other public entities unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on our Audit, Finance & Risk Committee.

External consultants and other third parties

To make sure the Board functions independently of management, Board committees have the flexibility to meet with external consultants and Enbridge employees without management whenever they see fit. The Board and Board committees may also hire independent advisors, as needed, at Enbridge’s cost.

Attendance

We expect directors to attend all Board and Board committee meetings of which they are a member as well as the annual meeting of shareholders. The Governance Committee reviews each director’s attendance record every year. If a director has a poor attendance record, the committee chair and Chair of the Board will discuss and recommend how to handle the matter. A director whose attendance record continues to be poor may be asked to leave the Board. Please see information on attendance in the “Director profiles” beginning on page 13 and under “Director attendance in 2017” on page 23.

All members of the Board attended the annual meeting of shareholders in 2017.

Financial literacy

The Board defines an individual as financially literate if he or she can read and understand financial statements that are generally comparable to ours in breadth and complexity of issues. The Board has determined that all of the members of the Audit, Finance & Risk Committee are financially literate according to the meaning of NI 52-110 and the rules of the NYSE. It has also determined that Ms. Williams and Messrs. Coutu, England and McShane each qualify as “audit committee financial experts” as defined by the Exchange Act. The Board bases this determination on each director’s education, skills and experience.

Orientation and continuing education

The Board recognizes that proper orientation and continuing education are important for directors to fulfill their duties effectively. It has delegated these responsibilities to the Governance Committee, which has developed a comprehensive program for new directors and for directors who join a committee for the first time. Following the closing of the Merger Transaction, onboarding sessions were held for all directors to become more familiar with Enbridge’s combined businesses and operations, financial policies and compliance programs.

Orientation

Every new director meets with the Chair of the Board, the President & Chief Executive Officer and executive and senior management to learn about our business and operations and participates in tours of our sites and facilities.

New directors are also given a copy of the Board manual, which contains:

•	Corporate Governance Principles and Guidelines and the Terms of Reference for the Board and each of its committees, the Chair and the President & CEO;
•	personal information about each of the directors and senior officers;
•	a list of the members of the Board, the members of the Board committees and all meeting dates;
•	organizational charts (corporate and management);
•	our financial risk management policies and treasury authority limitations;
•	information about statutory liabilities;
•	information about the directors’ and officers’ liability programs;
•	our insider trading and reporting guidelines;
•	indemnification agreements;
•	information about our dividend reinvestment and share purchase plan;
•	our Statement on Business Conduct; and
•	public disclosure documents for Enbridge and certain subsidiaries.

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Directors are notified whenever there are updates to these documents. The manual and any updates are also made available electronically.

Continuing education

Our continuing education program for directors focuses on providing information relating to our business, industry, competitive environment and key risks and opportunities. We offer education sessions for directors on key topics and encourage them to participate in associations and organizations that can broaden their awareness and knowledge of developments related to our business.

Directors can also request presentations on a particular topic. Throughout their tenure, directors have discussions with the Chair of the Board, receive quarterly presentations from senior management on strategic issues and participate in tours of our operations. Quarterly briefings include reviews of the competitive environment, our performance relative to our peers and any other developments that could materially affect our business. The table below lists the internal seminars and other presentations we offered in 2017 and director participation.

Date	Topic	Presented/hosted by	Who attended
March 7, 2017	Post-Merger Combined Businesses and Operations	Enbridge Inc.	All members of the Board
May 10, 2017	Security Operations Tour for New Directors	Enbridge Inc.	Ms. Carter and Messrs. Phelps, Cazalot, Jr. and McShane
May 10, 2017	Pipeline Competition	Enbridge Inc.	All members of the Board
September 12, 2017	Energy Fundamentals	Wood MacKenzie Canada Ltd.	All members of the Board
September 12, 2017	Energy Policy & Markets	Energy Policy, University of Calgary	All members of the Board except Ms. Kempston Darkes and Messrs. Coutu and McShane
September 12, 2017	First Nations Perspectives	Chiefs of three First Nations	All members of the Board
September 13, 2017	Land Owner Perspectives	Canadian Association of Energy and Pipeline Landowner (CAEPLA)	All members of the Board except Ms. Kempston Darkes and Messrs. Coutu and McShane
October 31, 2017	Board Tour of Houston Gas Control & Integrity	Enbridge Inc.	All members of the Board except Mr. McShane

We also pay for continuing education opportunities through third parties and we encourage directors to pursue director education seminars and courses offered externally.

Mr. Coutu, Ms. Kempston Darkes and Ms. Williams are members of the Institute of Corporate Directors (ICD). Ms. Kempston Darkes was recognized by the ICD in 2011 with a Fellowship Award, which the ICD considers to be the highest distinction for directors in Canada.

Board evaluation

The Governance Committee is responsible for assessing the performance of the Board and its Chair, the Board committees and individual directors on an ongoing basis.

Assessing the Board and Chair of the Board

All of the directors complete a confidential questionnaire every year so they can evaluate the effectiveness of the Board and suggest ideas for improving performance. The questionnaire is designed to provide constructive input to improve overall Board performance and includes questions on:

•	Board composition;
•	effectiveness of the Board, Board meetings and Chair of the Board;
•	duties and responsibilities;
•	Board orientation and development; and
•	the evaluation process for senior management.

The evaluation process includes additional questions for directors to evaluate their peers. The directors are asked to consider criteria such as skills and experience, preparation, attendance and availability, communication and interaction with Board members and/or management and business, company and industry knowledge. Directors are encouraged to comment broadly, positively and negatively, on any issue concerning the Board, Board committees and director performance.

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Directors submit their completed questionnaires to the chair of the Governance Committee, who presents the feedback to the Chair of the Board. The chair of the Governance Committee then presents the summary to the Board. The Board discusses the results and develops recommendations as appropriate.

From time to time, the Chair of the Board meets informally with each director, to discuss performance of the Board, Board committees and other issues.

Board committee assessments

Each director also completes a confidential questionnaire for each Board committee of which they are a member. The questionnaire is designed to facilitate candid conversation among the members of each Board committee about the Board committee’s overall performance, function, areas of accomplishment and areas for improvement. This session takes place in camera at the first Board committee meeting after the directors complete their questionnaires.

The questionnaire helps the Board ensure that each Board committee is functioning effectively and efficiently and fulfilling its duties and responsibilities as described in its terms of reference. It includes questions about:

•	the composition of the Board committee;
•	the effectiveness of the Board committee and Board committee meetings;
•	committee members, including the chair; and
•	the orientation and development processes for the Board committee.

Completed questionnaires are submitted to the chair of the Governance Committee, who summarizes them and provides a copy to each Board committee chair and the Chair of the Board.

Director term limits

Under our Governance Guidelines for the Board, a director will retire at the next annual meeting of shareholders after he or she reaches the age of 73, or after 15 years of service on the Board, whichever comes first. Members of the Board as at January 1, 2011, who reach 15 years of service before age 73, may remain on the Board to age 73. A director may be asked to remain on the Board for an additional two years after age 73 if the Board unanimously approves the extension. If a director receives an extension, he or she is not eligible to serve as Chair of the Board or chair of any of the Board’s five standing Board Committees.

Identifying new candidates

The Governance Committee serves as the Board’s nominating committee and has accountability for the oversight of the Board and committee succession planning process and for making recommendations to the Board for the appointment of new Board and committee members. The Governance Guidelines provide that the Board should possess, as a group, the competencies, skills and characteristics necessary to develop and oversee the implementation of the strategic vision of the company and such other qualities as the Board shall identify from time to time. These characteristics and qualities include knowledge, experience, high ethics and standards, integrity, independent judgement, understanding of the company’s business and willingness to devote adequate time to Board duties. The Board also looks for diversity in a nominee such that the nominee can enhance perspective and experiences through diversity. The Board has adopted a diversity policy applicable to the Board and senior management of the company. The diversity policy sets out key criteria for the composition of the Board, including an aspirational target in which each gender comprises at least one-third of the independent directors. For further details, see “Diversity” below. The Governance Committee also considers all candidates recommended by the company’s shareholders.

The Chair of the Board, the President & Chief Executive Officer and the chair of the Governance Committee, with the support of the Corporate Secretary and external advisors, monitor the composition of the Board and committees on an ongoing basis and make recommendations to the Governance Committee in fulfilment of its mandate.

The Corporate Secretary maintains a Board composition plan which includes information pertaining to the current directors and a live inventory of potential Board candidates. The information pertaining to current directors includes business experience, occupation, residence, gender, age, years on the Board, retirement date, other board commitments, equity ownership, independence and other relevant information, as well as skills matrix for all of the directors’ skills, updated annually or more frequently, as required. The President & Chief Executive Officer and the Corporate Secretary meet regularly to consider and plan for upcoming Director retirements, taking into account relevant factors including directors’ skills, age, tenure and diversity. From time to time, executive search consultants are engaged to undertake external searches for potential director candidates, with the particulars of the executive

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search consultant’s mandate determined through dialogue between the Chair of the Board, the President & Chief Executive Officer and the chair of the Governance Committee. The Chair of the Board and the President & Chief Executive Officer have primary responsibility for the assessment of Director candidates for recommendation to the Governance Committee and the Board.

Enbridge’s Amended By-law No. 1, available on our website, also contains certain requirements for the appointment of new directors until the termination of the annual general meeting of Enbridge shareholders during the 2019 calendar year.

Diversity

We are committed to increasing the diversity of our Board over time by actively seeking qualified candidates who meet diversity criteria. Enbridge is one of over 40 founding members of the Canadian Board Diversity Council.

In February 2015, the Board formally adopted a written diversity policy to highlight our approach to diversity and the importance we place on differences in skills, experience, gender, age, ethnicity and geographic background. The diversity policy sets out key criteria for the composition of the Board, including an aspirational target in which each gender comprises at least one-third of the independent directors.

Four of Enbridge’s 13 directors, or approximately 31% of the Board (and approximately 36% of the 11 independent directors), are women. Twelve of our 13 directors, including three women, are standing for re-election.

The policy further sets out criteria for management to aspire to have at least one-third of senior management roles at Enbridge occupied by women. In 2017, two of our 10 executive officers (or approximately 20%) were women. Currently, one of our nine executive officers (or approximately 11%) is a woman. Seven of the 27 officer positions at Enbridge are currently held by women, for a total of approximately 26%. For these purposes, Enbridge did not have any “major subsidiaries” (assets or revenues comprising 30 percent or more of the consolidated assets or revenues of the company as at December 31, 2017) that had operations or employees. When we consider all of the officers of Enbridge and these “major subsidiaries”, 12 of the 44 officer positions are currently held by women, for a total of approximately 27%.	Board composition

In the process for identifying new candidates described under Identifying new candidates above, the Chair of the Board, President & Chief Executive Officer and Governance Committee will take into account professional experience, educational background, skills and knowledge, as well as diversity considerations such as gender, age and ethnicity.

Similarly, in identifying candidates for senior management roles, professional experience, educational background, skills and knowledge, as well as diversity considerations such as gender, age and ethnicity, are taken into account.

The Governance Committee will review the diversity policy and its targeted objectives annually to assess its effectiveness and will report to the Board and recommend any revisions that may be necessary.

Shareholder engagement

Enbridge engages our shareholders on an ongoing basis and in a variety of ways, tailored to the specific needs of each shareholder group. Our main shareholder events are our Investment Community Conference, which provides an opportunity for shareholders to obtain an update on the company outside of our quarterly earnings presentations. These events, along with our annual meeting of shareholders and quarterly earnings presentations, are webcast so that they are accessible to a broad audience of investors and are available on our website for a period of 12 months. Our executive team also meets with shareholders throughout the year by way of investor roadshows in a variety of cities. To further our investor outreach, we also participate in several investor conferences.

A list of upcoming and past events and presentations, including presentation slides and webcasts, where available, as well as investor documents and filings, can be found on our website (www.enbridge.com). Enbridge is also committed to communicating with shareholders through our website, where current and potential investors are invited to contact the Investor Relations team online, by letter, phone or email.

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You can also write to our Board, the Chair of the Board or to individual directors at the following address or by email to corporatesecretary@enbridge.com:

c/o Corporate Secretary

Enbridge Inc.

200, 425 – 1st Street S.W.

Calgary, Alberta, Canada T2P 3L8

Questions may also be directed to our investor relations personnel at investor.relations@enbridge.com.

Board committees

Our Board has five standing Board committees to help it carry out its duties and responsibilities:

•	Audit, Finance & Risk
•	Governance
•	Safety & Reliability
•	Corporate Social Responsibility
•	Human Resources & Compensation

The Board has delegated certain responsibilities to each Board committee, including overseeing risk management systems that are within the scope of the responsibilities of each Board committee. Each Board committee is made up entirely of independent directors.

Mr. Monaco, our President & Chief Executive Officer, is not a member of any Board committee, nor is the Chair of the Board; however, both attend all committee meetings as observers.

The Governance Committee annually reviews Board Committee memberships and recommends Committee membership changes and assignments to the Board.

Board committee meetings generally take place before each regularly scheduled Board meeting. Each Board committee also meets in camera, independent of management, following the regular Board committee meeting. They also meet with external consultants and/or Enbridge staff, without management present, whenever they see fit.

Each Board committee reports regularly to the Board and makes recommendations on certain matters as appropriate. The Governance Committee is responsible for recommending the role of each Board committee to the Board.

Report of the Audit, Finance & Risk Committee

The Audit, Finance & Risk Committee fulfills public company audit committee obligations and assists the Board with oversight of: the integrity of the company’s financial statements; the company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of the company’s internal audit function and external auditors. The committee also assists the Board with the company’s risk identification, assessment and management program.

Responsibilities

The Audit, Finance & Risk Committee assists the Board in overseeing:

•	the integrity of our financial statements and financial reporting process;
•	the integrity of our management information systems, disclosure controls, financial controls and internal audit function;
•	our external auditors and ensuring they maintain their independence; and
•	our compliance with financial and accounting regulatory requirements and our risk management program.

The Audit, Finance & Risk Committee is responsible for ensuring the committee, our external auditors, our internal auditors and management of Enbridge maintain open communications.

The Audit, Finance & Risk Committee is responsible for:

Financial reporting

•	reviewing our annual financial statements and notes and MD&A and recommending them to the Board for approval;
•	reviewing and approving (or recommending to the Board for approval) our interim financial statements and MD&A;
•	reviewing earnings releases and recommending them to the Board for approval;

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•	discussing with management and the external auditors any significant issues regarding our financial statements, accounting policies and internal controls;
•	reviewing any litigation, claim or contingency that could have a material effect on the financial position of the company and, if applicable, the disclosure in the financial statements;
•	reviewing the post-audit or management letter containing the recommendations of the external auditors and management’s response, including an evaluation of the adequacy and effectiveness of the internal financial controls;
•	reviewing with management any anticipated changes in reporting standards and accounting policies;
•	reviewing annually the approach taken by management in the preparation of earnings press releases as well as financial information and earnings guidance provided to analysts and ratings agencies; and
•	reviewing and monitoring funding exposure under the company’s pension plans and reviewing and approving the financial statements applicable to each of Enbridge’s pension plans.

Internal controls and internal audit

•	overseeing management’s system of disclosure controls and procedures;
•	overseeing the internal controls over financial reporting;
•	reviewing with management the company’s administrative, operational and accounting internal controls, including controls and security of the computerized information systems;
•	overseeing the internal audit function;
•	reviewing the annual report of the internal auditor;
•	approving the appointment of the Chief Audit Executive; and
•	adopting and reviewing annually the internal audit charter.

The internal auditors report directly to the Audit, Finance & Risk Committee. They meet regularly with the committee, in camera, without any members of management present. The chair of the committee also meets with the internal auditors from time to time, to discuss significant issues.

External auditors

•	reviewing the qualifications, performance and independence of our external auditors and recommending their appointment to the Board;
•	reviewing all audit and non-audit services to be provided by the external auditors, including proposed fees, and pre-approving them, consistent with our policy; and
•	setting the compensation of the external auditors, reviewing their performance, overseeing their activities and retaining them in their role as external auditors.

The external auditors report directly to the Audit, Finance & Risk Committee. They meet regularly with the committee, in camera, without any members of management present. The chair of the committee also meets with the external auditors from time to time, to discuss significant issues.

Finance

•	reviewing the issuance of securities by Enbridge and authorizing or recommending such matters to the Board for approval;
•	overseeing the filing of prospectuses or related documents with securities regulatory authorities; and
•	reviewing changes to credit facilities and inter-company financing transactions and recommending them to the Board for approval where applicable.

Risk management

•	overseeing the annual review of Enbridge’s principal risks, including financial risks, as they pertain to the committee’s mandate;
•	reviewing risks in conjunction with internal and external auditors;
•	monitoring our risk management programs and policies as they pertain to the committee’s mandate; and
•	reviewing our annual report on insurance coverages.

Together with the Board, the committee also reviews with senior management, internal counsel and others as necessary:

•	our method of reviewing risk and our strategies and practices related to assessing, managing, preventing and mitigating risk; and
•	loss prevention policies, risk management programs and disaster response and recovery programs.

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2017 highlights

Following are highlights of the activities of the Audit, Finance & Risk Committee in 2017:

Audits and financial reporting

•	reviewed annual MD&A and financial statements and notes and recommended them to the Board for approval;
•	reviewed and approved, or recommended to the Board for approval, the interim MD&A and financial statements;
•	reviewed public disclosure documents containing audited or unaudited financial information, including annual and interim earnings press releases, prospectuses and the annual information form, and recommended them to the Board for approval for public release;
•	reviewed and approved the pension plan annual financial statements and received an annual pension report; and
•	the chair of the Audit, Finance & Risk Committee reviewed and approved the prior year’s expenses of the President & Chief Executive Officer.

Internal controls

•	reviewed the quarterly internal controls compliance reports;
•	reviewed the internal audit role and audit plan and received quarterly internal audit reports; and
•	reviewed and reapproved the internal audit charter.

Compliance

•	received quarterly updates on the ethics and conduct hotline activity from the Chief Compliance Officer and reviewed; and
•	approved an updated ethics and compliance policy.

External auditors

•	reviewed the qualifications and independence of PwC;
•	recommended appointment of PwC by shareholders and reviewed and approved the 2017 engagement letter (including the terms of engagement and proposed fees);
•	pre-approved all non-audit services to be provided by PwC that are allowed under the committee’s policy and approved an updated independent auditor services pre-approval policy;
•	reviewed the performance of PwC; and
•	reviewed PwC’s report on compliance with Sarbanes-Oxley.

Finance

•	reviewed quarterly treasury management reports;
•	reviewed unbudgeted capital commitments under Management’s authority and recommended spending authorities be refreshed to the Board for approval; and
•	reviewed the financing plans including additional financing transactions not originally included in the 2017 annual financing plan, credit facilities and inter-company financing transactions, and recommended them to the Board for approval.

Risk management

•	reviewed the quarterly financial risk management reports;
•	reviewed and approved the corporate risk assessment report as it pertains to the committee’s mandate;
•	approved credit exceptions under the risk policy;
•	reviewed the annual report on insurance coverages and insurance renewal strategy; and
•	reviewed the quarterly information technology security reports.

The committee also provided oversight over the finance integration program following the Merger Transaction and reviewed and approved and recommended to the Board a new authorities and spending limits policy, contracts policy, external auditor hiring policy, financial risk management policy and treasury policy.

Awards and recognition

For the seventh year in a row, the Chartered Professional Accountants (CPA) of Canada awarded Enbridge an Award of Excellence in Corporate Reporting, with Enbridge receiving a silver award in 2017.

Governance

The Audit, Finance & Risk Committee met five times in 2017 and reviewed its performance in 2017. The committee reviewed the qualifications of its members, and recommended to the Board members who it believes can be properly

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considered audit committee financial experts. It held in camera meetings without management present at each of its regularly scheduled meetings with the Chief Audit Executive of Internal Audit as well as with the external auditors and then it met on its own in camera. Before each meeting, the chair of the committee met with the Chief Financial Officer to discuss the agenda items for the meeting and any significant issues. The chair also met with the senior partner of the external auditors assigned to Enbridge’s audit before each meeting. In October 2017, the committee reviewed and approved updated committee terms of reference for 2018.

The Audit, Finance & Risk Committee has:

•	reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2017 with the company’s management and the external auditor, PwC;
•	discussed with PwC the matters that are required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) standards governing communications with audit committees; and
•	been provided by PwC the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with the Audit, Finance & Risk Committee concerning independence, and discussed with PwC that firm’s independence.

Based on the review and discussions referenced above, the Audit, Finance & Risk Committee recommended to the Board that the financial statements for the fiscal year ended December 31, 2017 be included in the company’s 2017 Annual Report on Form 10-K, for filing with the SEC.

Chair:	J. Herb England
Members:	Clarence P. Cazalot, Jr., Marcel R. Coutu, Charles W. Fischer, Michael McShane and Catherine L. Williams

Report of the Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee provides oversight of, and carries out the responsibilities delegated by the Board related to, corporate social responsibility (“CSR”) matters.

Responsibilities

The Corporate Social Responsibility Committee is responsible for assessing our policies, strategies and performance related to CSR, and for providing oversight on our performance on an enterprise-wide basis in respect to CSR matters. The Corporate Social Responsibility Committee also reviews our public reporting in this area, which uses the terms “CSR” and “Corporate Sustainability” interchangeably.

The Corporate Social Responsibility Committee is responsible for reviewing and recommending to the Board policies and priorities to guide Enbridge’s performance on CSR matters which include:

•	climate change and environmental stewardship;
•	Indigenous rights;
•	stakeholder engagement;
•	community awareness programs on pipeline safety;
•	community investment;
•	government relations; and
•	communications.

The CSR Committee assesses the company’s progress on integrating social and environmental considerations into our business decision-making and may, depending on the nature of the matter, consider results from reviews on significant issues that fall within its mandate. The Committee provides oversight on performance measures and outcomes on key social and environmental issues, as well as our methods of communicating on CSR related matters and policies. It receives regular reports from management on how the company is complying with relevant public and corporate requirements. It monitors developments on issues that are material to Enbridge’s credibility and reputation and provides oversight on how well we are responding to new social and environmental risks and opportunities.

The Corporate Social Responsibility Committee has approved the use of the Global Reporting Initiative guidelines for reporting our sustainability performance and ensuring our approach is rigorous, transparent and inclusive. Enbridge’s Chief Sustainability Officer (“CSO”) has a reporting relationship with this committee. Part of the CSO’s role is to enhance the Board’s knowledge on the evolution of CSR and sustainability issues, such as climate change, that are material to the company’s business strategy.

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2017 highlights

Following are highlights of the activities of the Corporate Social Responsibility Committee in 2017:

Assessing corporate policies, procedures and practices

•	following the Merger Transaction, provided oversight on the integration of policies, procedures and practices on CSR and related issues including reporting, climate change, Indigenous peoples, public safety, community engagement and investment, and government relations;
•	received updates on CSR issues, impacts, risks and trends of consequence to our businesses;
•	reviewed management strategies and systems for performance, accountability and risk management on Indigenous issues;
•	reviewed management strategies and systems for performance, accountability and risk management on climate issues;
•	received management’s reports on regulatory issues and compliance as well as government relations activities;
•	reviewed and approved a political contributions policy for the company; and
•	discussed and approved the corporate risk assessment report as it pertains to the committee’s mandate.

Reviewing our work with government, Indigenous peoples, stakeholders and regulators

•	assessed results from management’s consultation and engagement with local Indigenous communities on specific projects and operations;
•	reviewed and discussed actions being taken by management to ensure that corporate and regulatory requirements for Indigenous consultation and involvement in decision making are met across all projects and operations;
•	received briefings on additional steps being taken by management to respond to Indigenous concerns and enter into agreements and/or collaborations that provide interested Indigenous communities with enhanced opportunities for economic participation in our projects and operations and the development of joint initiatives on pipeline safety and environmental and cultural protection;
•	received management updates on activities designed to respond to input from landowners and other local communities in which we operate and to provide opportunities for inclusion in the management of risks, and the creation of social, environmental and economic benefits, from our business activities;
•	received reports on community investments, including donations to charitable organizations and operating communities; and
•	reviewed corporate initiatives on community involvement and public awareness programs on pipeline safety.

Monitoring and reporting CSR performance

•	reviewed our reporting on enterprise-wide performance on key social, environmental and governance topics in 2016 annual CSR & Sustainability Report;
•	support expanded reporting on the management of risks to Indigenous rights during investment review and the implementation of Enbridge’s Indigenous Peoples Policy;
•	monitored developments related to climate change and how we are responding to new regulatory and market dynamics on climate and energy issues, including the implications of new provincial, state and management policies in the US and Canada on greenhouse gas emissions reduction;
•	reviewed the recommendations of the Financial Stability Board’s Task Force on Climate-related Financial Disclosure and Management’s evolving approach to expanded reporting on climate risk; and
•	monitored developments relating to potential changes to federal environmental assessment processes in Canada.

Awards and recognition

The Corporate Social Responsibility Committee supports our continuing involvement in social, environmental and governance initiatives that have resulted in Enbridge receiving significant positive external recognition in recent years, including the following recognition in 2017:

•	Global 100 List of the Most Sustainable Companies;
•	Best 50 Corporate Citizens in Canada;
•	Dow Jones Sustainability North America Index;
•	Newsweek Green Rankings;
•	Globe and Mail Corporate Governance Rankings;
•	Chartered Professional Accountants of Canada Award for Excellence in Corporate Reporting;
•	Canada’s Top 100 Employers; and
•	S&P Global Platts Construction Project of the Year: Sabal Trail Transmission Project.

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Governance

The Corporate Social Responsibility Committee met four times in 2017 and reviewed its performance in 2017. The committee held in camera meetings without management present at the end of each meeting. Before each meeting, the chair of the committee met with executive management to discuss the agenda items for the meeting and any significant issues. In October 2017, the Corporate Social Responsibility Committee reviewed and approved updated committee terms of reference for 2018.

Chair:	V. Maureen Kempston Darkes
Members:	Pamela L. Carter, Charles W. Fischer, Michael E.J. Phelps and Dan C. Tutcher

Report of the Governance Committee

The Governance Committee fulfills public company nominating/corporate governance committee obligations and carries out the responsibilities delegated by the Board related to the company’s director nominations process, director compensation and developing and maintaining the company’s corporate governance policies.

Responsibilities

The Governance Committee focuses on ensuring we have a comprehensive system of stewardship and accountability for directors, management and employees that is in the best interests of Enbridge.

The Governance Committee is responsible for developing our approach to governance, including the division of duties between the Chair of the Board, directors, the President & Chief Executive Officer and management.

It is responsible for:

•	recommending matters about overall governance to the Board;
•	reviewing the terms of reference for the Board and the Board Committees;
•	setting corporate governance guidelines for the Board; and
•	reviewing management’s compliance reports on corporate governance policies, including the Statement on Business Conduct.

The Governance Committee works closely with the Corporate Secretary and other members of management to keep abreast of governance trends and implement board governance best practices.

Board composition, education and evaluation

The Governance Committee is responsible for:

•	developing a Board composition plan and recommending the nomination of directors to the Board and Board Committees;
•	establishing formal orientation and education programs for directors;
•	reviewing and reporting to the Board on risk management matters relating to corporate liability protection programs for directors and officers;
•	assessing the performance of the Board, Board Committees, the Chair of the Board and individual directors;
•	monitoring the quality of the relationship among Board members and Board Committees and with management and recommending any changes; and
•	ensuring the Board functions independently of management.

One of the Governance Committee’s objectives is to nominate a balanced mix of members to the Board who have the necessary experience and expertise to make a meaningful contribution in carrying out duties on behalf of the Board. It sets guidelines for recruiting new talent with criteria for relevant expertise, senior management experience or other qualifications. See “Identifying new candidates” and “Diversity” on pages 38 and 39, respectively, for more information.

The Governance Committee manages the annual performance review of the Board. See Board evaluation beginning on page 37 for more information.

Compensation

The Governance Committee is responsible for reviewing and setting director compensation. There was no increase in director compensation in 2017.

2017 highlights

Following are highlights of the activities of the Governance Committee in 2017:

•	reviewed proxy voting recommendations and annual meeting voting results for the 2017 annual meeting;

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•	monitored implementation of the company’s diversity policy;
•	approved our statement on corporate governance practices for this Proxy Statement;
•	received reports on employee and director compliance with the Statement on Business Conduct and reviewed and approved a revised Statement on Business Conduct;
•	reviewed the Board composition plan and skills matrix and analyzed the implications our strategic plan has on Board composition;
•	reviewed the composition of the Board committees;
•	provided oversight over Board governance and Board committee composition following the Merger Transaction;
•	provided oversight over the integration of governance policies, procedures and practices following the Merger Transaction;
•	reviewed the qualifications and independence of all members of the Board;
•	reviewed management’s reports on our director and officer liability protection program and management information systems;
•	actively participated in a process to identify candidates for Board succession purposes;
•	reviewed the Corporate Governance Principles and Guidelines and revised terms of reference for our Board, each of the five Board committees, the President & CEO and the Chair of the Board;
•	reviewed Mercer (Canada) Limited’s review of directors’ compensation;
•	received management’s reports on developments in corporate governance and disclosure; and
•	conducted the Board evaluation process for 2017 and reviewed and reported to the Board on the results of the various assessments.

Awards

In 2017, Enbridge’s in-house legal team was honored with a Canadian Lawyer InHouse Innovatio Award celebrating in-house innovation in the category “In-house Dealmakers”.

Governance

The Governance Committee met four times in 2017 and reviewed its performance in 2017. The committee held in camera meetings without management present at each meeting. Before each meeting, the chair of the committee reviews agenda items for the meeting and discusses any significant issues with management. In October 2017, the Governance Committee reviewed and approved updated committee terms of reference for 2018.

Chair:	Dan C. Tutcher
Members:	Pamela L. Carter, Marcel R. Coutu, Michael E.J. Phelps and Rebecca B. Roberts

Report of the Safety & Reliability Committee

The Safety & Reliability Committee provides oversight of operational matters and carries out the responsibilities delegated by the Board related to safety and reliability.

Responsibilities

The Safety & Reliability Committee is responsible for the oversight of operational matters and reviews and makes recommendations to the Board regarding safety and reliability matters, including:

•	environment;
•	health & safety;
•	pipeline and facility integrity management;
•	security (physical, data and cyber);
•	emergency response preparedness; and
•	other operational risks.

The committee is responsible for the oversight of operational matters to ensure that the company meets the safety and reliability objectives established by the Board. The committee’s responsibilities include:

•	overseeing the enterprise-wide safety culture and receiving reports from management and third parties regarding safety culture development;
•	overseeing the annual review of Enbridge’s principal risks as they pertain to the committee’s mandate;
•	receiving reports on the risk management guidelines applicable to safety and reliability matters and other operational risks;

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•	reviewing the policies followed by management in the conduct of operations directed at preventing injury and adverse environment, health or safety impacts;
•	reviewing the policies followed by management relating to the documentation and reporting of safety and reliability approvals, compliance and incidents;
•	receiving status and assessment reports from management regarding compliance with safety and reliability matters, including corporate risk assessments, and providing recommendations;
•	reviewing and providing oversight of management’s response to significant safety incidents;
•	reviewing and making recommendations regarding management’s methods of communicating policies relating to safety and reliability;
•	considering the results of operational compliance audits including safety and reliability assurance verifications;
•	considering potential impacts of proposed legislation and other emerging issues relating to safety and reliability;
•	at least annually, receiving from management a report on the insurable risks related to the areas within its mandate; and
•	determining, if necessary, further directors’ and officers’ duties and responsibilities relating to safety and reliability.

In addition, the committee may retain independent advisors, request other reports, meet with management or employees and furnish recommendations to the Board.

2017 highlights

The Safety & Reliability Committee carried out the following activities during 2017:

•	received quarterly reports on the company’s enterprise safety and operational reliability performance;
•	reviewed and approved the corporate risk assessment report as it pertains to the committee’s mandate;
•	received management’s report on top operational risks;
•	provided oversight of, and received updates on, the enterprise safety and reliability assurance program and the monitoring and reporting of safety and operational reliability performance;
•	received quarterly operational risk reports and annual safety & environment reports from the Liquids Pipelines, Gas Transmission & Midstream and Utilities & Power Operations business units;
•	received reports and updates from management regarding incidents that occurred in 2017 during the committee’s quarterly meetings along with progress reports on related action plans and corrective action measures undertaken;
•	received quarterly reports on enterprise security as well as regulatory and compliance matters;
•	received quarterly reports on information technology and cyber security matters;
•	received quarterly reports from the Chief Compliance Officer about all significant complaints received on matters within the committee’s mandate;
•	received quarterly updates on the enterprise initiatives and management system improvements focused on improvement in the areas of safety and reliability, which led to continued strong performance in the areas of employee and contractor injury frequency and release volumes across the organization in 2017; and
•	provided oversight over, and received reports on, the integration program for enterprise safety and operational reliability following the Merger Transaction.

Governance

The Safety & Reliability Committee met four times in 2017 and reviewed its performance in 2017. The committee held an in camera meeting without any members of management present, at each meeting. Before each meeting, the chair of the committee met with executive management to discuss the agenda items for the meeting and any significant issues. In October 2017, the Safety & Reliability Committee reviewed and approved updated committee terms of reference for 2018.

Chair:	Charles W. Fischer
Members:	Pamela L. Carter, V. Maureen Kempston Darkes, Michael McShane, Rebecca B. Roberts and Dan C. Tutcher

Report of the Human Resources & Compensation Committee

The Human Resources & Compensation Committee assists the Board by providing oversight and direction on human resources strategy, policies and programs for the named executives, senior management and our broader employee base. This includes compensation, pension and benefits as well as talent management, succession planning, workforce recruitment and retention.

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Responsibilities

The Human Resources & Compensation Committee is responsible for:

•	reviewing, approving, amending, or when appropriate, making recommendations to the Board regarding the following:
•	human resources policies, practices and structures;
•	compensation programs, annual salary budgets, employee benefit plans, cash-based and equity-based incentive compensation plans, other management incentive and perquisite plans, and any other non-standard remuneration plans;
•	the comparator group of companies to be used for executive compensation purposes;
•	senior management, executive and officer appointments and their compensation including special pension arrangements;
•	management succession plans, management development plans, and termination policies/arrangements;
•	the Committee’s report and the Statement of Executive Compensation, including the Compensation Discussion and Analysis; and
•	the evaluation of human resources risk as part of the Corporate Risk Assessment process.
•	oversee the company’s compensation programs from a risk perspective to ensure they do not encourage individuals to take inappropriate or excessive risks that are reasonably likely to have a materially adverse impact on the company;
•	oversee regulatory compliance with respect to compensation matters;
•	review and administer incentive compensation plans;
•	in conjunction with the Chair of the Board, lead the annual Chief Executive Officer performance review process;
•	in conjunction with the Chair of the Board, identify a CEO succession plan to be recommended to the Board for their approval; and
•	review, approve or make recommendations to the Board in respect of pension, retirement and savings plan matters, including:
•	the design, benefit provisions, investment options and text of applicable plans;
•	policies and guidelines with respect to the funding of the liabilities and the investment assets of each plan;
•	the financial risk aspects of policies and investment portfolios for the plans; and
•	the terms of reference of the management pension committee and appointment of its members.

In addition, the committee may retain independent advisors, request other reports, meet with management or employees and furnish recommendations to the Board.

2017 highlights

The Human Resources & Compensation Committee carried out the following activities during 2017:

•	reviewed the company’s succession planning strategy and received regular updates on progress to ensure robust development of candidate pools at various levels in the organization for leadership capability and continuity;
•	reviewed both company and business unit performance, based on the approved short-term incentive performance metrics and corporate financial performance compared to our peers and the TSX60 and TSX Composite Index over several time periods, and used these assessments to determine 2017 short-term, medium-term and long-term incentive awards for our executives and employees;
•	evaluated the President & Chief Executive Officer’s performance and recommended all aspects of his compensation for 2017 to the Board, including his base salary and short-term, medium-term and long-term incentive awards;
•	reviewed and recommended approval to the Board of the overall number of incentive stock options to be granted;
•	reviewed Mr. Monaco’s performance assessments and compensation recommendations for the other executive officers, including recommendations for their base salaries and short-term, medium-term and long-term incentive awards for 2017;
•	reviewed competitive market analysis data provided by independent compensation advisors to inform both the President & Chief Executive Officer and other executive officer compensation recommendations;
•	approved special merger-related compensation arrangements to key executives and delegated authority to the President & Chief Executive Officer to finalize;
•	approved a revised compensation peer group for compensation benchmarking based on the larger scope and size of Enbridge following the Merger Transaction;
•	approved changes to target levels and pay mix for executive officers;
•	approved the annual general salary increase recommendations;

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•	reviewed and approved the annual Benefit and Regulatory Compliance Report as part of the pension governance process, including the funding status;
•	approved changes to pension plans to create a harmonized program following the Merger Transaction;
•	reviewed and approved the corporate risk assessment report as it pertains to the committee’s mandate;
•	recommended officer appointments to the Board for ratification; and
•	considered compensation risk in the approval of all compensation programs, measures and targets and reviewed and approved the results of the annual compensation risk assessment, designed to support compensation risk oversight.

Governance

The Human Resources & Compensation Committee met nine times in 2017 and reviewed its performance in 2017. The committee held an in camera meeting without any members of management present, at each meeting. Before each meeting, the chair of the committee met with executive management to discuss the agenda items for the meeting and any significant issues. In October 2017, the Human Resources & Compensation Committee reviewed and approved updated committee terms of reference for 2018.

Chair:	Catherine L. Williams
Members:	Clarence P. Cazalot, Jr., Marcel R. Coutu, V. Maureen Kempston Darkes, Michael E.J. Phelps, Rebecca B. Roberts

Please see page 106 for the Report of the Human Resources & Compensation Committee as related to its review of and recommendations regarding the Compensation Discussion and Analysis included in this Proxy Statement.

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Director compensation

Philosophy and approach

The Board is responsible for developing and implementing the directors’ compensation plan and has delegated the day-to-day responsibility for director compensation to the Governance Committee.

Our directors’ compensation plan is designed with four key objectives in mind:

•	to attract and retain the most qualified individuals to serve as directors;
•	to compensate our directors to reflect the risks, responsibilities and time commitment they assume when serving on our Board and Board committees;
•	to offer directors compensation that is competitive with other public companies that are comparable to Enbridge and to deliver such compensation in a tax effective manner; and
•	to align the interests of directors with those of our shareholders.

While our executive compensation program is designed around pay for performance, director compensation is based on annual retainers. This is to meet the compensation objectives and to help ensure our directors are unbiased when making decisions and carrying out their duties while serving on our Board.

The Governance Committee uses a peer group of companies to set the annual retainers for our Board and targets director compensation at or about the 50th percentile. See “Benchmarking to peers” beginning on page 63 for more information about our peer group and how we benchmark executive compensation.

The Governance Committee reviews the directors’ compensation plan every year, with assistance from management. Every second year a formal review by an external consultant is undertaken. In 2017, the Governance Committee engaged Mercer (Canada) Limited for a formal review of directors’ compensation, including peer analysis and benchmarking to the updated 2017 peer group referred to above. Following this review, no changes were made to director compensation for 2017.

Each year, as part of this review, the Governance Committee considers the time commitment and experience required of members of our Board and the director compensation paid by a group of comparable public companies when it sets the compensation. The Governance Committee also reviews the directors’ compensation plan to make sure the overall program is still appropriate and reports its findings to the Board.

2017 director share ownership requirements

We expect directors to own Enbridge shares so they have an ongoing stake in the company and are aligned with the interests of shareholders. Directors must hold at least three times their annual Board retainer in DSUs or Enbridge shares and meet that requirement within five years of becoming a director on our Board. The annual Board retainer for 2017 was $235,000 (C$ or US$, as applicable) and the director share ownership requirement was $705,000 (C$ or US$, as applicable). The share ownership requirement for 2017 was denominated in Canadian dollars for directors whose principal residence was in Canada and who were paid their retainer in Canadian dollars and in US dollars for directors whose principal residence was in the United States and who were paid their retainer in US dollars. The share ownership requirement increased to US$742,500 for all directors in 2018.

If a decrease in the market value of Enbridge shares results in a director no longer meeting the share ownership requirements, we expect him or her to buy additional Enbridge shares in order to satisfy the minimum threshold.

DSUs are paid out when a director retires from the Board. They are settled in cash, based on the weighted average of the closing price of common shares on the TSX for the last five trading days before the redemption date, multiplied by the number of DSUs the director holds. Directors may not engage in equity monetization transactions or hedges involving securities of Enbridge (see “Anti-hedging policy” on page 81).

About DSUs

A deferred share unit (“DSU”) is a notional share that has the same value as one Enbridge common share. Its value fluctuates with variations in the market price of Enbridge shares.

DSUs do not have voting rights but they accrue dividends as additional DSUs, at the same rate as dividends paid on our common shares.

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2017 compensation components

Our directors’ compensation plan has four components:

•	an annual retainer;
•	an annual retainer if he or she serves as the Chair of the Board or chair of a Board committee;
•	a travel fee for attending Board and Board committee meetings; and
•	reimbursement for reasonable travel and other out-of-pocket expenses relating to his or her duties as a director.

We do not have meeting attendance fees.

Our directors’ compensation plan has been in effect since 2004 and was revised in 2010, 2013, 2015, 2016 and 2018. The table below shows the fee schedule for directors in 2017. Directors are paid quarterly. Mr. Monaco does not receive any director compensation because he is our President & Chief Executive Officer and is compensated in that role.

We have not granted stock options to directors since 2002. Mr. Ebel held certain Spectra Energy equity awards at the closing of the Merger Transaction that were generally treated in the same manner as those held by other employees of Spectra Energy. For information see “Interest of informed persons in material transactions / transactions with related persons” on page 29.

Directors who also serve as a director or trustee of one of our subsidiaries or affiliates may also receive an annual retainer and meeting and travel fees for attending those meetings.

Directors can receive their retainer in a combination of cash, Enbridge shares and DSUs, but they must receive a minimum amount in DSUs, as shown in the table below. Travel fees are always paid in cash.

In 2017, the face amounts of the retainers and travel fees shown in the table below were paid in Canadian dollars to directors whose principal residence was in Canada and in US dollars to directors whose principal residence was in the United States.

2017 directors’ compensation plan retainers
	Annual amount (C$ or US$, as applicable)	Cash	Enbridge shares	DSUs	Cash	Enbridge shares	DSUs
	Compensation component	before minimum share ownership			after minimum share ownership
Board Retainer	235,000
Additional retainers
Chair of the Board retainer	260,000
Board committee chair retainer		Up to 50%	Up to 50%	50% to 100%	Up to 75%	Up to 75%	25% to 100%
– Audit, Finance & Risk	25,000
– Human Resources & Compensation	20,000
– Safety & Reliability	15,000
– Corporate Social Responsibility	10,000
– Governance	10,000
Travel fee (per meeting)	1,500	100%	–	–	100%	–	–

Before a director reaches the minimum share ownership level, at least one half of their retainer will be paid in the form of DSUs, with the balance paid in cash, Enbridge shares or DSUs, according to a percentage mix they choose. Directors who have not met the minimum share ownership level will be paid their retainer in equal portions of cash and DSUs if they do not make a timely election as to the form in which they wish to receive their retainer. Once a director reaches the minimum share ownership level, they can choose to receive between one quarter and their entire retainer in DSUs, with the balance in cash, Enbridge shares or a combination of both, according to a percentage mix they choose so long as at least 25% of the retainer is paid in the form of DSUs. Directors are allocated the DSUs and Enbridge shares based on the weighted average of the closing price of the Enbridge shares on the TSX for the five trading days immediately preceding the date that is two weeks prior to the date of payment.

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The table below shows the compensation components in which each director’s annual retainer for the year ended December 31, 2017 was delivered.

Director	Cash (%)	Enbridge shares (%)	DSUs (%)
Pamela L. Carter	50	–	50
Clarence P. Cazalot, Jr.	50	–	50
Marcel R. Coutu	–	–	100
Gregory L. Ebel	50	–	50
J. Herb England	–	75	25
Charles W. Fischer	50	–	50
V. Maureen Kempston Darkes	–	–	100
Michael McShane	50	–	50
Al Monaco[1]	–	–	–
Michael E.J. Phelps	75	–	25
Rebecca B. Roberts	50	–	50
Dan C. Tutcher	–	–	100
Catherine L. Williams	25	50	25
Former Directors
David A. Arledge[2]	75	–	25
James J. Blanchard[2]	50	25	25
George K. Petty[2]	75	–	25

1	Mr. Monaco does not receive any compensation as a director of Enbridge because he is our President & Chief Executive Officer.
2	Messrs. Arledge, Blanchard and Petty retired from the Board effective February 27, 2017 upon the closing of the Merger Transaction.

Director compensation table

The table below provides information concerning the compensation of each non-employee director who served at any time in 2017. Mr. Monaco does not receive any compensation as a director of Enbridge because he is our President & Chief Executive Officer. For information on Mr. Monaco’s compensation, see page 89.

Amounts originally paid in Canadian dollars have been converted to US dollars using C$1 = US$0.7981, the published WM/Reuters 4 pm London exchange rate for December 29, 2017.

2017 Compensation
Name	Fees earned or paid in cash (US$)[2]	Stock awards (US$)[3]	All other compensation (US$)[4]	Total (US$)
P.L. Carter[1]	146,875	50,717	9,000	206,592
C.P. Cazalot, Jr.[1]	97,916	101,434	7,500	206,850
M.R. Coutu	140,665	47,105	5,721	193,491
G.L. Ebel[1]	309,376	106,820	7,500	423,696
J.H. England	195,000	67,550	217,117	479,667
C.W. Fischer	149,644	50,116	18,489	218,249
V.M. Kempston Darkes	146,651	49,116	8,380	204,147
M. McShane[1]	146,875	50,717	6,000	203,592
M.E.J. Phelps[1]	117,221	39,343	7,183	163,747
R. B. Roberts	117,500	122,137	9,000	248,637
D.C. Tutcher	183,750	63,659	9,000	256,409
C.L. Williams	152,637	47,107	17,159	216,903
Former Directors
D.A. Arledge[5]	61,875	21,756	1,500	85,131
J.J. Blanchard[5]	29,375	10,308	1,500	41,183
G.K. Petty[5]	29,375	10,308	3,000	42,683

1.

Each of Ms. Carter and Messrs. Cazalot, Ebel, McShane and Phelps previously served on the board of directors of Spectra Energy and joined the Board on February 27, 2017 upon the closing of the Merger Transaction. In accordance with SEC rules, the table does not reflect compensation paid to any of the legacy Spectra Energy

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directors in respect of their service on the board of directors of Spectra Energy (or any of its subsidiaries) prior to the closing of the Merger Transaction. Mr. Ebel received compensation in 2017 in connection with his separation from service from Spectra Energy relating to the Merger Transaction. In accordance with SEC rules, this compensation is not included in this table because it does not relate to Mr. Ebel’s service as a Director of Enbridge. For details on such compensation, see “Interest of informed persons in material transactions / transactions with related persons” on page 29.
2.	Under our Directors’ Compensation Plan, non-employee directors may elect to receive DSUs or Enbridge shares in lieu of payment of their retainer in cash. In accordance with SEC rules, the amount of the cash retainer forgone at the director’s election is included in this column, with the resulting grants as described in footnote 3 below. Each of Ms. Carter and Messrs. Fischer and McShane elected to receive an incremental 25% of their retainer in DSUs and each of Ms. Darkes and Messrs. Coutu and Tutcher elected to receive an incremental 75% of their retainer in DSUs. Mr. England and Ms. Williams elected to receive an incremental 75% and 50%, respectively, of their retainer in Enbridge shares.
3.	Amounts shown represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) Compensation-Stock Compensation for DSUs granted. The grant date fair value for DSUs is determined based on the closing price per Enbridge share on the TSX of C$54.49 on March 17, 2017, C$52.12 on June 9, 2017, C$50.15 on September 15, 2017 and C$49.89 on December 15, 2017. DSUs are vested at grant and are settled in cash after the director’s retirement from our Board. The Enbridge shares granted as a component of director compensation are not subject to any vesting conditions or other restrictions on transfer.

Under our Directors’ Compensation Plan, for compensation paid to a director in DSUs or Enbridge shares in 2017, the number of DSUs or Enbridge shares, as applicable, is calculated by dividing the applicable amount of compensation in Canadian dollars payable in DSUs or Enbridge shares, as applicable, on the applicable payment date by the weighted average the closing price per Enbridge share on the TSX for the five trading days prior to the date that is two weeks prior to the applicable payment date.

The number of Enbridge shares and DSUs (inclusive of DSUs and Enbridge shares, as applicable, delivered in lieu of cash retainers as described above in footnote 2) paid in 2017 to each Director as a component of compensation on the applicable payment date is set out in the table below.

	Q1 2017 17-Mar	Q1 2017 17-Mar	Q2 2017 9-Jun	Q2 2017 9-Jun	Q3 2017 15-Sep	Q3 2017 15-Sep	Q4 2017 15-Dec	Q4 2017 15-Dec	TOTAL	TOTAL
Director	Enbridge shares (#)	DSUs (#)	Enbridge shares (#)	DSUs (#)	Enbridge shares (#)	DSUs (#)	Enbridge shares (#)	DSUs (#)	Enbridge shares (#)	DSUs (#)
P.L. Carter	–	236	–	755	–	721	–	774	–	2,486
C.P. Cazalot, Jr.	–	236	–	755	–	721	–	774	–	2,486
M.R. Coutu	–	1,062	–	1,119	–	1,182	–	1,205	–	4,568
G.L. Ebel		497	–	1,591	–	1,518	–	1,630	–	5,236
J.H. England	1,174	391	1,253	418	1,196	399	1,284	428	4,907	1,636
C.W. Fischer	–	565	–	595	–	629	–	641	–	2,430
V.M. Kempston Darkes	–	1,108	–	1,166	–	1,232	–	1,257	–	4,763
M. McShane	–	236	–	755	–	721	–	774	–	2,486
M.E.J. Phelps	–	89	–	280	–	295	–	301	–	965
R.B. Roberts	–	708	–	755	–	721	–	774	–	2,958
D.C. Tutcher	–	1,475	–	1,575	–	1,503	–	1,614	–	6,167
C.L. Williams	531	266	559	280	590	295	602	301	2,282	1,142
Former Directors
D.A. Arledge*	–	496	–	–	–	–	–	–	–	496
J.J. Blanchard*	235	235	–	–	–	–	–	–	235	235
G.K. Petty*	–	235	–	–	–	–	–	–	–	235

*	Messrs. Arledge, Blanchard and Petty retired from the Board effective February 27, 2017 upon the closing of the Merger Transaction.
4.	For all of our non-employee directors, these values include a per meeting $1,500 travel fee (US$ or C$, as applicable). For each of Ms. Williams and Messrs. Coutu, England and Fischer, these amounts also include the annual retainers paid for service as a director or trustee of an Enbridge subsidiary or affiliate and travel fees for attending those meetings.

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5.	Mr. Arledge, Gov. Blanchard and Mr. Petty retired from the Board on February 27, 2017 upon the closing of the Merger Transaction.

Change in director equity ownership

The table below shows the change in each director nominee’s equity ownership from March 13, 2017 to March 12, 2018, the dates of the management information circular for the 2017 annual meeting of shareholders and of this Proxy Statement, respectively, and his or her status in meeting the share ownership requirements.

Director[1]	Enbridge shares (#)	Enbridge stock options (#)		DSUs (#)	Total Enbridge shares + DSUs (#)	Market (at-risk) value of equity holdings (C$)[2]	Market (at-risk) value of equity holdings (US$)[3,4]
Pamela L. Carter 2018 2017 Change
	39,729	–		2,564	42,293	1,773,769	1,415,645
	39,729	–		–	39,729	2,200,192	1,755,973
	–	–		2,564	2,564	(426,424)	(340,329)
Clarence P. Cazalot, Jr. 2018 2017 Change
	12,929	–		2,564	15,493	649,776	518,587
	12,929	–		–	12,929	716,008	571,446
	–	–		2,564	2,564	(66,232)	(52,859)
Marcel R. Coutu 2018 2017 Change
	29,400	–		11,177	40,577	1,701,799	1,358,206
	29,400	–		6,113	35,513	1,966,710	1,569,631
	–	–		5,064	5,064	(264,911)	(211,425)
Gregory L. Ebel 2018 2017 Change
	628,286	405,408	[5]	5,402	633,688	26,576,875	21,211,004
	461,458	412,000	[5]	–	461,458	25,555,544	20,395,880
	166,828	(6,592)		5,402	172,230	1,021,331	815,124
J. Herb England 2018 2017 Change
	17,493	–		63,633	81,126	3,402,424	2,715,475
	11,983	–		58,725	70,708	3,915,809	3,125,207
	5,510	–		4,908	10,418	(513,385)	(409,732)
Charles W. Fischer 2018 2017 Change
	11,250	–		29,109	40,359	1,692,656	1,350,909
	11,250	–		25,214	36,464	2,019,376	1,611,664
	–	–		3,895	3,895	(326,720)	(260,755)
V. Maureen Kempston Darkes 2018 2017 Change
	21,366	–		25,467	46,833	1,964,176	1,567,609
	20,777	–		19,471	40,248	2,228,934	1,778,912
	589	–		5,996	6,585	(264,758)	(211,304)
Michael McShane 2018 2017 Change
	32,068	–		2,564	34,632	1,452,466	1,159,213
	32,068	–		–	32,068	1,775,926	1,417,366
	–	–		2,564	2,564	(323,460)	(258,153)
Al Monaco[6] 2018 2017 Change
	504,907	3,786,380		–	504,907	21,175,800	16,900,406
	411,113	3,149,300		–	411,113	22,767,438	18,170,692
	93,794	637,080		–	93,794	(1,591,638)	(1,270,287)
Michael E.J. Phelps 2018 2017 Change
	55,645	–		995	56,640	2,375,482	1,895,872
	90,428	–		–	90,428	5,007,903	3,996,807
	(34,783)	–		995	(33,788)	(2,632,421)	(2,100,935)
Dan C. Tutcher 2018 2017 Change
	643,342	–		92,302	735,644	30,852,909	24,623,707
	635,167	–		81,458	716,625	39,686,693	31,673,949
	8,175	–		10,844	19,019	(8,833,783)	(7,050,242)
Catherine L. Williams 2018 2017 Change
	47,106	–		37,892	84,998	3,564,816	2,845,080
	42,775	–		34,805	77,580	4,296,380	3,428,941
	4,331	–		3,087	7,418	(731,564)	(583,861)
Total 2018 2017 Change
	2,043,521	4,191,788		273,669	2,317,190	97,182,949	77,561,711
	1,799,077	3,561,300		225,786	2,024,863	112,136,913	89,496,470
	244,444	630,488		47,883	292,327	(14,953,964)	(11,934,759)

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1.	Messrs. Arledge, Blanchard and Petty, are not shown in the above table because they retired from the Board effective February 27, 2017 upon the closing of the Merger Transaction. Ms. Roberts is not shown in the table above because she is not standing for re-election at the Meeting.
2.	Based on the total market value of Enbridge shares and/or DSUs owned by the director, based on the closing price of C$55.38 on the TSX on March 13, 2017 and C$41.94 on March 12, 2018. These amounts have been rounded to the nearest dollar in Canadian dollars. Excludes stock options.
3.	Total market value in C$ has been converted to US$ using C$1=US$0.7981, the published WM/Reuters 4 pm London exchange rate for December 29, 2017, and then rounded to the nearest dollar.
4.	In 2018, directors must hold at least US$742,500 in DSUs or Enbridge shares within five years of becoming a director on our Board. All director nominees currently meet or exceed this requirement, other than Mr. Cazalot, who has until February 27, 2022 to meet this requirement.
5.	Mr. Ebel’s stock options were Spectra Energy options that converted into options to purchase Enbridge common shares upon the closing of the Merger Transaction. See “Interest of Informed Persons in material transactions / transactions with related persons” on page 29. No new Enbridge stock options were granted to Mr. Ebel in his capacity as a Director of Enbridge or Chair of the Enbridge Board.
6.	Mr. Monaco does not receive any compensation as a director of Enbridge. He is only compensated for his role as President & Chief Executive Officer. As President & CEO, he was subject to a share ownership requirement of five times base salary in 2017, and this has increased to six times base salary in 2018. Please see page 81 of this Proxy Statement for information on his Enbridge share ownership as a multiple of his base salary.

Security ownership of certain beneficial owners and management

Beneficial ownership table

The table below sets forth the number and percentage of outstanding Enbridge shares beneficially owned by each of our Directors, each of our NEOs and all Directors and executive officers as a group, as of March 12, 2018. Unless otherwise indicated in the table, the address of each of the individuals below is c/o Enbridge Inc., 200-425 1st Street SW, Calgary, Alberta, T2P 3L8.

Name of beneficial owner	Number of Enbridge shares Held	Number of Enbridge shares acquirable within 60 days		Total Shares Beneficially Owned	Percent of common shares (or other interest) outstanding	Total Class A common units of Enbridge Energy Partners, L.P. Held	Total limited liability company interests in Enbridge Energy Management, L.L.C. Held	Total common units in Spectra Energy Partners, L.P. Held	Total common shares of Enbridge Income Fund Holdings Inc. Held
Pamela L. Carter	39,729	–		39,729	*	–	–	906	–
Clarence P. Cazalot, Jr.	12,929	–		12,929	*	–	98,341	7,400	–
Marcel R. Coutu	29,400	–		29,400	*	–	–	–	–
Gregory L. Ebel	628,286	405,408		1,033,694	*	1,000	–	22,295	–
J. Herb England	17,493	–	[2]	17,493	*	8,626	–	–	–
Charles W. Fischer	11,250	–		11,250	*	–	–	–	27,100
V. Maureen Kempston Darkes	21,366	–		21,366	*	–	–	–	–
Michael McShane	32,068	–		32,068	*	–	–	–	–
Al Monaco	504,907	2,389,800		2,894,707	*	–	–	–	8,150
Michael E.J. Phelps	55,645	17,052	[1]	72,697	*	–	–	–	–
Rebecca B. Roberts	2,700	–		2,700	*	–	–	–	–
Dan C. Tutcher	643,342	–		643,342	*	40,000	68,421	–	–
Catherine L. Williams	47,106	–	[2]	47,106	*	–	–	–	–
John K. Whelen	123,417	638,996		762,413	*	–	–	–	21,500
D. Guy Jarvis	46,515	404,650		451,165	*	–	–	–	–
Robert R. Rooney	4,509	41,800		46,309	*	–	–	–	8,500
William T. Yardley	107,139	53,439		160,578	*	–	–	593	–
C. Gregory Harper	500	122,485		158,535	*	–	–	10,451	–
All current executive officers and directors as a group[3]	2,503,182	5,609,321		8,112,503	*	49,626	178,922	31,194	93,786

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1.	These are amounts that are allocated to notional company stock-based investment funds under the Spectra Energy Directors’ Savings Plan; the amounts are settled in shares within 60 days following a separation from service with shares obtained on the market by the trustee of the plan’s trust funding vehicle (commonly referred to as a rabbi trust).
2.	Mr. England and Ms. Williams will be paid a portion of their directors’ compensation on March 23, 2018. Under our Directors’ Compensation Plan, the number of Enbridge shares will be calculated by dividing the applicable amount of compensation in Canadian dollars payable in Enbridge shares on the payment date by the weighted average the closing price per Enbridge share on the TSX for the five trading days prior to the date that is two weeks prior to the payment date.
3.	Mr. Harper’s security ownership is not included in this total because he departed the organization on April 1, 2017.
*	Represents less than 1% of the outstanding class.

Principal Shareholders

The table below sets forth information about the number of Enbridge shares held by persons known by the company to be the beneficial owners of more than five percent of issued and outstanding Enbridge shares, as of March 12, 2018. This information is based on the most recently available reports filed with the SEC.

Name and address of beneficial owner	Aggregate number of Enbridge shares beneficially owned	Percent of Enbridge shares outstanding
Capital World Investors [1] 333 South Hope Street Los Angeles, CA 90071	146,896,404	8.7%

1	This information is based on Schedule 13G/A filing on February 14, 2018, which can be retrieved at www.sec.gov.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Exchange Act requires the company’s executive officers, directors and persons who own more than 10 percent of a registered class of the company’s equity securities to file initial reports of ownership and reports of changes in ownership of Enbridge shares with the SEC. SEC regulations require executive officers, directors and greater than 10 percent shareholders to furnish Enbridge with copies of all forms they file pursuant to Section 16(a). As a matter of practice, the company’s administrative staff assist Enbridge’s executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and filing such reports with the SEC. During the fiscal year ended December 31, 2017, Enbridge relied on the foreign private issuer exemption from the requirements of Section 16(a) and therefore no forms concerning 2017 beneficial ownership were required to be filed by any person subject to Section 16 of the Exchange Act.

Indebtedness of directors and executive officers

As at the date of this Proxy Statement, there is no indebtedness outstanding by, or any guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by the company or its subsidiaries to any of the company’s directors or executive officers or any of their associates.

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Compensation Discussion and Analysis

Named Executive Officers

For 2017, the Enbridge “Named Executive Officers” are the following individuals:

•	Al Monaco, President & Chief Executive Officer;
•	John K. Whelen, Executive Vice President & Chief Financial Officer;
•	D. Guy Jarvis, Executive Vice President & President, Liquids Pipelines;
•	Robert R. Rooney, Executive Vice President & Chief Legal Officer;
•	William T. Yardley, Executive Vice President, Gas Transmission & Midstream; and
•	C. Gregory Harper, Former President, Gas Pipelines & Processing.

Executive summary

Strategic focus

The most significant strategic milestone in 2017 was the completion of the Merger Transaction between Enbridge and Spectra Energy on February 27, 2017, creating the premier energy infrastructure company in North America. Enbridge now has the strongest liquids and natural gas infrastructure franchise on the continent with a diverse set of low-risk businesses. These businesses are comprised of a best-in-class network of crude oil, liquids and natural gas pipelines, a large portfolio of strong, regulated gas distribution utilities and a growing renewable power generation platform. The combined company is positioned to provide integrated services, and first and last mile connectivity to virtually all key liquids and gas supply basins and demand markets in North America.

In November 2017, Enbridge announced the finalization of a new strategic plan and outlook following the Merger Transaction. The plan includes a three-year financial outlook covering 2018 – 2020 and lays out the following key strategic priorities:

•	Focusing on the safety and operational reliability of our systems and ensuring cost effective and efficient energy transportation for our customers;
•	Ensuring strong execution of our secured capital program that will drive growth through 2020;
•	Concentrating on growth of core businesses through extensions and expansions of our premium liquids pipeline, natural gas transmission and gas utility franchises;
•	Ensuring disciplined capital allocation through the sale or monetization of C$10 billion of non-core assets, C$3 billion of which is identified for 2018;
•	Further strengthening our financial position, acceleration of deleveraging, and optimizing our cost of capital through diversified access to capital markets;
•	Remaining focused on transforming how we do business by optimizing our systems and processes, and driving cost efficiencies to ensure we remain highly competitive; and
•	Positioning Enbridge for long-term growth beyond 2020.

Compensation philosophy

Performance is foundational to the executive compensation program and payouts are strongly aligned to the achievement of Enbridge’s strategic priorities. Compensation is typically targeted at median within the markets where Enbridge competes, with performance driving “at risk” incentive payouts up or down accordingly. The vast majority of executive compensation is considered “at risk” because its value is based on specific performance criteria and payout is not guaranteed.

Operational and financial performance metrics are used for the short-term incentive plan while key financial performance metrics are used for the medium- and long-term incentive plans. These programs are designed to motivate management to safely and efficiently operate the business with a focus on the longer term, while providing the superior risk-adjusted returns that shareholders expect.

Performance highlights for 2017

Key performance highlights from 2017 include:

•	Completion of the C$37 billion Merger Transaction with Spectra Energy, forming the premier energy infrastructure company in North America;
•	Industry leading safety performance;

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•	Successful execution of the secured growth capital program with C$12 billion of new projects brought into service;
•	Added growth projects bringing our secured growth program to C$22 billion as at December 31, 2017;
•	Achieved Distributable Cash Flow per share results within the annual financial guidance range;
•	Delivered a 15% increase to the quarterly dividend per share; and
•	Raised C$14 billion of new long-term capital to fund the secured growth program and to strengthen the balance sheet.

Key compensation decisions in 2017

Key compensation decisions in 2017 took into account company performance during the year as well as the completion of the Merger Transaction and the related attainment of synergies. The following key compensation decisions were made for the Named Executive Officers in 2017:

Program Component	President & Chief Executive Officer	Other Named Executive Officers	Rationale	Page
Base pay adjustments	5% increase	0% to 5% increases	• Better aligns positioning relative to competitive market	68
Short-term incentive payments	126% of base pay (target of 110%)	80% to 92% of base pay (targets of 65% to 75%)	• Reflects a company multiplier of 0.95x, business unit multipliers ranging from 1.15x to 1.43x and individual multipliers ranging from 1.0 x to 1.75x	68
Medium-term incentive awards	140% of base pay (target of 140%)	70% to 110% of base pay (targets of 70% to 87.5%)	• Provides competitive compensation through an at-risk award that is aligned with shareholders over the medium-term (three years)	72
Long-term incentive awards	260% of base pay (target of 260%)	67% to 162.5% of base pay (targets of 130% to 162.5%)	• Provides competitive compensation through an at-risk award that is aligned with shareholders over the long-term (10 years)	72

In addition to the standard annual awards, the following one-time awards were awarded to the President & Chief Executive Officer and other Named Executive Officers during 2017. Canadian dollars have been converted to US dollars using the published WM/Reuters 4 pm London year end exchange rate of C$1 =US$0.7981.

Program Component	President & Chief Executive Officer	Other Named Executive Officers	Rationale	Page
Merger & Acquisition Strategic Transformation Award	$600,751	$150,000 - $360,489	• Rewards critical efforts in securing and completing the Merger Transaction; award delivered 60% in shares (for the President & Chief Executive Officer) and 60% in cash (for Messrs. Whelen and Harper), with the remainder delivered in restricted stock units.	78
Integration & Synergy Incentive	$600,751	n/a	• Rewards successfully meeting integration related performance and cost synergy targets; award delivered 60% in shares and 40% in restricted stock units	78
Hiring incentive	n/a	$772,623	• Offsets foregone value for Mr. Rooney and provides immediate alignment with our shareholders upon joining Enbridge through delivery in medium- and long-term incentives.	79

Changes to pay policies and practices for 2018

Program Component	Change	Effective
Peer group	Updated peer group to reflect increased size and scope of the company after the Merger Transaction	2018
Share ownership guidelines	Increased share ownership guidelines for the President & Chief Executive Officer and other Named Executive Officers to 6x and 3x, respectively	2018
Performance-based pay	Shifted weighting toward greater performance-based pay for medium- and long-term incentives	2018
Perquisite allowance	Discontinued annual perquisite allowance for all Named Executive Officers	2018

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Compensation policies and practices

Guiding policies

✓ Enbridge does:	× Enbridge does not:
Use a pay-for-performance philosophy whereby the majority of compensation provided to executives is “at risk” and dependent on pre-defined performance variables that reflect operational and financial priorities defined in the strategic plan	Pay out incentive awards when unwarranted by performance
Have a compensation structure that reflects a blend of short-, medium- and long-term incentive awards, and that is linked to business plans for the respective time frame to directly tie results to rewards	Count performance stock units or unexercised stock options toward stock ownership requirements
Incorporate risk management principles into all decision-making processes and ensure compensation programs do not encourage inappropriate or excessive risk-taking by executives	Grant stock options with exercise prices below 100% fair market value or re-price out-of-the-money options
Regularly review executive compensation programs through third-party consultants to ensure the programs continue to support shareholder interests and regulatory compliance, and are aligned with sound principles of risk management and governance	Use employment agreements with single-trigger voluntary termination rights in favor of executives
Use both proactive/preventative and incident-based safety and operational metrics that are directly linked to the short-term incentive of every employee to reinforce the critical importance of safety, operational reliability, and environmental performance	Permit hedging of Enbridge securities
Have meaningful stock ownership requirements that align the interests of executive officers with those of Enbridge shareholders	Grant loans to directors or senior executives
Benchmark executive compensation programs against a group of similar companies in Canada and the US to ensure that executives are rewarded at a competitive level	Provide stock options to directors who are not full-time employees
Have an incentive compensation clawback policy	Guarantee bonuses
Have double-trigger change-in-control provisions within all incentive plan agreements beginning in 2017	Apply tax gross-ups to awards

Approach to executive compensation

Enbridge’s approach to executive compensation is set by the HRC Committee and approved by the Board. These programs are designed to accomplish three objectives:

•	attract and retain a highly effective executive team;
•	align executives’ actions with Enbridge’s business strategy and the interests of Enbridge shareholders and other stakeholders; and
•	reward executives for short-, medium- and long-term performance.

Alignment with company strategy

Enbridge’s vision is to be the leading energy delivery company in North America. Central to achieving this vision is a relentless focus on safety, operational reliability and protection of the environment to ensure that the needs of all stakeholders are met, and that Enbridge continues to be a good citizen within the communities where we live and operate.	Safe and reliable operations are Enbridge’s number one priority.

Enbridge’s executive compensation programs are aligned with the achievement of our strategic priorities and are designed to link payouts to those outcomes. They motivate management to deliver exceptional value to Enbridge shareholders through strong corporate performance and investing capital in ways that minimize risk and maximize return, while always supporting the core business goal of delivering energy safely and reliably.

Management is committed to delivering steady, visible and predictable results, and operating assets in an ethical and responsible manner.

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Pay for performance

Performance is the cornerstone of Enbridge’s executive compensation programs. The Board reviews Enbridge’s business plans over the short-, medium- and long-term and the HRC Committee ensures the compensation programs are linked to these time frames. This focuses management on delivering value to Enbridge shareholders not only in the short term, but also continued performance in the long term.	Performance is foundational to Enbridge’s executive compensation programs; incentive compensation plans incorporate operational and financial performance conditions.

Relevant corporate and business unit performance measures are established for the short-term incentive plan that focus on the critical safety, system reliability, environmental, customer, employee and financial aspects of the business.

The performance measures for the medium- and long-term incentive plans focus on overall corporate performance aligned with Enbridge shareholder expectations for cash flow growth and total shareholder return.

When assessing performance, the HRC Committee considers both objective pre-defined performance metrics as well as qualitative factors not captured in the formal metrics. For example, some business decisions may have longer-term strategic benefits that may not be reflected in the short-term performance metrics. Also playing a role are a number of market-based and financial key performance indicators that compare Enbridge’s results to a peer group and to the broader market over a one- to ten-year time horizon. Therefore, the assessment of overall performance is based on a combination of pre-defined performance metrics, the key performance indicators, and the qualitative aspects of management’s responsibilities.

At-risk compensation

The chart below shows the target compensation mix for the President & Chief Executive Officer and the average for the other Named Executive Officers. The short-, medium- and long-term incentives are considered to be “at risk” because their value is based on specific performance criteria and payout is not guaranteed.	The vast majority of compensation for Enbridge’s President & Chief Executive Officer and other Named Executive Officers is considered “at risk”.

In 2017, 84% of the target total direct compensation for the President & Chief Executive Officer, and an average of 75% for the remaining Named Executive Officers, was at risk, directly aligning corporate, business unit and individual performance with the interests of Enbridge shareholders. For details on targets for the incentive programs, see pages 68 and 74.

President & CEO	Average of Other Named Executive Officers

Compensation governance

Enbridge’s compensation governance structure consists of the Board and the HRC Committee, with Mercer (Canada) Limited (“Mercer”) providing independent advisory support to the HRC Committee. The HRC Committee reviews the governance structure annually against best practices and regulatory guidance.

Board and HRC Committee

The Board is responsible for the oversight of the compensation principles and programs at Enbridge. The HRC Committee approves major compensation programs and payouts, including reviewing and recommending the compensation for the President & Chief Executive Officer to the Board. The HRC Committee also approves the compensation for the other Named Executive Officers.

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The HRC Committee assists the Board in carrying out its responsibilities with respect to compensation matters by providing oversight and direction on human resources strategy, policies and programs for the Named Executive Officers, senior management and the broader employee base, including compensation, equity incentive plans, pension and benefits as well as talent management, succession planning, workforce recruitment and retention. The HRC Committee provides oversight regarding the management of broader people-related risk and, in addition, specifically reviews the compensation programs from a risk perspective.

All members of the HRC Committee are independent under the independence standard discussed in this circular.

The members of the HRC Committee are Catherine L. Williams (chair), Clarence P. Cazalot, Jr., Marcel R. Coutu, V. Maureen Kempston Darkes, Michael E.J. Phelps and Rebecca B. Roberts.

The members of the HRC Committee have experience as members of the compensation committees of other public companies. In addition, the members of the HRC Committee have experience in top leadership roles, strong knowledge of the energy industry, experience as directors of other public companies, and a mix of other relevant skills and experience. This background provides the HRC Committee members with the collective experience, knowledge and skills to effectively carry out their responsibilities. For information on each HRC Committee member’s experience and current service on other public company boards and committees, see the director profiles, beginning on page 13. For information on each HRC Committee member’s skills and experience, see the skills and experience matrix on page 24. For information on each HRC Committee member’s participation on other Enbridge Board committees, see page 22.

Independent advice

The HRC Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultants, outside legal counsel or other advisors it retains (each, an “Advisor”). The HRC Committee may select or receive advice from an Advisor only after taking into consideration all factors relevant to the Advisor’s independence from management including:

•	the provision of other services to Enbridge by the Advisor;
•	the amount of fees received from Enbridge by the Advisor as a percentage of the Advisor’s total revenue;
•	the policies and procedures of the Advisor that are designed to prevent conflicts of interest;
•	any shares owned by the Advisor; and
•	any business or personal relationship of the Advisor with a member of the HRC Committee or with an executive officer at Enbridge.

Although the HRC Committee is required to consider these factors, it is free to select or receive advice from an Advisor that is not independent.

Since 2002, Mercer, an independent Advisor, has provided guidance to the HRC Committee on compensation matters to ensure Enbridge’s programs are appropriate, market competitive and continue to meet intended goals. Advisory services include reviewing:

•	the competitiveness and appropriateness of executive compensation programs;
•	annual total direct compensation for the President & Chief Executive Officer and the Executive Leadership Team;
•	executive compensation governance; and
•	the HRC Committee’s mandate and related Board committee processes.

While the HRC Committee considers the information and recommendations Mercer provides, it has full responsibility for its own decisions, which may reflect other factors and considerations.

The HRC Committee chair reviews and approves the terms of engagement with Mercer every year. The terms specify the work to be done in the year, Mercer’s responsibilities and its fees. Management can also retain Mercer on compensation matters from time to time or for prescribed compensation services. The HRC Committee chair must, however, approve all services that are not standard in nature, taking into account whether or not the work would compromise Mercer’s independence.

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Management and the HRC Committee engaged Mercer in 2017 to provide analysis and advice on various compensation matters. The following table provides a breakdown of services provided by and fees paid to Mercer and its affiliates (a significant portion of which relate to risk brokerage service fees paid to Marsh Inc., a Mercer affiliate) by Enbridge and its affiliates in 2017 and 2016:

Nature of work	Approximate fees 2017 (C$)	Approximate fees 2016 (C$)
Executive compensation-related fees[1]	514,249	576,059
All other fees[2]	6,703,907	3,872,123
Total	7,218,156	4,448,182

1.	Includes all fees related to executive compensation associated with the President & Chief Executive Officer and the Executive Leadership Team.
2.	Includes fees paid for other matters that apply to Enbridge as a whole, such as pension actuarial valuations, renewal and pricing of benefit plans, evaluation of geographic market differences and regulatory proceedings support. Also includes risk brokerage service fees (C$2,129,632 in 2017 and C$1,237,507 in 2016) paid to Marsh for services provided to our operating affiliates.

Compensation services received by Enbridge from Advisors are not sole-sourced from one provider; each situation and need is assessed independently, and other providers are used depending on the nature of the service required, and the qualifications of the provider. In 2017, Enbridge did not engage the services of other compensation consultants.

Advisory say on pay vote

As discussed on page 24, we are providing shareholders with an opportunity for an advisory say on pay vote on our executive compensation programs. The annual advisory vote on Enbridge’s executive compensation provides a key line of sight to how Enbridge shareholders view the reasonableness and performance of Enbridge’s executive compensation programs. Although the HRC Committee is not required to take any action in response to the non-binding vote, the HRC Committee values our shareholders’ opinions. As in prior years, the HRC Committee intends to evaluate the results of the 2018 say-on-pay vote carefully in making future decisions regarding the compensation of our Named Executive Officers.

Our approach to compensation continues to be designed to directly link pay to performance, balance corporate, business unit and individual performance, promote long-term stock ownership and balance risk and reward. Since our 2011 annual meeting, we have provided Enbridge shareholders with an annual advisory vote on our executive compensation program. We have consistently received significant support for our executive compensation program, with over 95% of stockholder approval at last year’s annual meeting as well as at each of our annual meetings in 2015 and 2016. We believe that these say-on-pay results are indicative of strong shareholder support for our executive compensation philosophy and the appropriateness of our executive compensation programs.

Compensation risk management

The HRC Committee oversees Enbridge’s compensation programs from the perspective of whether the programs encourage individuals to take inappropriate or excessive risks that are reasonably likely to have a material adverse impact on Enbridge.

Enbridge annually conducts a comprehensive compensation risk assessment. This evaluation covers program design, governance (oversight and decision-making), policy alignment and best practice incorporation. Mercer provided input into the design of the assessment, reviewed management’s conclusions and provided its opinion to the HRC Committee in support of the conclusions reached by management.

Compensation risk mitigation practices

Enbridge uses the following compensation practices to mitigate risk:

•	a pay-for-performance philosophy that is embedded in the compensation design;
•	a mix of pay programs benchmarked against a relevant peer group in terms of both relative proportion and prevalence;
•	a rigorous approach to goal setting and a process of establishing targets with multiple levels of performance, which mitigate excessive risk-taking that could harm Enbridge’s value or reward poor judgment of executives;
•	compensation programs that include a combination of short-, medium- and long-term elements that ensure executives are incentivized to consider both the immediate and long-term implications of their decisions;

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•	program provisions where executives are compensated for their short-term performance using a combination of safety, system reliability, environmental, financial and customer and employee metrics that ensure a balanced perspective and are a mix of both leading (proactive/preventative) and lagging (incident-based) indicators;
•	performance thresholds that include both minimum and maximum payouts;
•	stock award programs that vest over multiple years and are aligned with overall corporate performance that drives superior value to Enbridge shareholders;
•	share ownership guidelines that ensure executives have a meaningful equity stake in Enbridge to align their interests with those of Enbridge shareholders;
•	an anti-hedging policy to prevent activities that would weaken the intended pay-for-performance link and alignment with Enbridge shareholders’ interests; and
•	an incentive compensation clawback policy that allows Enbridge to recoup over-payments made to executives in the event of fraudulent or willful misconduct.

The HRC Committee has considered the concept of risk as it relates to the compensation programs and has concluded that the programs do not encourage excessive or inappropriate risk taking and are aligned with the long-term interests of shareholders.

Annual decision-making process

The HRC Committee reviews and approves the compensation plans and pay levels for all the Named Executive Officers except the President & Chief Executive Officer. The HRC Committee reviews and recommends the compensation plans and pay level for the President & Chief Executive Officer to the Board.

The table below shows the process by which compensation decisions are made.

Benchmarking to peers

Total direct compensation for the Named Executive Officers is managed within a framework that involves input from and consideration by the President & Chief Executive Officer and the HRC Committee, with Mercer providing independent advisory support. The competitiveness of this framework is based on peer group market data extracted from third-party compensation surveys and publicly disclosed executive compensation information for comparable benchmark roles at peer companies. The market data is considered from several perspectives including organization size and industry sector (pipeline, energy and utility criteria).

As the responsibilities of Enbridge’s Named Executive Officers are primarily North American in scope, equally-weighted Canadian and US peer groups are determined and used for executive compensation benchmarking.

Peer group determination

Enbridge’s compensation benchmarking peer group is reviewed annually by the HRC Committee. The peer group used for determining compensation in 2017 remains the same as in 2016.

Enbridge’s peer group was developed based on an initial selection of companies of similar size (between 50% and 200% of enterprise value), risk profile and type of business, with additions or deletions to best reflect the organizations with which Enbridge competes for customers, capital and executive talent.

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Planning and research Performance assessment and recommendations Decision-making and approvals Independent compensation consultant Management Management HRC Committee HRC Committee HRC Committee Chair and chair of the Board Board of Directors market analysis and benchmarking set compensation targets set objectives: corporate business unit individual define key metrics and other strategic priorities performance assessments: CEO self-assessment assessment of each named executive review corporate, business unit and individual performance assess business market performance review historical compensation consider use of discretion discuss with independent compensation consultant approve compensation decisions for the named executive (except the CEO) approve compensation targets and objectives set by Management recommend CEO compensation to the Board review corporate and CEO performance solicit feedback from all Board members final approval of CEO compensation

The Canadian peer companies identified include a broader range of industries than the US peers, including large pipeline, energy, utility, natural resources and railway companies that are similar to Enbridge in size (based on enterprise value and revenues), and in risk profile. Together, they reflect the Canadian business environment in which Enbridge operates.

Since the US energy sector is much larger and has more depth than Canada’s, the US peer companies identified are from a narrower range of industries more similar to Enbridge, and include mainly oil and gas pipelines, utilities, and exploration and production companies.

Following the Merger Transaction, a revised peer group was approved by the HRC Committee and will be used for executive pay decisions beginning in 2018. See page 82 for more details.

2017 peer group

The 2017 compensation benchmarking peer group, and how Enbridge compares in terms of size as of December 31, 2017 (unless otherwise noted), is as follows:

Canadian Peer Group

	Enterprise value ($ millions)[1]	Revenue ($ millions)[1]	Assets ($ millions)[1]	Employees[2]	Market capitalization ($ millions)[1]
How Enbridge compares	Above 75th percentile	Above 75th percentile	Above 75th percentile	Above 75th percentile	Above 75th percentile
Enbridge Inc.	133,544	33,532	129,364	12,700	66,501
TransCanada Corporation	81,202	10,378	68,716	6,779	43,035
Suncor Energy Inc.	70,741	24,655	71,424	12,837	60,440
Canadian National Railway Company	69,629	10,032	30,351	23,945	61,429
Canadian Natural Resources Ltd.	60,909	11,615	58,251	7,270	43,624
Canadian Pacific Railway Ltd.	32,800	5,042	16,171	12,163	26,558
Imperial Oil Ltd.	30,180	22,634	33,201	5,600	26,024
Agrium	20,739	13,745	17,941	15,200	15,923
Cenovus Energy Inc.	18,313	13,110	33,308	2,882	11,258
Encana Corporation	18,015	3,955	15,266	2,107	13,024
Husky Energy Inc.	17,627	13,433	25,664	5,150	14,239

1.	Canadian dollars have been converted to US dollars using the published WM/Reuters 4 pm London year end exchange rate of C$1 = US$0.7981.
2.	Based on December 30, 2016 numbers where 2017 figures were not yet publicly available.

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US Peer Group1

	Enterprise value ($ millions)	Revenue ($ millions)	Assets ($ millions)	Employees[2]	Market capitalization ($ millions)
How Enbridge compares	Above 75th percentile	Above 75th percentile	Above 75th percentile	Between 50th and 75th percentile	Above 75th percentile
Enbridge Inc.	133,544	33,532	129,364	12,700	66,501
Duke Energy Corporation	112,959	23,565	143,018	29,060	58,877
Nextera Energy, Inc.	107,464	16,362	97,827	13,900	73,565
The Southern Company	98,395	23,115	111,005	31,344	48,047
Dominion Resources, Inc.	90,932	12,586	75,391	16,200	52,203
Enterprise Products Partners, LP	81,868	29,242	53,301	6,800	57,068
Kinder Morgan, Inc.	78,954	13,643	79,055	10,897	40,063
Conoco Phillips	76,310	29,029	73,362	11,400	64,611
Exelon Corporation	73,741	33,389	116,700	34,621	37,965
EOG Resources Inc.	67,933	10,187	28,805	2,650	62,387
Occidental Petroleum Corp.	64,514	12,460	42,026	11,000	56,358
Energy Transfer Partners, LP	59,430	29,054	77,965	2,575	20,861
The Williams Companies	51,740	8,031	46,789	5,425	25,185
Sempra Energy	48,361	11,207	50,454	16,575	26,837
Anadarko Petroleum Corp.	42,702	10,965	42,086	4,400	28,472
PPL Corporation	42,202	7,447	41,479	12,512	21,461
Consolidated Edison, Inc.	42,104	12,028	48,111	15,591	26,335
PG&E Corporation	42,027	17,135	69,587	23,000	23,077
Devon Energy Corp.	34,318	13,793	30,241	4,900	21,735
Plains All American Pipeline, LP	24,719	26,223	25,351	5,100	14,968
Apache Corp.	24,275	5,887	21,922	3,356	16,084

1.	Spectra Energy remained in the peer group at the time that the market review was completed for determining 2017 compensation, however, due to the Merger Transaction, has no figures to report in the table above for 2017.
2.	Based on December 30, 2016 numbers where 2017 figures were not yet publicly available.

Setting Compensation Targets

Enbridge targets overall total direct compensation at the median (including the President & Chief Executive Officer position), considering the skills, competencies and experience of each senior executive.

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Executive compensation design

Enbridge’s executive compensation program is made up of several components that balance the use of short-, medium- and long-term vehicles. The following chart describes the compensation components of the Named Executive Officers, and the time horizon for vesting and/or realized value.

Assessing 2017 Performance

Enbridge’s vision is to be the leading energy delivery company in North America. To achieve this goal, we are committed to delivering the energy people need and want, and to creating value for our shareholders. We aim to be the first choice of our customers, to attract and retain energized employees and to maintain the trust of our stakeholders. This focus resulted in solid operational execution and financial performance in 2017, including the following achievements.

Corporate Actions

•	Completed the C$37 billion Merger Transaction with Spectra Energy, forming the largest energy infrastructure company in North America. The deal closed in six months from the initial announcement to completion on February 27, 2017.
•	Completed the initial integration of the combined company and has captured cost synergies targeted for the first year.
•	Filed an application with the Ontario Energy Board to amalgamate Enbridge Gas Distribution Inc. and Union Gas Limited.
•	Simplified the corporate structure through the following sponsored vehicle actions:
•	restructured Enbridge Energy Partners L.P. to a pure-play liquids pipeline Master Limited Partnership; privatized Midcoast Energy Partners, L.P; and offered Spectra Energy Partners, L.P. (“SEP”) an option to convert all of Enbridge’s incentive distribution rights (“IDRs”) and general partner (“GP”) economic interests in SEP into a fixed number of additional common units and a non-economic GP interest in SEP.
•	Implemented organizational restructuring and cost reductions.

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Component Purpose & description Base salary Fixed cash compensation for performing day-to-day responsibilities, with consideration of the role, competency, market conditions and attraction and retention issues. Short-term incentive (cash bonus) Variable cash incentive to motivate delivery of corporate, business unit and individual results tied to executing the business strategy, and to reward achievement for the year. Medium-term incentive (performance stock units)* Phantom share units with performance hurdles designed to motivate strong performance relative to external peers or pre-set targets, and alignment of interests with shareholders. Long-term incentive (performance stock options) Stock options with share price hurdles designed to motivate longer-term value generation and stock price appreciation, and alignment of interests with shareholders. Long-term incentive (incentive stock options) Stock options designed to motivate longer-term value generation and stock price appreciation, and alignment of interests with shareholders. Group benefits Designed to support the health and well-being of executives. Pension program Designed to provide executives with a source of income at retirement. *Based on the underlying equity of Enbridge Inc., or in the case of Mr. Harper, both Enbridge Inc. and Midcoast Energy Partners. Vesting schedule (0% to 100%) / shareholder alignment Paid/earned Fully vested / continued shareholder alignment Time Horizon (year) RETIREMENT Direct compensation Indirect compensation

Project Execution

•	Successfully executed the secured growth capital program with C$12 billion of new projects brought into service, including:
•	Liquids Pipelines: Athabasca Pipeline Twin, Norlite Diluent Pipeline, Bakken Pipeline System, JACOS Hangingstone pipeline lateral, Wood Buffalo Extension;
•	Gas Transmission and Midstream: Sabal Trail Transmission, LLC’s natural gas pipeline, Jackfish Lake pipeline expansion, Access South, Adair Southwest, Lebanon expansion, Gulf Markets Phase 2;
•	Renewables: Chapman Ranch wind power generation project in Texas; and
•	Utilities: Panhandle Reinforcement pipeline project, Dawn-Parkway expansion and other rate-based growth initiatives in Ontario.
•	Received all required regulatory requirements for the Line 3 Replacement Program in Canada and commenced construction. The Minnesota regulatory process is ongoing and the anticipated target in-service-date is second-half of 2019.
•	Achieved permitting success on major projects including an amended Presidential Permit for the expansion of the Alberta Clipper (Line 67) liquids pipeline (mainline) and approval from the Federal Energy Regulatory Commission for the Nexus gas pipeline.
•	Began construction of: Valley Crossing, gas export pipeline to Mexico due to come into service in 2018; Nexus Project, gas pipeline transporting Marcellus gas to markets in the US Midwest and Ontario due to come into service in 2018.
•	Reached first power generated from Rampion Offshore Wind Farm following installation of the first turbines.

Securing the longer-term future

•	Added growth projects bringing the secured growth program to C$22 billion as at December 31, 2017. New secured projects include:
•	Hohe See Offshore Wind Expansion Project in Germany (50%);
•	T- South natural gas pipeline expansion in British Columbia; and
•	Spruce Ridge Program – natural gas gathering and transportation system in British Columbia.

Financial

•	Achieved annual financial results within externally communicated guidance range.
•	Delivered a 15% increase to the quarterly dividend per share. Enbridge initially targeted a 10% increase in its quarterly dividend and raised it by a further 5% in May 2017 following the completion of the acquisition of Spectra Energy. In November 2017, Enbridge announced plans to deliver an annual dividend growth rate of 10% through 2020.
•	Raised approximately C$14 billion of new long-term capital to fund the secured growth program and to strengthen the balance sheet including:
•	C$5.4 billion of new common equity equivalent; and
•	C$8.4 billion of new debt (Enbridge plus wholly-owned subsidiaries, sponsored vehicles and Enbridge hybrid securities).
•	Completed C$2.6 billion of asset sales from September 2016, exceeding an initial divestment target of C$2.0 billion established when the merger with Spectra was announced.

Safety and Operational Reliability, Environmental, Social and Governance (“ESG”) Achievements

•	Investment in comprehensive integrity measures resulted in no major incidents in 2017.
•	Successfully implemented Line 3 Replacement Program stakeholder engagement plan.
•	Expanding corporate social responsibility reporting on policies, systems and performance on Indigenous issues.
•	Continued to advance implementation of the Company’s Climate Policy; enhancing disclosure of climate risks and opportunities, including annual reporting to the CDP.
•	Received various awards and recognitions, including: Global 100 List of the Most Sustainable Corporations; Best 50 Corporate Citizens in Canada; Dow Jones Sustainability North America Index; Newsweek Green Rankings; Chartered Professional Accountants of Canada Award for Excellence in Corporate Reporting; Canada’s Top 100 Employers; and S&P Global Platts Construction Project of the Year: Sabal Trail Transmission Project.

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2017 Compensation Decisions

Base salary

On April 1, 2017, Messrs. Monaco, Whelen and Jarvis each received base salary increases of 5% to better align their positioning relative to the competitive market. The remaining Named Executive Officers did not receive an increase to base salary in 2017.

Short-term incentive

It is critically important to ensure all Enbridge executives are incentivized to achieve not only financial results but also operational results in areas such as safety and environmental performance. For this reason, the short-term incentive awards are based on performance against a combination of corporate, business unit and individual goals that are set at the beginning of the year. Weightings of the performance metrics vary based on the executive’s primary area of responsibility.

Performance metrics and targets for threshold, target and maximum incentive opportunities for the corporate component of the short-term incentive award are determined by the HRC Committee at the beginning of the year, and approved in the first quarter of the following year. In addition, the resulting multipliers from the business unit scorecards are reviewed and approved by the HRC Committee.

Each executive’s target award and payout range reflect the level of responsibility associated with their role, as well as competitive practice, and is established as a percentage of base salary.

Short-term incentive plan (“STIP”) targets (as a % of base salary)
			Performance measures/weightings (as a % of total)
Executive	2017 Target STIP	Payout range	Corporate	Business unit	Individual
Al Monaco	110%	0 – 220%	60%	20%	20%
John K. Whelen	75%	0 – 150%	60%	20%	20%
D. Guy Jarvis	75%	0 – 150%	40%	40%	20%
Robert R. Rooney	65%	0 – 130%	60%	20%	20%
William T. Yardley	75%	0 – 150%	40%	40%	20%
C. Gregory Harper[1]	–	–	–	–	–

1.	Mr. Harper did not receive a calculated payment under the 2017 short-term incentive plan due to his departure on April 1, 2017. As described further on page 99, a prorated short-term incentive award was included as a component of Mr. Harper’s severance payment in accordance with his employment agreement.

The awards are calculated using an actual performance multiplier that ranges between 0.0x and 2.0x, depending on whether the combination of goals has been met.

Use of discretion

The President & Chief Executive Officer can recommend an adjustment to the calculated short-term incentive award for his direct reports when warranted, to reflect extraordinary events and other factors not contemplated in the original measures or targets. The HRC Committee may approve adjustments to awards based on the recommendations of the President & Chief Executive Officer.

The HRC Committee can adjust the calculated short-term incentive award for the President & Chief Executive Officer up or down at its discretion. It can also change or waive the eligibility criteria, performance measures and scorecards, and the target and maximum award levels when it believes it is reasonable to do so, considering matters such as key performance indicators and the business environment in which the performance was achieved. The HRC Committee’s recommendations are subject to approval by the Board.

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Base salary ($) Target award (%) Performance multiplier Short-term incentive award ($) 0 = goals are not met 1 = goals are met 2 = performance is exceptional

2017 performance results

Corporate performance

Enbridge’s corporate performance for purposes of the short-term incentive plan was previously measured by available cash flow from operations (“ACFFO”) per share, which using the same calculation method, we now refer to as distributable cash flow (“DCF”) per share. Going forward, we still believe that DCF per share is an appropriate measure of financial performance for the enterprise, as a focus on DCF per share will enhance transparency of Enbridge’s cash flow growth, increase comparability of results relative to peers and help ensure full value recognition for Enbridge’s superior assets, growth and commercial arrangements. Due to the unique circumstances in 2017 related to the Merger Transaction however, the corporate performance measure for 2017 was modified and expanded beyond simply looking at DCF per share.

For purposes of determining the corporate performance component of the annual STIP calculation, there were two distinct performance periods established. Given the short length of the initial performance period (January 1, 2017 to February 26, 2017), and the challenge of establishing and measuring appropriate corporate level targets and thresholds for this time period, a pre-determined multiplier of 1.0x was approved at the beginning of the year, prior to the Merger Transaction.

For the performance period following the close of the Merger Transaction (February 27, 2017 – December 31, 2017), two equally weighted metrics were used: 1) DCF per share, and 2) an integration scorecard.

DCF per share

In prior years, both the external guidance range and Enbridge’s budgeted DCF per share (formerly referred to as ACFFO per share) growth relative to industry forecasts were key inputs in determining corporate performance anchors for short-term incentive purposes. While we still believe that our previous approach is an appropriate form of measurement for incentive compensation purposes in steady-state operations, the change in circumstances with the Merger Transaction required a temporary replacement of the methodology for 2017.

For 2017, budgeted DCF per share growth relative to industry forecasts was not used and rather, DCF per share targets were set using the external guidance range to determine threshold and target payments. For a maximum payout to occur, Enbridge must exceed the top of the guidance range, which ensures there is appropriate stretch in the plan.

For incentive compensation purposes, DCF also includes certain further adjustments for events or circumstances not contemplated at the time the performance metrics were originally established. For 2017, a further discretionary adjustment to DCF was included relating to long-term financing actions taken to strengthen Enbridge’s balance sheet. These actions were not contemplated in DCF, or DCF per share, when the target was established.

For the purposes of Enbridge’s 2017 short-term incentive plan, 2017 DCF per share was determined to be C$3.69 and resulted in a performance multiplier of 0.80x, representing 50% of the corporate performance metric.

2017 Corporate STIP Metric	DCF per Share[1] Performance Anchors	Performance Multiplier[2]
Below threshold	Less than C$3.60	0.0x
Threshold (Guidance minimum)	C$3.60	0.5x
Target (Guidance mid-point)	C$3.75	1.0x
(Guidance Maximum)	C$3.90	1.375x
Maximum	C$4.15	2.0x
Actual	C$3.69	0.80x

1.	DCF per share is a non-GAAP measure; this measure is defined and reconciled in Appendix B – Non-GAAP Reconciliations.
2.	DCF per share between the thresholds in this table results in a performance multiplier calculated on a linear basis.

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Integration Scorecard

To ensure alignment and motivation of all employees to achieving critical integration activities following the Merger Transaction, an Integration Scorecard was included as an important component of corporate performance for 2017, as shown below.

Category	Weighting	Multiplier
Financial (Synergy Capture)	40%	2.0x
Business Continuity	40%	1.0x
Employee Engagement	20%	1.0x
Overall		1.40x

Assessment in the business continuity and employee engagement categories included items such as reviewing performance on transitioning key continuity items within the first 100 days following the close of the Merger Transaction, the creation of combined budgets and plans, the development of systems integration plans, and the implementation of employee engagement plans.

Achievement against the predefined metrics resulted in a performance multiplier of 1.40x on the Integration Scorecard, representing 50% of the corporate performance metric.

Final corporate multiplier

Taking into account target performance for the initial performance period, and the equally weighted DCF per share and integration scorecard metrics for the remainder of the year, the resulting corporate performance multiplier for 2017 is 1.08. To better align with shareholder experience, key performance indicators and cost containment measures undertaken in 2017, management recommended that the calculated result be reduced for all employees at the vice president level and above, including all of the Named Executive Officers. As a result, the final corporate performance multiplier for 2017 applicable to the Named Executive Officers is 0.95x.

Before approving the 2017 corporate performance multiplier, the HRC Committee considered Enbridge’s performance compared to other companies in its performance peer group and companies in the TSX 60 and TSX Composite indices, as measured by dividend per share growth, total shareholder return and risk-adjusted total shareholder return over the past one-, three-, five- and 10-year periods. After reviewing corporate performance, and evaluating management’s recommendation to reduce the corporate performance multiplier for the awards of the Named Executive Officers, the HRC Committee approved the 0.95x corporate multiplier as presented.

Business unit performance

Business unit performance is assessed relative to a scorecard of metrics and targets established by each business leader and their senior management teams at the start of the year. Scorecard targets are approved and results are reviewed. The President & Chief Executive Officer reviews all business unit results, which are then recommended to the HRC Committee for approval.

While the specific metrics used varies by business unit, the makeup of each scorecard consists of the following categories:

• Operational performance & reliability • Personal, public & process safety • Reliability • System integrity • Environmental performance • Financial performance • Project execution • Employee measures	Each business unit scorecard has a minimum of 40% tied to operational performance & reliability to highlight its importance at Enbridge.

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The following table provides examples of the types of metrics that are used in the scorecards of the various business units.

Performance Area		Metric
Operational (Safety, System Integrity & Environmental Performance)	Proactive/preventative	• number and quality of safety observations recorded by employees
• number of system inspections or process safety management audits
• meeting mainline and facility integrity and reliability targets
• environment, health & safety training course completion
	Incident-based	• number of releases or process safety incidents
• total recordable injury frequency – employees and contractors
• % of action items closed from incident investigations
Financial		• adjusted earnings, available/distributable cash flow
• cost containment
Project Execution		• on-time completion of projects and projects in execution
• on-budget completion of projects and projects in execution
Employee		• % of employees having minimum of two career/development conversations per year

The relevant business unit metrics and associated performance multipliers used for each Named Executive Officer in 2017 are summarized below.

Executive	Relevant Metrics	Performance Multiplier (0.0x – 2.0x)
Al Monaco	Composite measure • non-financial operating measures for the combined enterprise	1.15x
John K. Whelen

Corporate Office

• non-financial operating measures for the combined enterprise

• financial (corporate cost containment)

• corporate office safety performance

• safety measures for the combined enterprise

• employee development

1.16x
D. Guy Jarvis	Liquids Pipelines (90%) • financial, operating, employee and commercial measures for the Liquids Pipelines business unit	1.15x
	Major Projects (10%) • safety, quality, execution, employee and environmental measures for the Major Projects business unit	1.37x
Robert R. Rooney

Corporate Office

• non-financial operating measures for the combined enterprise

• financial (corporate cost containment)

• corporate office safety performance

• safety measures for the combined enterprise

• employee development

1.16x
William T. Yardley	Gas Transmission & Midstream • financial, operating, employee and commercial measures for the Gas Transmission & Midstream business unit	1.43x
C. Gregory Harper[1]	–	–

1.	Mr. Harper did not receive a calculated payment under the 2017 short-term incentive plan due to his departure on April 1, 2017. As described further on page 99, a prorated short-term incentive award was included as a component of Mr. Harper’s severance payment in accordance with his employment agreement.

Individual performance

In consultation with Mr. Arledge, former Chair, Board of Directors, and Ms. Williams, Chair, HRC Committee, the President & Chief Executive Officer, Mr. Monaco, established his individual 2017 objectives at the start of the year, taking into consideration the company’s financial and strategic priorities. The President & Chief Executive Officer’s objectives were provided to and discussed by the Board.

The President & Chief Executive Officer established individual objectives with the other members of the Executive Leadership Team for 2017 at the start of the year, basing them on strategic and operational priorities related to each executive’s portfolio and other factors.

The discussion of each Named Executive Officer’s individual and business unit performances starts on page 83.

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2017 short-term incentive calculations

The table below details each Named Executive Officer’s overall performance multiplier for 2017:

Short-term incentive performance multipliers

	A – Corporate performance					B – Business unit performance					C – Individual performance					A+B+C1
Executive	Wt.	x	Mult.	=	Total A	Wt.	x	Mult.	=	Total B	Wt.	x	Mult.	=	Total C	Overall Total
Al Monaco	60%		0.95		0.57	20%		1.15		0.23	20%		1.75		0.35	1.15
John K. Whelen	60%		0.95		0.57	20%		1.16		0.23	20%		1.30		0.26	1.06
D. Guy Jarvis	40%		0.95		0.38	40%		1.17		0.47	20%		1.75		0.35	1.20
Robert R. Rooney	60%		0.95		0.57	20%		1.16		0.23	20%		1.00		0.20	1.00
William T. Yardley	40%		0.95		0.38	40%		1.43		0.57	20%		1.75		0.35	1.30
C. Gregory Harper[2]	–		–		–	–		–		–	–		–		–	–

1.	Differences between calculated multipliers and overall multipliers due to rounding.
2.	Mr. Harper did not receive a calculated payment under the 2017 short-term incentive plan due to his departure on April 1, 2017. As described further on page 99, a prorated short-term incentive award was included as a component of Mr. Harper’s severance payment in accordance with his employment agreement.

Each Named Executive Officer’s calculated short-term incentive award, as well as the actual award, is as follows:

Short-term incentive award calculations

Executive	December 31, 2017 salary[1] ($)	x	2017 target award (%)	x	Overall multiplier	=	Calculated award[2] ($)	Actual award[2] ($)
Al Monaco	1,180,773		110%		1.15		1,493,678	1,492,880
John K. Whelen	494,433		75%		1.06		393,074	393,816
D. Guy Jarvis	502,813		75%		1.20		452,079	452,079
Robert R. Rooney[3]	438,964		65%		1.00		261,616	261,616
William T. Yardley[4]	550,000		75%		1.30		452,507	504,737
C. Gregory Harper[5]	–		–		–		–	–

1.	Canadian dollars have been converted to US dollars using the published WM/Reuters 4 pm London year end exchange rate of C$1 = US$0.7981.
2.	Differences between calculated awards and actual awards are due to proration of short-term incentive targets throughout the year, and/or rounding. For Mr. Yardley, differences are also due to the payment of a STIP award attributable to his service with Spectra Energy prior to the Merger Transaction in accordance with the merger agreement, as explained in footnote 4.
3.	Mr. Rooney’s award was prorated for 2017 based on his February 1, 2017 hire date.
4.	Mr. Yardley’s award was prorated for 2017 based on the Merger Transaction date of February 27, 2017. His actual award includes an amount for the period between January 1, 2017 and the Merger Transaction date, calculated at target in accordance with the treatment detailed in the merger agreement.
5.	Mr. Harper did not receive a calculated payment under the 2017 short-term incentive plan due to his departure on April 1, 2017. As described further on page 99, a prorated short-term incentive award was included as a component of Mr. Harper’s severance payment in accordance with his employment agreement.

Medium- and long-term incentives

Enbridge’s medium- and long-term incentives for executives include two primary plans: the performance stock unit plan and incentive stock option plan.

A third program, restricted stock units, is described below, however is not typically used to grant awards to Named Executive Officers. Restricted stock units may be granted under special circumstances such as for a retention award, new hire grant or for an ad hoc award program. With the exception of restricted stock units which are granted on an as needed basis, medium- and long-term incentives are granted annually.

Historically, performance stock options were an additional program that was used to deliver long-term incentives. 2017 was a scheduled year for a grant of performance stock options, which have been typically granted to cover a period of five years. The last performance stock option grant was in 2012 and was intended to cover 2012 – 2016. Rather than issue a five-year grant during the execution of the Merger Transaction, the decision was made to assess the ongoing use of performance stock options in a comprehensive compensation review that was to follow the Merger

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Transaction. As such, on a temporary basis the annualized value of the award was reallocated and awarded as incentive stock options for 2017.

Enbridge views medium- and long-term incentives as forward-looking compensation vehicles, and as such, grants are considered as part of the compensation for the year of grant and onwards instead of in recognition of prior performance.

The various plans that apply to executives have different terms, vesting conditions and performance criteria. This mitigates the risk that executives produce only short-term results for individual profit. This approach also benefits shareholders and helps to maximize the ongoing retention value of the medium- and long-term incentives granted to executives.

Medium- and long-term incentive grants are determined as follows:

The table below outlines Enbridge’s current medium- and long-term incentive plans.

	Performance stock units	Incentive stock options	Restricted stock units	Performance stock options[1]

Term	Three years	10 years	35 months	Eight years
Description	Phantom shares/units with performance conditions that affect payout

Options to acquire Enbridge shares

For US participants, except in certain limited exceptions, awards are granted in non-qualified options that do not meet the requirements of section 422 of the US Internal Revenue Code.

			Phantom shares/units	Options to acquire Enbridge shares (once performance conditions met)
Frequency	Granted every year	Granted every year	Granted on an ad hoc basis to Named Executive Officers	Historically granted approximately every five years
Performance Conditions	• 50% – DCF (formerly ACFFO) per share growth relative to a target set at the start of the term • 50% – risk-adjusted total shareholder return (“risk-adjusted TSR”) performance relative to peers	n/a	n/a	Three share price hurdles that must be met within 6.5 years
Vesting	Units cliff vest after three years	Options vest at 25% per year over four years, starting on the first anniversary of the grant date	Units cliff vest after 35 months	Performance vesting weighted at 40%/40%/20%
Payout	Paid out in cash at the end of three years based on the market value of an Enbridge common share, subject to adjustment from 0-200% depending on achievement of the performance conditions above.	Participant acquires Enbridge shares at the exercise price defined at the time of grant (fair market value)	Paid out in cash at the end of three years based on the market value of an Enbridge common share	Options vest 20% per year over five years, starting on the first anniversary of the grant date. Both time and performance conditions must be met for vesting to occur

1.	Performance stock options are described within this table because several Named Executive Officers still have outstanding awards under this plan, however performance stock options have not been granted as a component of long-term incentives since 2014.

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Base salary ($) Target incentive opportunity (%) Option value or share price Number of options or units granted (#)

The table below shows the target medium- and long-term incentive awards for each Named Executive Officer in 2017, as well as the amount each plan contributes to that total, in each case as a percentage of base salary.

Medium- & long-term incentive targets (as a % of base salary)

Executive		Annual grant as a % of base salary
	Target Medium- & Long-Term Incentives	Performance stock units	Incentive stock options
Al Monaco	400.0%	140.0%	260.0%
John K. Whelen	250.0%	87.5%	162.5%
D. Guy Jarvis	250.0%	87.5%	162.5%
Robert R. Rooney	200.0%	70.0%	130.0%
William T. Yardley	250.0%	87.5%	162.5%
C. Gregory Harper	200.0%	70.0%	130.0%

Performance stock units

Performance stock units give executives the opportunity to earn up to two times the value of their units when the units mature after three years, by achieving pre-set hurdles on specific performance measures. Performance stock units are granted annually, at the beginning of the year.

For grants in 2016 and 2017, the following two performance measures were used, each weighted at 50%:

I.	DCF per share (formerly referred to as ACFFO) growth: this measure represents a commitment to Enbridge shareholders to achieve operating cash flow growth that demonstrates Enbridge’s ability to deliver on its growth plan and continued dividend increases. Measurement against Enbridge’s long-range plan, as well as against industry growth rates, differentiates this metric compared to its use in the short-term incentive plan which is based on the external guidance range. The different measurement standards are designed to avoid excessive overlap between Enbridge’s incentive compensation programs. Furthermore, DCF per share growth is only one of two equally weighted metrics used within the performance stock unit plan.
II.	Relative risk-adjusted TSR: defined as total shareholder return (“TSR”) divided by volatility over the measurement period, this measure is used to compare Enbridge against its performance peers. Enbridge believes risk-adjusted TSR aligns with the investor value proposition of strong, consistent total returns over the long term. For this measure, Enbridge compares itself against the following group of companies, chosen because they are all capital market competitors with a similar risk profile, operating in a comparable industry sector.

Performance comparator group: relative risk-adjusted TSR[1]
Canadian Utilities Limited	NiSource Inc.
Dominion Resources	ONEOK, Inc.
DTE Energy Company	Pembina Pipeline Corporation
Energy Transfer Equity	PG&E Corporation
Enterprise Products Partners, L.P.	Plains All American Pipeline, L.P.
Fortis Inc.	Sempra Energy
Inter Pipeline Ltd.	TransCanada Corporation
Kinder Morgan, Inc.	Williams Companies, Inc.
Magellan Midstream Partners, L.P.

1.	For the 2017 peer group, Spectra Energy was removed due to the Merger Transaction.

Payout is determined at the end of the three-year term using an actual performance multiplier that ranges anywhere from 0.0x to 2.0x depending on whether the performance conditions were met. The final Enbridge share price at the end of the term is the volume weighted average trading price of an Enbridge common share on the TSX or NYSE for the last 20 days before the end of the term.

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2017 performance stock unit grant

The mechanics of the 2017 performance stock unit grant are illustrated below.

Performance thresholds for DCF per share growth and relative risk-adjusted TSR are reviewed annually.

The following performance stock units were granted to the Named Executive Officers in 2017.

Executive	Number of performance stock units granted	Grant value (as a % of base salary)
Al Monaco	35,100	140.0%
John K. Whelen	9,170	87.5%
D. Guy Jarvis	9,330	87.5%
Robert R. Rooney	6,840	70.0%
William T. Yardley[1]	13,231	36.0%
C. Gregory Harper	7,030	70.0%

1.	Following the close of the Merger Transaction, Mr. Yardley was provided with 4,670 performance stock units (with a grant value equal to 36% of base salary) in recognition of the higher targets associated with his new role at Enbridge. Additionally, Mr. Yardley was granted 8,561 Enbridge performance stock units to replace an equivalent value from his 2016 Spectra Energy performance unit grant, which were subsequently cancelled. These 8,561 performance stock units have the same vesting terms and are subject to the same performance conditions as the 2016 performance stock units granted to other members of the management team on January 1, 2016, providing alignment with our shareholders and the other members of the executive leadership team.

2015 performance stock unit payout

The performance stock units granted January 1, 2015 matured on December 31, 2017. The performance multiplier of 1.38x was calculated based on the following metrics:

Measure	Adjusted EPS growth	Relative price to earnings ratio	Combined (50/50 weighting)

Lower threshold	3% compound growth (0.0x multiplier )	Below 50th percentile (0.0x multiplier )

Target (midpoint)	6% compound growth (1.0x multiplier )	Between 50th – 75th percentile (1.0x multiplier)

Upper threshold	10% compound growth (2.0x multiplier )	Above 75th percentile (2.0x multiplier )

Actual	5.3% compound growth (0.75x multiplier)	93rd percentile (2.0x multiplier)	1.38x multiplier

Adjusted EPS is based on adjusted earnings. Both EPS and adjusted earnings are non-GAAP measures which are defined and reconciled in Appendix B – Non-GAAP Reconciliations. For incentive compensation purposes, adjusted earnings also includes certain further adjustments for events or circumstances not contemplated at the time the performance metrics were originally established. For 2017, further adjustments totaling C$412 million were applied for incentive compensation purposes. Included in this amount were factors representing projected Merger Transaction impacts, the dilutive impact of incremental financing activities to strengthen Enbridge’s balance sheet not contemplated at the time of the grant, and including other receipts of cash no longer recognized in adjusted earnings and normalization of weather impacts in the company’s utility operations.

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*Performance between the above anchors will result in a multiplier determined through linear interpolation. DCF per share growth based on a two-year growth rate from the end of 2017. Number of performance units granted performance units (dividend equivalents) Performance multiplier Final share price Payout ($) DCF per share growth (50%)* 0x = below 2% compound annual growth 1x = 8.4% compound annual growth 2x = at or above 10.9% compound annual growth Relative risk-adjusted TSR (50%) 0x = at or below 25th percentile 1x = at median 2x = at or above 75th percentile

The performance peer group for the 2015 performance stock unit payout was as follows:

Performance comparator group: relative price to earnings ratio[1]
Ameren Corporation	OGE Energy Corp.
Canadian Utilities Limited	ONEOK, Inc.
CenterPoint Energy, Inc.	PG&E Corporation
Emera Incorporated	Sempra Energy
Fortis Inc.	TransAlta Corporation
National Fuel Gas Company	TransCanada Corporation
NiSource Inc.

1.	Spectra Energy was removed from the peer group due to the Merger Transaction.

This resulted in the following payouts for the Named Executive Officers in early 2018:

Executive	Performance stock units granted (#)	+	Notionally reinvested dividends (#)	=	Total performance stock units (#)	x	Performance multiplier	x	Final share price[1,2] ($)	=	Payout ($)

Al Monaco	50,000		6,611		56,611		1.38		39.32		3,071,982

John K. Whelen	13,490		1,784		15,274		1.38		39.32		828,821

D. Guy Jarvis	8,370		1,107		9,477		1.38		39.32		514,250

Robert R. Rooney	–		–		–		–		–		–

William T. Yardley	–		–		–		–		–		–

C. Gregory Harper	2,490		329		2,819		1.38		38.59		150,137

1.	The volume weighted average price of an Enbridge share on the TSX or the NYSE for the 20 trading days immediately preceding December 31, 2017.
2.	Canadian dollars have been converted to US dollars using the published WM/Reuters 4 pm London year end exchange rate of C$1 = US$0.7981

2015 Midcoast Energy Partners performance stock unit payout

In 2015, grants of performance stock units were made that were tied to the formerly publicly traded units of Midcoast Energy Partners L.P. (“MEP”). Mr. Harper was the only Named Executive Officer to participate in this plan. The MEP performance stock units that were granted on January 1, 2015 matured on December 31, 2017.

The performance multiplier of 0.25x was calculated based on the following metrics:

Measure	Weighting	Multiplier

Distributable Cash Flow (DCF) per Unit	50%	0.0x

Distribution yield relative to peers	50%	0.5x

Overall Multiplier		0.25x

The peer group used to determine the relative distribution yield for the 2015 grant was as follows:

American Midstream Partners, L.P.	QEP Midstream Partners, L.P.
Crestwood Midstream Partners, L.P.	Regency Energy Partners, L.P.
DCP Midstream Partners, L.P.	Southcross Energy Partners, L.P.
Enable Midstream Partners, L.P.	Summit Midstream Partners, L.P.
MarkWest Energy Partners, L.P.	Targa Resources Partners, L.P.

This resulted in the following payout for Mr. Harper in early 2018:

Executive	Performance stock units granted (#)	+	Notionally reinvested dividends (#)	=	Total performance stock units (#)	x	Performance multiplier	x	Final unit price[1] ($)	=	Payout ($)[2]

C. Gregory Harper	23,490		9,918		33,408		0.25		8.00		63,359

1.	The final unit price is based on the consolidation price of $8.00 per unit.
2.	Values that were crystalized at the transaction date were subject to total shareholder return on Enbridge shares for the time period from June 28, 2017 – December 31, 2017.

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In 2017, Enbridge acquired all of the outstanding publicly-held MEP common units, and MEP was taken private. Accordingly, there will be no further grants under this plan.

Incentive stock options

Incentive stock options provide executives the opportunity to buy Enbridge shares at some point in the future at the exercise price defined at the time of grant. Members of Enbridge’s senior management leadership team are eligible to receive incentive stock options.

Incentive stock options are typically granted in February or March every year to both Canadian and US members of senior management who are eligible to participate in the incentive stock option plan. Options granted to US employees can either be qualified or non-qualified, as defined by the US Internal Revenue Code.

Incentive stock options vest in equal installments over a four-year period. The maximum term of a stock option is 10 years, but the term can be reduced if the executive leaves Enbridge. Please see page 97 for further details.

The exercise price of an incentive stock option is the weighted average trading price of an Enbridge common share on the listed exchange for the last five trading days before the grant date. If the grant date is during a trading blackout period, the grant date will be adjusted to no earlier than the sixth trading day after the trading blackout period ends. Stock options are never backdated or re-priced.

Incentive stock options may be granted to executives when they join Enbridge, normally effective on the executive’s date of hire. If the hire date falls within a blackout period, the grant is delayed until after the end of the blackout period.

2017 incentive stock option grant

The table below shows the incentive stock options granted to each of the Named Executive Officers in 2017.

Executive	Number of incentive stock options granted	Grant value (as a % of base salary)[1]
Al Monaco	584,000	238.7%
John K. Whelen	152,910	149.3%
D. Guy Jarvis	155,500	149.3%
Robert R. Rooney	114,040	119.4%
William T. Yardley[2]	56,580	62.3%
C. Gregory Harper	85,120	121.6%

1.	There was a decrease in grant date fair values between the time of HRC Committee approval of option awards and grant execution. This was not a discretionary adjustment to decrease the value delivered below target, but was a result of the change in the inputs into the Black-Scholes model between the time of approval and grant date.
2.	Mr. Yardley was provided with 56,580 incentive stock options following the close of the Merger Transaction in recognition of the higher targets associated with his new role at Enbridge. Mr. Yardley’s award appears lower than target as it was intended to supplement the previous grant he received at Spectra Energy prior to the Merger Transaction; when combined with the Spectra Energy grant, Mr. Yardley received long-term incentives at target for 2017.

Performance stock options

Performance stock options have historically been granted approximately every five years exclusively to Enbridge’s President & Chief Executive Officer and executive vice presidents, and are subject to time and performance vesting conditions. They provide executives the opportunity to buy Enbridge shares at the exercise price specified at the time of the grant, as long as the weighted average trading price of an Enbridge share over a period of 20 consecutive trading days exceeds share price hurdles by a certain date. These share price hurdles are set before the performance stock options are granted, and are based on growth rates that represent exceptional (top quartile) performance and historical price to earnings ratio information for the industry.

There were no grants of performance stock options in 2017, and there are currently no plans to issue a multi-year grant of performance stock options in the future. Only Messrs. Monaco, Jarvis and Harper have been previously granted performance stock options.

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2012 performance stock option grant

Messrs. Monaco and Jarvis received a performance stock option grant in 2012 with a grant price of C$39.34. The vesting of performance stock options is contingent on both time and performance vesting conditions. Performance stock options vest in equal annual installments over five years, subject to share price hurdles (C$48.00, C$53.00 and C$58.00 for the 2012 grant) being achieved.

Mr. Harper was granted an initial award of performance stock options in March 2014 in conjunction with his employment with Enbridge as part of his regular long-term incentive compensation. This grant was intended to cover the period from 2014 – 2016, has the same performance period and expiry dates as the performance stock options granted in 2012, and was also denominated in C$.

Consistent with the 2012 performance stock option grant, Mr. Harper’s 2014 performance stock options are contingent on both time and performance vesting provisions. However, Mr. Harper’s options vest in equal annual installments over four years (instead of five), and are subject to share price hurdles of C$53.00 and C$58.00 (instead of C$48.00, C$53.00 and C$58.00) being achieved. The performance stock option had a grant price of C$48.81.

For these awards, all performance vesting conditions have been met.

2017 Special Awards

Several unique awards were provided to the Named Executive Officers during 2017 for specific, one-time circumstances. None of the following programs are considered part of the standard compensation package for the Named Executive Officers, and these awards will not be made on a recurring basis.

Merger & acquisition strategic transformation award

The Merger Transaction was the most complex activity undertaken in company history. In recognition of the transformational nature of the deal, and the leadership that was required to bring the deal to closing, a Merger & Acquisition Strategic Transformation Award was provided to Messrs. Monaco, Whelen and Harper.

For Messrs. Monaco and Whelen, 40% of the award was delivered in the form of restricted stock units to align with the shareholder experience as the benefits of the Merger Transaction start to be realized. The restricted stock units follow the ordinary vesting schedule for the plan, which is based on a 35-month term that begins on January 1 of the year of grant. These restricted stock units will mature on December 1, 2019. The remaining 60% was delivered in Enbridge shares to Mr. Monaco, and in cash to Mr. Whelen.

As Mr. Harper was known to be departing the organization shortly following the close of the transaction, the award was delivered in cash.

The following table outlines the details of the awards:

Executive	Total award value[1] ($)	Value delivered in shares[1] ($)	Value delivered in cash[1] ($)	Value delivered in Restricted Stock Units
				Total $ Value[1]	# Units[2]
Al Monaco	600,751	359,163	–	241,588	5,415
John K. Whelen	360,489	–	215,491	144,998	3,250
C. Gregory Harper	150,000	–	150,000	–	–

1.	Awards for Messrs. Monaco and Whelen have been converted from Canadian dollars to US dollars using the published WM/Reuters 4 pm London year-end exchange rate of C$1 = US$0.7981.
2.	Number of units delivered was determined based on the 20-day volume weighted average price immediately preceding the close of the transaction, February 27, 2017.

Integration & synergy incentive

To ensure that Enbridge delivered on the cost synergy targets which were announced to shareholders at the time of the Merger Transaction signing, an Integration & Synergy Incentive was awarded to Mr. Monaco for the successful execution of detailed integration efforts. While other executives and key employees were also awarded an Integration & Synergy Incentive, Mr. Monaco was the only Named Executive Officer to participate in this program.

The award was subject to specific performance criteria related to the pace and quality of integration efforts. The incentive was subject to minimum threshold criteria including achieving specific business continuity objectives that would ensure a smooth transition following the closing of the Merger Transaction, including safety and reliability, financial reporting and regulatory compliance. Failure to meet the performance criteria would result in an adjustment to the size of the award downwards or eliminate payment entirely. There was no upside opportunity within the program.

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In reviewing the performance results of the award, the HRC Committee considered synergy capture targets both on an immediate basis within the first year following the Merger Transaction, but also reviewed that concrete plans were in place to enable synergy capture in future years. The performance elements were further assessed for thoroughness, probability of delivery of synergies and risk mitigation. Following their review, the HRC Committee determined that performance against the pre-determined metrics had been met and a full payment for Mr. Monaco was approved by the Board.

Similar to the Merger & Acquisition Strategic Transformation Award, 60% of the Integration & Synergy Incentive was delivered to Mr. Monaco in Enbridge shares, and 40% was delivered in the form of restricted stock units. The restricted stock units follow the ordinary vesting schedule for the plan, which is based on a 35-month term that begins on January 1 of the year of grant. These restricted stock units will mature on December 1, 2019.

Executive	Total award value[1] ($)	Value delivered in shares[1] ($)	Value delivered in Restricted Stock Units
			Total $ Value[1]	# Units[2]
Al Monaco	600,751	359,163	241,588	5,415

1.	Canadian dollars have been converted to US dollars using the published WM/Reuters 4 pm London year-end exchange rate of C$1 = US$0.7981.
2.	Number of units delivered was determined based on the 20-day volume weighted average price immediately preceding the close of the transaction, February 27, 2017.

Hiring incentive

Upon joining Enbridge on February 1, 2017, Mr. Rooney was provided with a hiring incentive totaling $772,623 delivered in equal value through the mid- and long-term incentive plans. Mr. Rooney’s hiring incentive was granted in Canadian dollars and has been converted to US dollars using the published WM/Reuters 4 pm London year-end exchange rate of C$1 = US$0.7981. Mr. Rooney received grants of 53,160 incentive stock options, 5,920 performance stock units and 5,920 restricted stock units for this hiring incentive, providing immediate alignment with the interests of our shareholders and the rest of our leadership team, while also compensating Mr. Rooney for amounts foregone as a result of joining Enbridge. The awards granted follow the ordinary vesting schedules of the plans (see chart on page 73 for details).

Pension plan

Enbridge sponsors a number of non-contributory qualified pension plans, including:

•	the Pension Plan for Employees of Enbridge Gas Distribution Inc. and Affiliates, or EGD RPP;
•	the Retirement Plan for the Employees of Enbridge Inc. and its Canadian affiliates, or EI RPP; and
•	the Enbridge Employee Services, Inc. Employees’ Pension Plan, or US QPP.

Enbridge also sponsors a number of non-contributory, supplemental nonqualified retirement plans which provide defined benefits in excess of the tax-qualified plans’ limits, including:

•	the Enbridge Supplemental Pension Plan, or EI SPP; and
•	the Enbridge Employee Services, Inc. Supplemental Pension Plan for United States Employees, or US SPP.

We collectively refer to the EGD RPP, the EI RPP, the US QPP, the EI SPP and the US SPP as the Pension Plans.

For service prior to becoming a senior management employee, there are different pension benefits depending on an employee’s hire date with Enbridge. For Canadian non-senior management employees, the EI RPP provides employees with a choice to participate in a non-contributory defined contribution component, where the level of contribution varies depending on age and years of service, or a defined benefit component where benefits equal (a) 1.6% of the participant’s Highest Average Earnings multiplied by (b) the number of years of credited years of service and offset for a portion of the government’s Canada Pension Plan benefit. Highest Average Earnings is equal to sum of (i) the average of the participant’s highest annual base salary during three consecutive years out of the last ten years of credited service and (ii) 50% of the average of the participant’s three highest annual performance bonuses paid in the last five years of credited service. EGD RPP benefits for service prior to July 1, 2001 are capped at registered plan limits with no SPP benefits payable. US employees have cash balance benefits with pay credits ranging from 4% to 10% depending on the employees’ pensionable pay, age and years of service. Other provisions are aligned with the senior management provisions described below.

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For service while a senior management employee, the Pension Plans provide a yearly pension payable in the normal form (60% joint and survivor) equal to: (a) 2% of the participant’s Highest Average Earnings multiplied by (b) the number of credited years of service. An unreduced pension is payable if retirement is after age 55 with 30 or more years of service or after age 60. Early retirement reductions apply if a participant retires and does not meet these requirements. Retirement benefits paid from the Pension Plans are indexed at 50% of the annual increase in the consumer price index. All Named Executive Officers are currently senior management employees.

Mr. Monaco and Mr. Whelen participated in the defined contribution component of the EI RPP for three years. No further company or employee contributions are permitted to be made to this plan.

Prior to becoming a member of the Pension Plans, Mr. Yardley participated in the Spectra Energy Retirement Cash Balance Plan, or RCBP, and the Spectra Energy Executive Cash Balance Plan, or ECBP. The RCBP is a qualified pension plan that provides cash balance benefits. The ECBP is a supplemental, nonqualified retirement plan which provides cash balance benefits in excess of the RCBP limits. The RCBP and ECBP are non-contributory and provide annual pay credits ranging from 4% to 11%, depending on the employees’ pensionable pay, age and years of service, and interest credits to notional member accounts.

Savings plans

All Named Executive Officers, except Mr. Yardley, participate in the Enbridge Employee Savings Plans (“Enbridge ESP”). Mr. Yardley participated in the Spectra Energy Retirement Savings Plan (“Spectra Energy RSP”) and the Spectra Energy Executive Savings Plan (“Spectra Energy ESP”).

Enbridge ESP

Enbridge provides an employee savings plan for all employees. For Canadian employees, participants can receive up to 2.5% of base salary in matching contributions towards their flexible benefit credits if they make contributions into their savings plan. For US employees, Enbridge provides a tax-qualified retirement plan which matches 100% of employee contributions up to 5.0% of base salary, subject to limits established by the IRS.

Spectra Energy RSP

The Retirement Savings Plan generally covers employees of Spectra Energy and affiliates. It is a tax-qualified retirement plan that provides a means for employees to save for retirement on a tax-deferred basis. Deferrals up to 6% of eligible compensation are matched at 100% subject to limits prescribed by the IRS.

Spectra Energy ESP

Under the Spectra Energy ESP, participants can elect to defer a portion of their base salary, short-term incentive compensation and long-term incentive compensation (other than stock options). Participants also receive a company matching contribution in excess of the contribution limits prescribed by the IRS under the Spectra Energy RSP. In general, payments are made following termination of employment or death in the form of a lump sum or installments, as selected by the participant. Participants may request an accelerated distribution upon an “unforeseeable emergency.” In general, participants may direct the deemed investment of base salary deferrals, short-term incentive deferrals and matching contributions among investments options available under the Spectra Energy RSP, including in a Spectra Energy Common Stock Fund. Deferrals of equity awards are credited with earnings and losses based on the performance of the Spectra Energy Common Stock Fund.

Other benefits

Enbridge’s benefits plans are key elements of the total compensation package for its Named Executive Officers.

Perquisites

The Named Executive Officers receive an annual perquisite allowance to offset expenses related to their positions. This includes the cost of owning and operating a vehicle, parking and business clubs. These allowance levels are reviewed regularly for competitiveness. The Named Executive Officers are also reimbursed for a portion of costs for personal financial planning.

Effective January 1, 2018, the financial planning reimbursement will remain in effect however the annual perquisite allowance was discontinued going forward for all Named Executive Officers.

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Life and health benefits

Medical, dental, life insurance and disability insurance benefits are available to meet the specific needs of individuals and their families. The Named Executive Officers participate in the same plan as all other employees. The plans are structured to provide minimum basic coverage with the option of enhanced coverage at a level that is competitive and affordable.

Share ownership

It is important for all Enbridge officers, including the Named Executive Officers, to have a meaningful equity stake in Enbridge. Owning Enbridge shares is a tangible way to align the interests of executives with those of Enbridge shareholders. To highlight this importance to Enbridge, the President & Chief Executive Officer and each other Named Executive Officer have a target ownership of five and two times salary respectively in 2017.

Each Named Executive Officer is required to meet and maintain their ownership target within four years of being appointed to the position, or within four years of the target being re-set. Executives can acquire Enbridge shares by participating in the employee savings plan, exercising stock options or by making personal investments in Enbridge shares. Personal holdings, and Enbridge shares held in the name of a spouse, dependent child or trust, all count toward meeting the guidelines. Investments in Enbridge affiliates, as well as performance stock units, restricted stock units and unexercised stock options do not count toward meeting the guidelines (resulting in a more stringent threshold than typical practice).

Target and actual share ownership as of December 31, 2017

Effective January 1, 2018, the share ownership requirements were increased from two times to three times base salary for the Named Executive Officers other than the President & Chief Executive Officer who will increase from five times to six times base salary. All Named Executive Officers other than Mr. Rooney meet the increased share ownership targets. Consistent with our policy, Mr. Rooney, who joined Enbridge as of February 1, 2017, has a period of four years subsequent to the effective change to the ownership requirements to meet his ownership target and therefore, must be in compliance by January 1, 2022.

Anti-hedging policy

Enbridge’s insider trading and reporting guidelines, among other things, prohibit directors, officers, employees and contractors (of Enbridge and its subsidiaries) from purchasing financial instruments that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held by the Named Executive Officer, as such positions delink the intended alignment of employee and shareholder interests. The following activities are specifically prohibited:

•	any form of hedging activity;
•	any form of transaction involving stock options (other than exercising options in accordance with the plans);
•	any other form of derivative trading (including “puts” and “calls”); and
•	“short selling” (selling securities that the individual does not own).

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Clawback policy

The incentive compensation clawback policy allows Enbridge to recover, from current and former executives, certain incentive compensation amounts awarded or paid to individuals if the individuals engaged in fraud or willful misconduct that led to inaccurate financial results reporting, regardless of whether the misconduct resulted in a restatement of all or a part of Enbridge’s financial statements.

Compensation changes in 2018

Following the closing of the Merger Transaction, a formal review of the executive compensation peer group was completed in light of the increased size and scope of the company.

With the assistance of Mercer, our independent compensation consultant, a revised peer group was created for application in 2018. The new peer group includes companies that are generally similar in size to Enbridge in terms of enterprise value, market capitalization and assets. Where appropriate, the peer group was further enhanced to include companies similar to Enbridge in terms of operational profile.

The revised peer group is as follows:

Canadian National Railway Company	NextEra Energy Inc.
Canadian Natural Resources Limited	Occidental Petroleum Corporation
Chevron Corporation	Phillips 66
Conoco Phillips	Schlumberger Limited
Dominion Resources Inc.	Suncor Energy Inc.
Duke Energy Corporation	The Southern Company
Energy Transfer Partners, L.P.	The Williams Companies Inc.
Enterprise Products Partners L.P.	TransCanada Corporation
Halliburton Company	Union Pacific Corporation
Kinder Morgan Inc.

The results of a market review using the revised peer group show that our current targets lagged our desired positioning at the 50th percentile of the market. Changes to compensation levels in 2018 for our Named Executive Officers resulting from this review are being implemented solely through the use of at-risk compensation to ensure that delivery of enhanced compensation is aligned with the shareholder experience. Accordingly, there are no planned base pay increases for 2018.

In light of evolving market practices, several other changes will be applicable to the Named Executive Officers in 2018:

•	The annual perquisite allowance will be discontinued; currently this is valued at $39,507 for the President & Chief Executive Officer, $35,000 for Mr. Yardley and $27,934 for the other Named Executive Officers.
•	Share ownership requirements will be increased from 2x to 3x annual base salary for all Named Executive Officers except the President & Chief Executive Officer who will increase from 5x to 6x annual base salary. All Named Executive Officers will be given four years from January 1, 2018 to reach compliance against their revised targets.
•	The weighting between the use of medium- and long-term incentives will shift to a heavier weighting towards performance stock units (60% of total medium- and long- term incentive value), with a reduced emphasis on incentive stock options (40% weighting).

The changes being made in 2018 are consistent with our evolving strategy, desire to strengthen shareholder alignment, and our commitment to a compensation program strongly rooted in pay-for-performance.

Total direct compensation for Named Executive Officers

The profiles for the Named Executive Officers provide:

•	a summary of individual accomplishments in 2017;
•	2017 actual pay mix;
•	a summary of the total direct compensation over the prior three-year period (where applicable); and
•	short-term incentive performance details.

Profiles have been prepared for each of the Named Executive Officers that remained employed with Enbridge at the end of 2017.

The values provided in the Named Executive Officers’ profiles are taken from the Summary Compensation Table. Information on these values is provided in the notes to the Summary Compensation Table starting on page 89.

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Al Monaco PRESIDENT & CHIEF EXECUTIVE OFFICER Mr. Monaco is responsible for setting and executing Enbridge’s strategic priorities, and serves on the company’s Board of Directors.

In 2017, Mr. Monaco provided strategic and executive leadership in the following areas:

•   Delivered industry leading performance on safety and operational reliability;

•   Completed the Merger Transaction, which transformed Enbridge into the largest and most diverse energy infrastructure company in North America with global scale;

•   Successfully implemented a new organizational structure and retention of key staff along with completing key integration milestones all related to the Merger Transaction;

•   Achieved targeted acquisition related synergies in 2017 and developed a plan to achieve the fully targeted synergies by the end of 2018;

•   Placed 17 new major projects into service representing C$12 billion of capital investment;

•   Enhanced financial strength and completed debt and equity funding of secured capital investments totaling approximately C$14 billion;

•   Secured C$3.6 billion of new capital projects;

•   Sold or monetized non-core assets valued at $2.6 billion from September 2016, exceeding the divestment target of C$2.0 billion;

•   Developed a new post-transaction strategic plan resulting in shifting emphasis to a pure pipeline and utility asset mix and sale or monetization of non-core assets; and

•   Completed strategic assessment and streamlining actions related to the company’s sponsored vehicles.

1.	Amounts for Mr. Monaco were originally paid in Canadian dollars and have been converted to US dollars using the published WM/Reuters 4 pm London year-end exchange rate of C$1 = US$0.7981, C$1 = US$0.7548, and C$1 = US$0.782 for 2017, 2016 and 2015 respectively.
2.	See page 78 for details.

Short-term incentive performance details

Performance area	Metrics	Short-term incentive weightings	Multiplier
Corporate performance[1]	DCF per share and integration scorecard	60%	0.95x
Business unit performance[2]	Non-financial operating measures for the combined enterprise	20%	1.15x
Individual performance	Individual objectives set with the Board of Directors	20%	1.75x
Overall performance	Combined weighted performance average	100%	1.15x

1.	See page 69 for details.
2.	See page 70 for details.

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Total direct compensation1 2017 2016 2015 $ % $ $ Base salary 1,166,717 12.2% 1,039,402 975,014 Short-term incentive 1,492,880 -19.3% 1,849,336 1,368,577 Merger & Acquisition Strategic Transformation Award2 Enbridge shares 359,163 – – – Restricted stock units 241,588 Integration & Synergy Incentive2 Enbridge shares 359,163 – – – Restricted stock units 241,588 Medium-term incentive Performance stock units 1,565,976 -30.1% 2,240,156 2,274,185 Long-term incentives Incentive stock options 2,684,736 38.2% 1,942,369 1,017,784

President & Chief Executive Officer compensation

Our President & Chief Executive Officer is primarily responsible for executing our long-term business strategy as well as shorter-term strategies that support our long- term objectives. The HRC Committee recognizes that Mr. Monaco is managing a changing and increasingly complex business and that it is important to reward these efforts. The HRC Committee believes Mr. Monaco’s compensation should be consistent with this level of responsibility and thus evaluates and adjusts his pay annually to align it with the market and our strategic goals. Recent adjustments to certain elements of Mr. Monaco’s pay have resulted in an increase in his total compensation. These adjustments demonstrate the HRC Committee’s efforts to bring his pay more in line with the market and to recognize his role in the company’s success.

In 2017, the President & Chief Executive Officer oversaw the most important transaction in Enbridge history: the Merger Transaction with Spectra Energy. In its evaluation of Mr. Monaco’s performance in 2017, the HRC Committee considered the strategic significance of the Merger Transaction and Mr. Monaco’s role in relation thereto. In recognition of the transformational nature of the Merger Transaction, and the leadership that was required to bring the deal to a close, the HRC Committee awarded him $1.2 million. Mr. Monaco’s award was granted in Canadian dollars and has been converted to US dollars using the published WM/Reuters 4 pm London year end exchange rate of C$1 =US$0.7981. His award was split evenly between a Merger & Acquisition Strategic Transformation award and an Integration & Synergy Incentive award:

•	To reward Mr. Monaco’s critical efforts in securing and completing the Merger Transaction, he received a $600,751 Merger & Acquisition Strategic Transformation award delivered 40% in restricted stock units and 60% in Enbridge shares, which will align his interests with the shareholder experience as the benefits of the Merger Transaction start to be realized.
•	To recognize Mr. Monaco’s efforts toward integration and realizing synergies associated with the Spectra combination, he received a $600,751 Integration & Synergy Incentive award contingent on achieving performance and cost synergy targets, all of which were satisfied in 2017. The targets included specific business continuity objectives that would ensure a smooth transition post-close, including safety and reliability, financial reporting, regulatory compliance, and employee engagement actions. The award was settled 40% in restricted stock units and 60% in Enbridge shares to ensure Mr. Monaco’s interests continue to be aligned with those of shareholders.

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John K. Whelen

EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER

Mr. Whelen is responsible
for all corporate financial
affairs of the company,
including financial planning
and reporting, tax, treasury
and financial risk
management.

In 2017, Mr. Whelen:

•   Oversaw the successful execution of the Merger Transaction from a financial perspective, ensuring that funding, tax, accounting and risk management objectives were met on day one and on an ongoing basis – restructured banking, credit and cash management facilities to accommodate the requirements of the combined company;

•   Implemented a new operating model for the delivery of financial services in conjunction with the integration of legacy Spectra finance functions post-closing of the Merger Transaction, achieving cost synergies and advancing a number of initiatives to improve efficiency including the outsourcing of the accounts payable function;

•   Delivered consolidated budgets, external financial reporting and long range plans and forecast updates for the newly combined company and oversaw the design and implementation of updated financial policies, and control processes reflective of the scale and scope of business post the acquisition of Spectra; and

•   Raised approximately C$14 billion of long-term capital (including C$5.4 billion of equity or equity equivalent financing) across the Enbridge group to further strengthen the balance sheet and liquidity post-closing and position the company to execute its growth strategy.

1.	Amounts for Mr. Whelen were originally paid in Canadian dollars and have been converted to US dollars using the published WM/Reuters 4 pm London year-end exchange rate of C$1 = US$0.7981, C$1 = US$0.7548, and C$1 = US$0.782 for 2017, 2016 and 2015 respectively.
2.	See page 78 for details.

Short-term incentive performance details

Performance area	Metrics	Short-term incentive weightings	Multiplier
Corporate performance[1]	DCF per share and integration scorecard	60%	0.95x
Business unit performance[2]	Corporate Office • non-financial operating measures for the combined enterprise • financial (corporate cost containment) • corporate office safety performance • safety measures for the combined enterprise • employee development	20%	1.16x
Individual performance	Individual objectives set with the President & CEO	20%	1.30x
Overall performance	Combined weighted performance average	100%	1.06x

1.	See page 69 for details.
2.	See page 70 for details.

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Total direct compensation1 2017 2016 2015 $ % $ $ Base salary 488,547 13.4% 430,725 398,354 Merger & Acquisition Strategic Transformation Award2 215,491 – – – Short-term incentive 393,816 -25.4% 527,740 358,473 Medium-term incentive Restricted stock units2 144,998 – – – Performance stock units 409,117 10.8% 369,391 613,575 Long-term incentives Incentive stock options 702,950 60.3% 438,656 569,492 2017 Actual Pay Mix Pay at Risk 30% 17% 6% 17% 9% 21% Base Salary Merger & Acquisition Strategic Transformation Award - Cash Short-term incentive Merger & Acquisition Strategic Transformation Award - Restricted Stock Units Medium-term incentives Long-term incentives Equity Cash

D. Guy Jarvis

EXECUTIVE VICE PRESIDENT & PRESIDENT, LIQUIDS PIPELINES

Mr. Jarvis is responsible
for all of Enbridge’s crude
oil and liquids pipeline
businesses across North
America, and for leading
the execution of
Enbridge’s major projects.

In 2017, Mr. Jarvis provided strategic oversight and executive leadership in the following areas:

•   Oversaw the Liquids Pipelines safety & reliability program which achieved record total recordable injury frequency, while maintaining strong performance in minimizing the number of crude oil releases;

•   Fully implemented capacity recovery and optimization programs with the potential to increase heavy crude throughput by up to 200 thousand barrels per day (“KBPD”) – 87 KBPD of which was utilized on an annual basis for the year;

•   Completed the sale of non-core assets – Ozark and Olympic pipelines – for in excess of C$450 million;

•   Integrated the operations of the Express and Platte pipelines and successfully realized cost synergies;

•   Successfully negotiated an agreement with the State of Michigan on a range of matters surrounding operation of the company’s Line 5; and

•   Oversaw the Major Projects division that placed C$4.5 billion of new projects into service on schedule and approximately 10% below budget.

1.	Amounts for Mr. Jarvis were originally paid in Canadian dollars and have been converted to US dollars using the published WM/Reuters 4 pm London year-end exchange rate of C$1 = US$0.7981, C$1 = US$0.7548, and C$1 = US$0.782 for 2017, 2016 and 2015 respectively.

Short-term incentive performance details

Performance area	Metrics	Short-term incentive weightings	Multiplier
Corporate performance[1]	DCF per share and integration scorecard	40%	0.95x
Business unit performance[2]	Liquids Pipelines: • financial, operating, employee and commercial measures for the Liquids Pipelines business unit Major Projects: • safety, quality, execution, employee and environmental measures for the Major Projects business unit	40%	1.17x
Individual performance	Individual objectives set with the President & CEO	20%	1.75x
Overall performance	Combined weighted performance average	100%	1.20x

1.	See page 69 for details.
2.	See page 70 for details.

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2017 Actual Pay Mix Pay at Risk 34% 20% 22% 24% Base Salary Short-term incentive Medium-term incentives Long-term incentives Equity Cash Total direct compensation1 2017 2016 2015 $ % $ $ Base salary 496,827 12.0% 443,633 426,742 Short-term incentive 452,079 -12.8% 518,290 405,355 Medium-term incentive Performance stock units 416,255 -10.5% 464,986 380,669 Long-term incentives Incentive stock options 714,857 29.4% 552,378 353,368

Robert R. Rooney EXECUTIVE VICE PRESIDENT & CHIEF LEGAL OFFICER Mr. Rooney is responsible for the legal, public affairs and communications functions across Enbridge.

In 2017, Mr. Rooney provided executive oversight for a number of substantial legal, business and regulatory matters, including:

•   Oversaw legal aspects relating to the successful closing of the C$37 billion all-stock Merger Transaction ensuring all required regulatory approvals were obtained in a timely fashion;

•   Oversaw C$14 billion of capital markets financings across the Enbridge group from a legal perspective;

•   Executed on the integration of the Legal function while realizing cost synergies and retaining key staff;

•   Continued a reorganization and transformation of the Legal function to implement a new operating model that will increase efficiencies and reduce costs;

•   Oversaw from a legal perspective, the sale or monetization of non-core assets valued at C$1.1 billion in 2017;

•   Strategic oversight and leadership on numerous substantial legal and regulatory matters in connection with Enbridge’s multi-billion dollar capital projects inventory, including C$12 billion of capital investment in 17 projects being put into service in 2017.

1.	Amounts for Mr. Rooney were originally paid in Canadian dollars and have been converted to US dollars using the published WM/Reuters 4 pm London year-end exchange rate of C$1 = US$0.7981, C$1 = US$0.7548, and C$1 = US$0.782 for 2017, 2016 and 2015 respectively.
2.	Mr. Rooney’s 2017 base salary and short-term incentive amounts reflect only partial-year service based on his hire date of February 1, 2017.
3.	See page 79 for details.

Short-term incentive performance details

Performance area	Metrics	Short-term incentive weightings	Multiplier
Corporate performance[1]	DCF per share and integration scorecard	60%	0.95x
Business unit performance[2]	Corporate Office • non-financial operating measures for the combined enterprise • financial (corporate cost containment) • corporate office safety performance • safety measures for the combined enterprise • employee development	20%	1.16x
Individual performance	Individual objectives set with the President & CEO	20%	1.00x
Overall performance	Combined weighted performance average	100%	1.00x

1.	See page 69 for details.
2.	See page 70 for details.

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2017 Actual Pay Mix Pay at Risk 40% 33% 11% 16% Base Salary Short-term incentive Medium-term incentives Long-term incentives Equity Cash Total direct compensation1 2017 2016 2015 Base salary2 Short-term incentive2 Hiring Incentive3 Restricted stock units Performance stock units Incentive stock options Medium-term incentive Performance stock units Long-term incentives Incentive stock options 402,384 261,616 264,119 264,119 244,385 305,165 524,259 Cash Equity 2017 $ $ $ %

William T. Yardley

EXECUTIVE VICE PRESIDENT & PRESIDENT, GAS TRANSMISSION & MIDSTREAM

Mr. Yardley is responsible
for Enbridge’s midstream
natural gas gathering and
processing business
across North America.

In 2017, Mr. Yardley:

•   Led the Gas Transmission and Midstream (“GTM”) group to record safety performance resulting in a 10% reduction in employee injuries year-over-year and a 30% reduction in contributory motor vehicle incidents. Additionally, minimized leaks or incidents on pipelines and facilities;

•   Successfully managed through the combination of the legacy gas businesses in the US and Canada and exceeded financial targets for 2017;

•   Oversaw the achievement of $57 million targeted Merger Transaction synergies for the GTM organization in 2017, with concrete plans created to capture an additional $48 million synergies in 2018;

•   Placed over $3 billion of projects into service on-budget, including the 515 mile Sabal Trail Transmission pipeline. Successfully managed one of the largest project execution years in the gas business history, with over 20 projects under construction and maintained progress on $10 Billion of project backlog;

•   Signed over $2 billion of new projects in the US and Canada including the $1 Billion T-South project in Western Canada and 7 other projects in US Transmission, Offshore and US Midstream; and

•   Led customer service and reliability of the transmission system, achieving a contract renewal rate of over 98% of the $600 million up for expiration.

Short-term incentive performance details

Performance area	Metrics	Short-term incentive weightings	Multiplier
Corporate performance[1]	DCF per share and integration scorecard	40%	0.95x
Business unit performance[2]	Gas Transmission & Midstream • financial, operating, employee and commercial measures for the Gas Transmission & Midstream business unit	40%	1.43x
Individual performance	Individual objectives set with the President & CEO	20%	1.75x
Overall performance	Combined weighted performance average	100%	1.30x

1.	See page 69 for details.
2.	See page 70 for details.

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2017 Actual Pay Mix Pay at Risk 18% 30% 27% 25% Base Salary Short-term incentive Medium-term incentives Long-term incentives Equity Cash Equity Cash Total direct compensation Base salary Short-term incentive Medium-term incentive Performance stock units Long-term incentives Incentive stock options 2017 2016 2015 458,333 504,737 553,717 342,875 $ $ $ %

Executive compensation tables and other compensation disclosure

2017 SUMMARY COMPENSATION TABLE

The table below shows the total amounts that Enbridge and its subsidiaries paid and granted to the Named Executive Officers for the years ended December 31, 2017, 2016 and 2015, calculated in accordance with applicable SEC rules. Amounts represented below for Messrs. Monaco, Whelen, Jarvis and Rooney were originally paid in Canadian dollars have been converted to US dollars using the published WM/Reuters 4 pm London year-end exchange rate of C$1 = US$0.7981, C$1 = US$0.7548, and C$1 = US$0.782 for 2017, 2016 and 2015 respectively.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non- Equity Incentive Plan Compen- Sation(4) ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(5) ($)		All Other Compen- Sation(6) ($)	Total ($)	Total Without Change in Pension Value ($)
Al Monaco President & Chief Executive Officer	2017	1,166,717	718,326	2,049,154	2,684,736	1,492,880	4,319,000		96,092	12,526,905	8,207,905
	2016	1,039,402	–	2,240,156	1,942,369	1,849,336	2,426,000		87,236	9,584,500	7,158,500
	2015	975,014	–	2,274,185	1,017,784	1,368,577	283,000		101,619	6,020,179	5,737,179
John K. Whelen Executive Vice President & Chief Financial Officer	2017	488,547	215,491	554,115	702,950	393,816	1,542,000		54,015	3,950,934	2,408,934
	2016	430,725	–	369,391	438,656	527,740	896,000		49,321	2,711,833	1,815,833
	2015	398,354	–	613,575	569,492	358,473	–		50,102	1,989,996	1,989,996
D. Guy Jarvis Executive Vice President & President, Liquids Pipelines	2017	496,827	–	416,255	714,857	452,079	1,270,000		82,495	3,432,513	2,162,513
	2016	443,633	–	464,986	552,378	518,290	767,000		80,640	2,826,927	2,059,927
	2015	426,742	–	380,699	353,368	405,355	56,000		88,479	1,710,643	1,654,643
Robert R. Rooney(8) Executive Vice President & Chief Legal Officer	2017	402,384	–	833,403	768,644	261,616	160,000		39,673	2,465,720	2,305,720
William T. Yardley(9) Executive Vice President & President, Gas Transmission & Midstream	2017	458,333	–	553,717	342,875	504,737	432,660	(7)	29,615	2,321,937	1,889,277
C. Gregory Harper(10) Former President, Gas Pipelines & Processing	2017	106,075	150,000	294,206	515,827	–	188,000		2,719,669	3,973,777	3,785,777
	2016	424,300	63,000	224,635	268,645	440,582	211,000		55,409	1,687,571	1,476,572
	2015	421,725	63,000	115,511	128,510	359,594	138,000		55,227	1,281,567	1,143,567

Note: In order to show the effect that the year-over-year change in pension value had on total compensation, as determined under applicable SEC rules, we have included an additional column to show total compensation minus the change in pension value. The amounts reported in the Total Without Change in Pension Value column may differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. Total without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. The change in pension value is subject to many external variables, such as foreign exchange rates, discount rates and other actuarial assumptions and methods, that are not related to Company performance and are outside of the control of the HRC Committee. Therefore, we do not believe a year-over-year change in pension value is helpful in evaluating compensation for comparative purposes.

1.	The amounts disclosed in this column for 2017 represent the Merger & Acquisition Strategic Transformation Award paid to Mr. Monaco in shares and to each of Messrs. Whelen and Harper in cash and the Integration & Synergy Incentive paid to Mr. Monaco in Enbridge shares. See page 78 for details.
2.

The amounts disclosed in this column include the aggregate grant date fair value of performance stock units and restricted stock units granted in 2017, 2016 and 2015, as applicable, in each case, computed in accordance with the provisions of FASB ASC Topic 718. For 2017, the grant date fair values of performance stock units were $1,565,976 for Mr. Monaco; $409,117 for Mr. Whelen; $416,255 for Mr. Jarvis; $569,284 for Mr. Rooney (representing his annual grant and hiring incentive); $553,717 for Mr. Yardley (representing his 2016 and 2017 performance stock unit awards, each of which was granted in 2017) and $294,206 for Mr. Harper. Additionally, the grant date fair values of restricted stock units were $483,177 for Mr. Monaco (representing the Merger Acquisition Strategic Transformation Award and Integration & Synergy Incentive); $144,998 for Mr. Whelen

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(representing the Merger Acquisition Strategic Transformation Award) and $264,119 for Mr. Rooney (representing his hiring incentive).
3.	The amounts in this column represent the grant date fair value of stock option awards granted to each of the Named Executive Officers, calculated in accordance with FASB ASC Topic 718. The grant date fair value of stock option awards is measured using the Black-Scholes option-pricing model.
4.	The amounts disclosed in this column represents amounts paid under the Enbridge Inc. Short Term Incentive Plan with respect to the 2017, 2016 and 2015 performance years.
5.	The amounts disclosed in this column reflects the aggregate change in the actuarial present value of accumulated pension benefits at the earliest unreduced retirement age using the actuarial assumptions described in the company’s financial statements on Form 10-K. The amounts recorded in this column vary with a number of factors, the foreign exchange rate used to convert the value of Canadian dollar pensions to US dollars, and the discount rate applied to determine the value of future payment streams. These factors do not result in any change in the underlying pension payable at the earliest unreduced date to plan participants. An analysis of the Change in Pension Value for 2017 follows.

There was an increase in 2017 in the US dollar values of Canadian dollar pensions as exchange rates went from C$1 = US$0.7548 to C$1 = US$0.7981. As a result of a decrease in prevailing interest rates in the credit markets in 2017, the discount rate used pursuant to pension accounting rules to calculate the present value of future pension payments decreased from 3.98% to 3.59%. Further details on the amounts reported can be found in the section entitled Pension Benefits on page 95. The change in pension value in the RCBP and ECBP for Mr. Yardley excludes contributions made by Spectra Energy in 2017 prior to the Merger Transaction close date.

Name	Change in Foreign Exchange Rates ($)	Change in Discount Rates, Actuarial Assumptions and Other ($)	Change in Pensionable Service and Highest Average Earnings ($)	Total Change in Pension Value ($)
Al Monaco	938,000	1,150,000	2,231,000	4,319,000
John K. Whelen	313,000	374,000	855,000	1,542,000
D. Guy Jarvis	273,000	389,000	608,000	1,270,000
Robert R. Rooney	–	–	160,000	160,000
William T. Yardley	–	176,000	236,000	412,000
C. Gregory Harper	–	87,000	101,000	188,000

6.	The table below describes the elements comprising the amounts presented in this column for 2017.

2017 All OTHER COMPENSATION
Name	Perquisite Allowance(a) $	Flexible Benefit Credits(b) $	Relocation Expenses(c) $	Other Benefits(d) $	Severance Payments(e) $	Total
Al Monaco	39,507	40,616	–	15,969	–	96,092
John K. Whelen	27,934	18,663	–	7,418	–	54,015
D. Guy Jarvis	27,934	18,207	27,892	8,462	–	82,495
Robert R. Rooney	25,785	9,183	–	4,704	–	39,672
William T. Yardley	29,615	–	–	–	–	29,615
C. Gregory Harper	9,423	–	–	17,118	2,693,127	2,719,668

a)	Perquisite allowance represents an amount that is paid in cash as additional compensation meant to cover such items as business use of personal vehicle, recreational clubs, financial planning and tax preparation services.
b)	For the Named Executive Officers domiciled in Canada, flexible benefit credits are provided based on their family status and base salary. These credits can be used to purchase benefits or can be paid in cash. Participants could receive up to 2.5% of base salary in matching contributions towards their flexible benefit credits if they made contributions into their Savings Plan to purchase Enbridge shares.
c)	Includes relocation subsidies related to mortgage interest payments.
d)	Other benefits include parking, executive medical, 401(k) matching contributions, personal use of company aircraft, and other incidental compensation. For Mr. Harper, $11,636 of vacation not taken and paid out in cash at the time of his departure is also included within this column.

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e)	The amount in this column represents the severance that, in accordance with the terms of his executive agreement, was paid to Mr. Harper upon his departure on April 1, 2017. Details regarding the severance paid to Mr. Harper in connection with his departure can be found on page 99.

7.	For Mr. Yardley, this total includes any contributions made to the non-qualified deferred compensation plan in 2017.
8.	Mr. Rooney commenced employment with Enbridge on February 1, 2017. Because Mr. Rooney was only a Named Executive Officer in 2017, no disclosure is included as to Mr. Rooney for 2016 or 2015.
9.	Mr. Yardley commenced employment with Enbridge in connection with the completion of the Merger Transaction on February 27, 2017. In accordance with SEC rules, amounts set forth in this table do not reflect any compensation paid by Spectra Energy to Mr. Yardley prior to completion of the Merger Transaction. Because Mr. Yardley was only a Named Executive Officer in 2017, no disclosure is included as to Mr. Yardley for 2016 or 2015.
10.	Mr. Harper ceased employment with Enbridge on April 1, 2017.

2017 GRANTS OF PLAN-BASED AWARDS

Name	Plan Name(1)	Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number Of Shares Of Stock Or Units(4) (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards(6) ($/Sh)		Closing Price on Grant Date ($/Sh)		Grant Date Fair Value of Stock and Option Awards(7) ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Al Monaco	PSUs	1-Feb-17	1-Jan-17	–	–	–	–	35,100	70,200	–	–		–		–	1,565,976
	RSUs	1-Feb-17	1-Jan-17	–	–	–	–	–	–	10,830	–		–		–	483,177
	ISOs	17-Feb-17	28-Feb-17	–	–	–	–	–	–	–	584,000	C$	55.84	C$	55.90	2,684,736
	STIP	1-Feb-18	23-Feb-18	–	1,298,851	2,597,701	–	–	–	–	–		–		–	–
John K. Whelen	PSUs	1-Feb-17	1-Jan-17	–	–	–	–	9,170	18,340	–	–		–		–	409,117
	RSUs	1-Feb-17	1-Jan-17	–	–	–	–	–	–	3,250	–		–		–	144,998
	ISOs	17-Feb-17	28-Feb-17	–	–	–	–	–	–	–	152,910	C$	55.84	C$	55.90	702,950
	STIP	1-Feb-18	23-Feb-18	–	370,825	741,650	–	–	–	–	–		–		–	–
D. Guy Jarvis	PSUs	1-Feb-17	1-Jan-17	–	–	–	–	9,330	18,660	–	–		–		–	416,255
	ISOs	17-Feb-17	28-Feb-17	–	–	–	–	–	–	–	155,500	C$	55.84	C$	55.90	714,857
	STIP	1-Feb-18	23-Feb-18	–	377,110	754,220	–	–	–	–	–		–		–	–
Robert R. Rooney	PSUs	1-Feb-17	1-Jan-17	–	–	–	–	12,760	25,520	–	–		–		–	569,284
	RSUs	1-Feb-17	1-Jan-17	–	–	–	–	–	–	5,920	–		–		–	264,119
	ISOs	17-Feb-17	28-Feb-17	–	–	–	–	–	–	–	167,200	C$	55.84	C$	55.90	768,644
	STIP	1-Feb-18	23-Feb-18	–	285,327	570,653	–	–	–	–	–		–		–	–
William T. Yardley	PSUs	1-Feb-17	1-Jan-17	–	–	–	–	4,670	9,340	–	–		–		–	195,440
	PSUs	1-Feb-17	27-Feb-17	–	–	–	–	8,561	17,122	–	–		–		–	358,277
	ISOs	17-Feb-17	28-Feb-17	–	–	–	–	–	–	–	56,580		41.64		41.85	342,875
	STIP	1-Feb-18	23-Feb-18	–	412,500	825,000	–	–	–	–	–		–		–	–
C. Gregory Harper	PSUs	1-Feb-17	1-Jan-17	–	–	–	–	7,030	14,060	–	–		–		–	294,206
	ISOs	17-Feb-17	28-Feb-17	–	–	–	–	–	–	–	85,120		41.64		41.85	515,827
	STIP	1-Feb-18	23-Feb-18	–	–	–	–	–	–	–	–		–		–	–

1.	As used in this table, “PSUs” are the performance stock units granted under the Performance Stock Unit Plan, “RSUs” are the restricted stock units granted under the Restricted Stock Unit Plan, “ISOs” are the incentive stock options granted under the Incentive Stock Option Plan, and “STIP” refers to the cash award payable under the Short-Term Incentive Plan.
2.	Represents the cash amounts to be paid for performance during 2017 under the Enbridge STIP. There was no threshold payout under this plan for 2017.
3.

For each of our Named Executive Officers, represents the portion of incentive compensation granted in the form of PSUs for performance during 2017 (including, for Mr. Rooney, 6,840 PSUs granted as part of his annual award and 5,920 PSUs granted as part of his hiring incentive). These PSUs will be earned between 0% and 200%, based on DCF per share growth and risk-adjusted TSR from January 1, 2017 to December 31, 2019. The earned PSUs will generally cliff vest after the end of the three year performance period, subject to the executive remaining employed by us, and are cash settled based on the volume weighted average trading prices of Enbridge common shares over the twenty days prior to the end of the performance period. For Mr. Yardley, additionally represents 8,561 PSUs which will be earned between 0% and 200%, based on DCF per share growth and risk-adjusted TSR from January 1, 2016 to December 31, 2018, as such PSUs were granted upon Mr. Yardley’s commencement of employment with Enbridge following the Merger Transaction. In each case, the

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amounts shown under the Maximum column represent the maximum payout level of 200% target; there is no threshold payout level.
4.	For Mr. Monaco, represents the portion of the Merger & Acquisition Strategic Transformation award and the Integration & Synergy award delivered in the form of RSUs. For Mr. Whelen, represents the portion of the Merger & Acquisition Strategic Transformation award delivered in the form of RSUs. For Mr. Rooney, represents the portion of his hiring incentive delivered in the form of RSUs. In each case, these RSUs cliff vest after 35 months following January 1, 2017 and are cash settled based on the volume weighted average trading prices of Enbridge common shares over the twenty days prior to vest date.
5.	For each of our Named Executive Officers, represents the portion of incentive compensation granted in the form of ISOs during 2017. These ISOs vest in equal installments over a four-year vesting period and have a 10-year term.
6.	ISO awards are granted with an exercise price based on a five-day volume-weighted average price immediately preceding the grant date. The exercise price of the ISOs at the time of grant was C$55.84 for Canadian-domiciled NEOs and $41.64 for Named Executive Officers domiciled in the United States. Except for a small portion of the ISO awards granted to Mr. Harper, all ISO awards granted to NEOs in 2017 are non-qualified within the meaning of US Internal Revenue Code Section 422.
7.	The aggregate grant date fair value of awards presented in this column is computed in accordance with FASB ASC Topic 718. The grant date fair value for Canadian option grants was converted from Canadian dollars to US dollars using the published WM/Reuters 4 pm London year end exchange rate of C$1 =US$0.7981.

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2017 OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

The market value of unvested or unearned awards is calculated based on C$49.16 per share for awards denominated in Canadian dollars and US$39.11 for awards denominated in US dollars, the closing prices of our common stock on the TSX and NYSE on December 29, 2017. The grant date fair value for Canadian option grants and the market value of unvested or unearned awards denominated in Canadian dollars were each converted from Canadian dollars to US dollars using the published WM/Reuters 4 pm London year-end exchange rate of C$1 = US$0.7981.

		Option Awards						Stock Awards
Name	Year of Grant/ Performance Period(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price(3) ($)		Option Expiration Date(2)		Number of Shares or Units of Stock That Have Not Vested(4) (#)		Market Value of Shares or Units of Stock That Have Not Vested(5) ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(6) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5)(7) ($)
Al Monaco	2017	–	584,000	C$	55.84	28-Feb-2027
	2016	91,250	273,750	C$	44.06	01-Mar-2026
	2015	98,000	98,000	C$	59.08	02-Mar-2025
	2014	149,250	49,750	C$	48.81	13-Mar-2024
	2013	229,000	–	C$	44.83	27-Feb-2023
	2012	147,500	–	C$	38.34	02-Mar-2022
	2011	100,000	–	C$	28.78	14-Feb-2021
	2012	1,058,800	–	C$	39.34	15-Aug-2020
	2010	80,000	–	C$	23.30	16-Feb-2020
	2009	100,000	–	C$	19.81	25-Feb-2019
	2017							11,360		558,479
	2017 to 2019											36,819		1,444,614
	2016 to 2018											67,930		2,665,248
John K. Whelen	2017	–	152,910	C$	55.84	28-Feb-2027
	2016	20,608	61,822	C$	44.06	01-Mar-2026
	2015	54,835	54,835	C$	59.08	02-Mar-2025
	2014	69,525	23,175	C$	48.81	13-Mar-2024
	2013	78,550	–	C$	44.83	27-Feb-2023
	2012	77,050	–	C$	38.34	02-Mar-2022
	2011	84,000	–	C$	28.78	14-Feb-2021
	2010	55,000	–	C$	23.30	16-Feb-2020
	2009	90,000	–	C$	19.81	25-Feb-2019
	2017							3,409		167,595
	2017-2019											9,619		377,411
	2016-2018											11,201		439,487
D. Guy Jarvis	2017	–	155,500	C$	55.84	28-Feb-2027
	2016	25,950	77,850	C$	44.06	01-Mar-2026
	2015	34,025	34,025	C$	59.08	02-Mar-2025
	2014	58,763	19,587	C$	48.81	13-Mar-2024
	2013	15,087	–	C$	44.83	27-Feb-2023
	2012	169,400	–	C$	39.34	15-Aug-2020
	2017-2019											9,787		383,996
	2016-2018											14,100		553,221
Robert R. Rooney	2017	–	167,200	C$	55.84	28-Feb-2027
	2017							6,210		305,281
	2017-2019											13,385		525,165
William T. Yardley	2017	–	56,580		41.64	28-Feb-2027
	2016	19,647	39,294		28.87	16-Feb-2026	(8)
	2017							17,908		700,382	(9)
	2016							8,118		317,495	(10)
	2015							7,822		305,918	(11)
	2016							19,975	(12)	781,222	(12)
	2017-2019											4,897		191,523
	2016-2018											8,981		351,260
C. Gregory Harper	2016	9,745	–		32.56	01-Mar-2026
	2015	9,050	–		47.41	02-Mar-2025
	2014	25,988	–		44.09	13-Mar-2024
	2012	34,520	–		38.95	15-Aug-2020
	2017-2019											7,372		288,310
	2016-2018											6,955		272,007
	2016-2018											70,074	(13)	700,740

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1.	Refers to year of grant for ISOs and RSUs, and to the three-year performance period for PSUs starting January 1 of 2016 or 2017 and ending December 31 of 2018 or 2019, as applicable.
2.	Each ISO award has a 10-year term and vests pro-rata as to one fourth of the option award beginning on the first anniversary of the grant date.
3.	Strike prices are reflected in the currency granted.
4.	For Messrs. Monaco, Whelen, Jarvis and Rooney, reflects RSUs granted on January 1, 2017, which cliff vest 35 months following grant.
5.	Canadian dollars have been converted to US dollars using the published WM/Reuters 4 pm London year-end exchange rate of C$1 = US$0.7981.
6.	Reflects PSUs that will be earned between 0 – 200%, based on DCF per share growth and risk-adjusted TSR from January 1, 2016 to December 31, 2018 and January 1, 2017 to December 31, 2019, as applicable.
7.	A performance multiplier of 1.0x has been used, based on achieving the Target Performance Level as defined in the plan.
8.	Reflects stock option awards granted by Spectra Energy that were converted to Enbridge stock options and assumed by Enbridge at the closing of the Merger Transaction. These legacy Spectra Energy options vest pro-rata as to one third of the option award beginning on the first anniversary of the grant date.
9.	Reflects phantom units granted by Spectra Energy that were converted into an award denominated in Enbridge shares and assumed by Enbridge at the closing of the Merger Transaction. These legacy Spectra Energy phantom units will vest on February 14, 2020, with 50% settled in cash and the remaining 50% settled in Enbridge shares.
10.	Reflects phantom units granted by Spectra Energy that were converted into an award denominated in Enbridge shares and assumed by Enbridge at the closing of the Merger Transaction. These legacy Spectra Energy phantom units will vest on February 16, 2019 and be settled in cash.
11.	Reflects phantom units granted by Spectra Energy that were converted into an award denominated in Enbridge shares and assumed by Enbridge at the closing of the Merger Transaction. These legacy Spectra Energy phantom units vested on February 17, 2018 and were settled in cash.
12.	Reflects performance units granted by Spectra Energy that were converted into an award denominated in Enbridge shares and subject to service-based vesting conditions and assumed by Enbridge at the closing of the Merger Transaction. These legacy Spectra Energy performance units will vest on December 31, 2018.
13.	Reflects MEP performance stock units of which the value is determined using a consolidation share price of $8.00 USD, a performance factor of 1.25x, and Enbridge total shareholder return for the time period of June 28, 2017 – December 31, 2017.

2017 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Al Monaco	90,000	2,160,664	56,611	3,071,982
John K. Whelen	100,600	2,314,283	15,274	828,821
D. Guy Jarvis	–	–	9,477	514,250
Robert R. Rooney	–	–	–	–
William T. Yardley	–	–	10,135	451,725
C. Gregory Harper(1)	–	–	2,819	150,137

1.	Mr. Harper also received a performance stock unit grant from MEP on January 1, 2015 which vested on December 31, 2017. The value realized on vesting was $63,359 which was based on the consolidation price of $8.00 per unit. A performance multiplier of 0.25x was applied for the period starting January 1, 2015 and ending June 28, 2017, and Enbridge TSR was used for the period starting June 28, 2017 and December 31, 2017.

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PENSION BENEFITS

The table below summarizes the Named Executive Officers’ number of years of credited service, present value of accumulated benefits and payments received during the last fiscal year (if any) under each pension plan. Assumptions used in calculating the present value of accumulated benefits are based on the assumptions used for the purposes of reporting the company’s financial statements and which are described in the company’s financial statements on Form 10-K. We have converted pensions payable in Canadian dollars into US dollars using the published WM/Reuters 4 pm London year-end exchange rate of C$1 = US$0.7981.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Al Monaco(1)	EI RPP	19.00	856,000	–
	EGD RPP	0.08	4,000	–
	EI SPP	19.08	13,176,000	–
John Whelen	EI RPP	19.08	868,000	–
	EGD RPP	1.08	51,000	–
	EI SPP	19.08	3,761,000	–
D. Guy Jarvis	EI RPP	15.42	608,000	–
	EGD RPP	2.08	82,000	–
	EI SPP	17.50	3,401,000	–
Robert R. Rooney	EI RPP	0.92	42,000	–
	EI SPP	0.92	118,000	–
William T. Yardley(2)	US QPP	0.83	25,000	–
	US SPP	0.83	178,000	–
	RCBP	16.30	508,000	–
	ECBP	16.30	565,000	–
C. Gregory Harper(3)	US QPP	N/A	–	78,000
	US SPP	3.17	523,000	–

1.	Mr. Monaco’s retirement benefit under the EI SPP is calculated using a 2.5% accrual rate for each year of credited service between 2008 and 2013. The higher accrual rate is equivalent to approximately 1.50 years of credited service. Upon Mr. Monaco’s appointment to President & Chief Executive Officer, a cap to the annual pension payable of C$1,750,000 was implemented.
2.	Mr. Yardley’s December 31, 2017 account balances in the RCBP and ECBP are $446,000 and $497,000, respectively.
3.	Mr. Harper’s retirement benefit in the above table does not include any additional retirement benefit paid in 2017 as a result of his departure triggering the change in control / involuntary termination provisions of his employment contract. Such additional amounts are disclosed under the All Other Compensation as part of the Summary Compensation Table.

2017 NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year(1),(2)	Company Contributions in Last Fiscal Year(2),(3)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distribution	Aggregate Balance at Last Fiscal Year End
William T. Yardley	12,860	20,660	56,569	–	497,056

1.	The table reflects the contributions made to the Spectra Energy ESP. Executive contributions credited to the plan in 2017 include amounts reported as “Salary” in the Summary Compensation Table as well as “Non-Equity Incentive Plan Compensation” paid in 2017 but reported in the table as compensation earned in 2016. Amounts may also include elective deferrals of awards earned under the Long-Term Incentive Plan and payable in 2017.
2.	Includes contributions made in 2017 prior to the Merger Transaction close date.
3.	Reflects matching contribution credits made in 2017 under the Spectra Energy ESP with respect to elective salary deferrals made by executives during 2017.

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Termination of employment and change-in-control arrangements

Employment agreements

Enbridge has entered into employment agreements with each of the Named Executive Officers, with the exception of Mr. Yardley who is currently covered under a Change-in-Control agreement that was in place with Spectra Energy prior to the Merger Transaction. The terms in the employment agreements are competitive and part of a comprehensive compensation package that assists in recruiting and retaining top executive talent.

The agreements generally provide payments for executives in the case of involuntary termination for any reason (other than for cause) or voluntary termination within 150 days after constructive dismissal, as defined in each agreement, and do not provide for any “single-trigger” severance payments upon a Change-in-Control. As a condition to receiving payments under the employment agreements upon a qualifying termination of employment, the executive must execute a general release of claims in favor of Enbridge and comply with the following restrictive covenants:

Executive	Confidentiality provision	Non-competition/solicitation	No recruitment
Al Monaco	2 years after departure	1 year after departure	2 years after departure
John K. Whelen	2 years after departure	1 year after departure	2 years after departure
D. Guy Jarvis	2 years after departure	1 year after departure	2 years after departure
Robert R. Rooney	2 years after departure	1 year after departure	2 years after departure
C. Gregory Harper(1)	2 years after departure	1 year after departure	2 years after departure

1.	The provisions under Mr. Harper’s agreement will remain in effect for the applicable time period following his departure date of April 1, 2017.

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Termination of employment scenarios

Compensation that would be paid to the Named Executive Officers (other than Mr. Yardley) pursuant to the terms of their existing employment agreements under various termination scenarios is described below. See “Legacy Spectra Energy Change-in-Control Agreement” for a description of the compensation that would be payable to Mr. Yardley under the same termination events.

	Type of termination	Base salary	Short-term incentive	Medium- and long-term incentive	Pension	Benefits
Voluntary	Resignation	None	Payable in full if executive has worked the entire calendar year. Otherwise, none.

•  Performance stock units and restricted stock units forfeited.

•  Vested stock options must be exercised within 30 days of resignation or by the end of the original term (if sooner).[1]

•  Unvested stock options are cancelled.

					No longer earns service credits.	None
	Retirement		Current year’s incentive is prorated based on retirement date.

• Performance stock units and restricted stock units prorated for retirement date and value is assessed and paid at end of usual term.

•  Performance stock options are prorated for the period of active employment in the five-year period starting January 1 of the year of grant. They are exercisable until the later of three years after retirement or 30 days after the date by which share price targets must be met (or option expiry, if sooner), provided the share price targets are met.

•  Stock options continue to vest and can be exercised for three years after retirement (or option expiry, if sooner).

Post- retirement benefits begin

Involuntary	Termination not for cause or constructive dismissal	Current salary is paid out in a lump sum (3x for Chief Executive Officer and 2x for other Named Executive Officers)

The average short-term
incentive award over
the past two years is
paid out in a lump sum
(3x for Chief Executive
Officer and 2x for other
Named Executive Officers)
plus the current year’s
short-term incentive,
prorated based on
active service during
the year of termination
based on target
performance

•  Performance stock units and restricted stock units are prorated to date of termination and value is assessed and paid at end of usual term.

•  Vested stock options must be exercised according to stock option terms.

•  Unvested stock options are paid in cash.

					Additional years of pension credit are added to the final pension calculation (three years for Chief Executive Officer and two years for other Named Executive Officers).	Value of future benefits paid out in a lump sum (3x for Chief Executive Officer and 2x for other Named Executive Officers).
Termination following change of control

•  Performance stock units mature and value is assessed and paid based on performance measures achieved prior to or to the change in control. Restricted stock units mature and are paid out.

•  All stock options (including performance options) vest.

1.	Where applicable, both time and performance vesting conditions must have been met in order to be considered exercisable.

Legacy Spectra Energy Change-in-Control Agreement

For Mr. Yardley, his Change-in-Control Agreement provides for payments and benefits to him in the event of termination of employment within two years after a “change in control” of Spectra Energy (which includes the completion of the Merger Transaction), other than termination: (1) by the company for “cause;” (2) by reason of death or disability; or (3) of the executive for other than “good reason” (each such term as defined in such Change-in-Control Agreement).

In the event Mr. Yardley experienced a qualifying termination, he would be eligible to receive the following payments and benefits under his legacy Spectra Energy Change-in-Control Agreement:

•	a lump-sum cash payment equal to a pro-rata amount of Mr. Yardley’s target cash incentive for the year in which the termination occurs;
•	a lump-sum cash payment equal to two times the sum of Mr. Yardley’s annual base salary and target annual cash incentive opportunity in effect immediately prior to his termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting “good reason”;
•	continued medical, dental and basic life insurance coverage for a two-year period (which can also be provided through a third-party insurer); and

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•	a lump-sum cash payment representing the amount that would have been allocated or contributed to Mr. Yardley’s qualified and nonqualified defined-benefit pension plan and defined contribution savings plan accounts during the two years following the termination date, plus the unvested portion, if any, of Mr. Yardley’s accounts as of the date of termination that would have vested during such two-year period.

Under his Change-in-Control Agreement, Mr. Yardley is entitled to $30,000 for outplacement services and reimbursement of up to $100,000 for the cost of certain legal fees incurred in connection with claims under the agreements. In the event that any of the payments or benefits provided for in the change in control agreement otherwise would constitute an “excess parachute payment” (as defined in Section 280G of the US Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in excise tax under Section 4999 of the US Internal Revenue Code, if this reduction would cause Mr. Yardley to receive a larger after-tax amount than if no reduction were made. In the event Mr. Yardley becomes entitled to payments and benefits under a change in control agreement, he would be subject to a one-year non-competition and non-solicitation provision from the date of termination, in addition to certain confidentiality and cooperation provisions.

The payments and benefits under the Change-in-Control Agreement are subject to an eligible employee timely executing and not revoking a waiver and release agreement in favor of Enbridge.

In addition, the following table summarizes the treatment of the outstanding awards held by Mr. Yardley under the Amended and Restated Spectra Energy 2007 Long-Term Incentive Plan (the “Spectra 2007 LTIP”), which were assumed by Enbridge at the completion of the Merger Transaction and Enbridge medium- and long-term incentive awards upon various termination scenarios.

Event	Consequences
Termination with cause

Spectra 2007 LTIP

Stock Options, Phantom Units and 2016 Performance Share Units – executive’s right to unvested portion of award terminates immediately.

Enbridge Medium- and Long-Term Incentive Awards

Stock Options and Performance Stock Units – executive’s right to unvested portion of award terminates immediately.

Voluntary termination (not retirement eligible)

Spectra 2007 LTIP

Stock Options, Phantom Units and 2016 Performance Share Units – executive’s right to unvested portion of award terminates immediately.

Enbridge Medium- and Long-Term Incentive Awards

Stock Options and Performance Stock Units – executive’s right to unvested portion of award terminates immediately. Vested stock options are available for exercise for 30 days following termination.

Voluntary termination (retirement eligible)

Spectra 2007 LTIP

Stock Options and Phantom Units – prorated portion of award continues to vest.

2016 Performance Share Units – prorated portion of award vests.

Enbridge Medium- and Long-Term Incentive Awards

Stock Options – award continues to vest and remain exercisable for three years following retirement.

Performance Stock Units – prorated portion of award continues to vest.

Involuntary termination without cause

Spectra 2007 LTIP

Stock Options and Phantom Units – due to the Merger Transaction, the full award vests.

2016 Performance Share Units – due to the Merger Transaction, the full award vests based on goal achievement of 200% for the truncated performance period.

Enbridge Medium- and Long-Term Incentive Awards

Stock Options – vested stock options remain exercisable in accordance with plan terms. Unvested awards are cancelled.

Performance Stock Units – prorated portion of award continues to vest.

Termination due to Death or Disability

Spectra 2007 LTIP

Stock Options and Phantom Units – award vests.

2016 Performance Share Units – the full award vests.

Enbridge Medium- and Long-Term Incentive Awards

Stock Options – unvested options immediately vest.

Performance Stock Units – prorated portion of award immediately vests.

The amounts shown in the table below include the estimated potential payments and benefits that would be payable to each of our Named Executive Officers as a result of the specified triggering event, assumed to occur as of December 29, 2017. The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s separation, would include payments or benefits already earned or vested and may differ from

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the amounts set forth in the table below. Amounts in Canadian dollars have been converted to US dollars using the published WM/Reuters 4 pm London year-end exchange rate of C$1 = US$0.7981.

Executive	Triggering Event(1)	Base salary(2) ($)	Short-term incentive(3) ($)	Medium- term incentives(4) ($)	Long-term incentives(5) ($)	Pension(6) ($)	Benefits(7) ($)	Total payout ($)
Al Monaco	Change in Control	–	–	2,665,248	1,128,168	–	–	3,793,415
	Death	–	–	2,411,192	1,128,168	–	45,414	3,584,774
	Retirement	–	–	2,411,192	–	–	45,414	2,456,607
	Voluntary or for cause termination	–	–	–	–	–	45,414	45,414
	Involuntary termination without cause	3,542,320	5,028,134	4,555,594	1,128,168	4,894,000	221,622	19,369,837
	Involuntary or good reason termination after a CIC	3,542,320	5,028,134	4,555,594	1,128,168	4,894,000	221,622	19,369,837
John K. Whelen	Change in Control	–	–	439,487	258,114	–	–	697,601
	Death	–	–	464,656	258,114	–	19,017	741,786
	Retirement	–	–	464,656	–	–	19,017	483,672
	Voluntary or for cause termination	–	–	–		–	19,017	19,017
	Involuntary termination without cause	988,866	923,844	950,658	258,114	1,451,000	128,172	4,700,654
	Involuntary or good reason termination after a CIC	988,866	923,844	950,658	258,114	1,451,000	128,172	4,700,654
D. Guy Jarvis	Change in Control	–	–	553,221	322,352	–	–	875,573
	Death	–	–	496,813	322,352	–	3,868	823,032
	Voluntary or for cause termination	–	–	–		–	3,868	3,868
	Involuntary termination without cause	1,005,627	961,698	937,217	322,352	943,000	112,111	4,282,004
	Involuntary or good reason termination after a CIC	1,005,627	961,698	937,217	322,352	943,000	112,111	4,282,004
Robert R. Rooney	Change in Control	–	–	–	–	–	–	–
	Death	–	–	258,592	–	–	7,262	265,854
	Retirement	–	–	258,592	–	–	7,262	265,854
	Voluntary or for cause termination	–	–	–	–	–	7,262	7,262
	Involuntary termination without cause	877,928	570,653	768,815	–	387,000	93,161	2,697,557
	Involuntary or good reason termination after a CIC	877,928	570,653	768,815	–	387,000	93,161	2,697,557
William T. Yardley(8)	Change in Control	–	–	481,496	–	–	–	481,496
	Death or Disability	–	–	2,533,268	402,371	–	21,154	2,956,793
	Voluntary or for cause termination	–	–	–	–	–	21,154	21,154
	Involuntary termination without cause	1,100,000	825,000	2,533,268	402,371	317,074	82,789	5,260,502
	Involuntary or good reason termination after a CIC	1,100,000	825,000	2,778,037	402,371	317,074	82,789	5,505,270
C. Gregory Harper(9)	Involuntary termination without cause	848,600	908,814	–	450,085	369,129	116,500	2,693,127

1.	Messrs. Monaco, Whelen and Rooney are the only Named Executive Officers who are retirement eligible as of December 31, 2017. Retirement eligibility under Enbridge programs means age 55 or older.
2.	Reflects a lump sum payment equal to three times (for Mr. Monaco) and two times (for Messers. Whelen, Jarvis, Rooney, Yardley and Harper) the Named Executive Officer’s base salary in effect as at December 31, 2017.
3.	Reflects a lump sum payment equal to three times (for Mr. Monaco) and two times (for Messrs. Whelen, Jarvis, Rooney, Yardley and Harper) the average of the short-term incentive award paid to the Named Executive Officer in the two years preceding the year in which the termination occurs. For Mr. Rooney, the short term incentive component is calculated based on $285,327, the amount of his 2017 target short-term incentive payment. In addition, the amount the Named Executive Officer would receive as short-term incentive payment for the current year is reflected in the Summary Compensation Table.
4.

Represents the value of restricted stock units and performance stock units that would vest and be settled in cash upon the triggering event, based on C$49.16 for awards granted in Canadian dollars and US$39.11 for awards granted in US dollars, the closing price of an Enbridge common share on the TSX and NYSE, respectively, on December 29, 2017 and assuming in the case of performance stock units, target performance. For performance stock units and restricted stock units, severance period, as outlined in the executive employment agreement,

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counts towards active service when prorating for termination without cause. This results in a full payout for all Named Executive Officers with the exception of Mr. Yardley.
5.	Represents the “in-the-money value” of unvested incentive stock options and performance stock options as of December 31, 2017, that would be paid in cash (as a result of an involuntary termination without cause) or that would become vested (as a result of an involuntary or good reason termination after a Change in Control). In-the-money value is calculated as C$49.16 for awards granted in Canadian dollars and US$39.11 for awards granted in US dollars, the closing price of an Enbridge common share on the TSX and NYSE, respectively, on December 29, 2017, less the applicable exercise price of the option.
6.	Reflects the value of three additional years of pension credit for Mr. Monaco and two additional years of pension credit for each of Messrs. Whelen, Jarvis, Rooney, Yardley and Harper.
7.	Reflects a lump sum cash payment in respect of the annual flexible perquisite, flex credit allowance and savings plan matching contributions that would have been paid by Enbridge in respect of the Named Executive Officer over a period of three years (for Mr. Monaco) or two years (for each of Messrs. Whelen, Jarvis, Rooney, Yardley and Harper) following the executive’s termination, plus an allowance for financial and career counselling.
8.	Mr. Yardley’s termination payments are governed pursuant to the legacy Spectra Energy Change-in-Control Agreement described above on page 97, and not an executive employment agreement. The amount shown for Mr. Yardley’s short-term incentive amount is calculated for the severance period using target payout.
9.	Amounts shown for Mr. Harper are the actual payments made following his departure on April 1, 2017, with payout value of the unvested long-term incentives based on the closing share price on March 31, 2017 of $41.84 on the NYSE and C$55.71 on the TSX.

Additional stock option information

Enbridge shares used for purposes of equity compensation

Enbridge has two “current stock option plans” which were approved by Enbridge shareholders in 2007, as follows:

•	the incentive stock option plan (2007), as revised; and
•	the performance stock option plan (2007), as amended and restated (2011) and further amended (2012 and 2014).

The performance stock option plan was historically used to grant options, but has not been used since 2014.

Shares reserved for equity compensation as of December 31, 2017

	A	B		C
Plans approved by security holders	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issue under equity compensation plans (excluding securities reflected in column (a)) (#)
Current stock option plans(1)	36,978,236	36.23		18,280,445	(3)
Spectra 2007 LTIP(2)	1,682,495	28.87	(4)	–
				1.0785% of total issued and outstanding Enbridge shares

1.	Includes 34,366,083 options outstanding under the Incentive Stock Option Plan and 2,612,153 options outstanding under the Performance Stock Option Plan.
2.	Awards granted under the Spectra 2007 LTIP were assumed by Enbridge at the closing of the Merger Transaction, as described beginning on page 103. No additional awards will be granted under this plan.
3.	A single reserve that maintains shares available for issuance is used for the current stock option plans.
4.	This weighted-average exercise price relates only to options granted under the Spectra 2007 LTIP. All other awards granted under the Spectra 2007 LTIP are deliverable without the payment of any consideration, and therefore these awards have not been taken into account in calculating the weighted average exercise price.

Stock options granted and outstanding as of December 31, 2017

Stock options outstanding	# Options Outstanding	% of total issued and outstanding Enbridge shares
Incentive Stock Option Plan	34,366,083	2.0275%
Performance Stock Option Plan	2,612,153	0.1541%
Spectra 2007 LTIP – Stock Options(1)	805,806	0.0475%

1.	Awards granted under the Spectra 2007 LTIP plan are described on page 103.

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Plan restrictions – current stock option plans

Enbridge shares reserved for issue under current stock option plans

71,000,000 in total, or 4.2% of Enbridge’s total issued and outstanding Enbridge shares as of December 31, 2017

• for an employee – no more than 5% of the total Enbridge shares issued and outstanding

• for an executive or other insider – no more than 10% of the total Enbridge shares issued and outstanding

Enbridge shares that can be issued in a one-year period

• for an insider or his or her associate – no more than 5% of the total Enbridge shares issued and outstanding

• for insiders as a group – no more than 10% of the total Enbridge shares issued and outstanding

The number of Enbridge shares that can be issued as incentive stock options (within the meaning of the US Internal Revenue Code) to designated employees of Enbridge’s US subsidiaries

Up to 2,000,000 Enbridge shares can be issued to these employees under each option plan unless, at the time of the grant:

• the employee owns shares that give him or her more than 10% of the total combined voting power of all classes of shares in his or her employer, or of its parent or subsidiary, unless the grant price is at least 110% of the fair market value of the shares, and the options are to be exercised within five years of the grant date

or

• the employee has options that can be exercised in a single calendar year for shares that have a total fair market value of more than US$100,000 (or the amount set out in the US Internal Revenue Code)

Options Enbridge’s President & Chief Executive Officer can grant to new executives when they join the company	Up to 2% of the total Enbridge shares outstanding at the time of the grant (undiluted), or the amount stated in the policies of the HRC Committee (whichever is less)

Annual burn rate

Stock options outstanding	2017	2016	2015
Incentive Stock Option Plan	0.3912%	0.6942%	0.6909%
Performance Stock Option Plan[1]	–	–	–
Legacy Spectra LTIP[2]	–	–	–

1.	No grants have been made under this plan since 2014.
2.	All grants under the Spectra 2007 LTIP were made by Spectra Energy prior the Merger Transaction. No additional awards will be granted under this plan.

Making changes to the stock option plans

The Board or the HRC Committee may make the following adjustments to the options or to the shares that can be issued under the current stock option plans upon the occurrence of certain events, including the payment of a stock dividend or a restructuring of the share capital:

•	increase or decrease the number or change the kind of shares reserved under the current stock option plans or that can be issued when outstanding options are exercised;
•	increase or decrease the option grant price per Enbridge share;
•	make changes to how installments of options vest and can be exercised;
•	option treatment under various termination scenarios;
•	housekeeping amendments; and
•	adjust the number of shares available under the current stock option plans, the option price per Enbridge share and the option period.

The Board may also change the stock option plans, in whole or in part, as long as securities regulators approve the changes; however, Enbridge shareholders must also approve the following changes:

•	changing the number of shares that can be issued under the current stock option plans;
•	removing or exceeding the insider participation limit;
•	extending the term of an option;
•	allowing someone who is not a permanent employee to participate in the current stock option plans;
•	changing the rules related to transferring or assigning options; and
•	changing the amendment provisions of the current stock option plans.

2017 changes

In February 2017, the HRC Committee and the Board approved changes to the incentive stock option plan. The principal change was to implement a double-trigger change-of-control clause, as summarized in the table below. The decision to implement a double-trigger change-of-control clause was largely driven from Enbridge’s continued focus

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on ensuring a best practice corporate governance model, and aligning to prevailing market practice. In addition, there were several other housekeeping changes. These changes are permitted by the terms of the plan and did not require shareholder approval under the terms of the plan or the rules of the TSX.

Summary of plan text before amendment	Summary of plan text after amendment
Single-trigger change of control In the event of a change of control, all unvested options held vest on a date determined by the HRC Committee before the date of the change of control.

Double-trigger change of control

If the employment of the participant is terminated (including constructive dismissal) by the company or a subsidiary within two years after a change of control (the “double-trigger date”), then all unvested options of the participant vest on the double-trigger date.

These amendments apply to the 2017 incentive stock option grants and do not apply retroactively to any prior incentive stock option grants. Further, the Merger Transaction did not constitute a change in control for Enbridge under the incentive stock option plan (or otherwise with respect to outstanding Enbridge equity awards).

Termination provisions of stock option plans

The termination provisions for the current incentive stock options are summarized below.

Reason for termination	Provision(1)
Resignation	Can exercise vested options up to 30 days from the date of termination or until the option term expires (if sooner).
Retirement	Incentive stock options continue to vest. Vested options can be exercised up to three years from retirement or until the stock option term expires (if sooner). Conditions for performance stock options are mentioned below.
Death	All options vest and can be exercised up to 12 months from the date of death or until the option term expires (if sooner).
Disability	Options continue to vest based on the regular provisions of the plan.
Termination - involuntary, not for cause	Unvested options continue to vest during the notice period, and options that are vested or become vested can be exercised up to 30 days after the notice period expires or until the option term expires (if sooner).
- involuntary, for cause	All options are cancelled on the date of termination.
Change of control or reorganization

Incentive stock option plan: Beginning with the 2017 grants, if the employment of a participant is terminated without cause (including constructive dismissal) by the company or a subsidiary within two years after a change of control, then all unvested options of the participant vest on that double-trigger date. For 2016 and prior grants, for a change of control, options vest on a date determined by the HRC Committee before the change of control.

Current stock option plans: For any other kind of reorganization, options are to be assumed by the successor company. If they are not assumed, they will vest and the value will be paid in cash.

Performance stock option plan: For a change of control, options vest on a date determined by the

HRC Committee before the change of control.

Other transfer or assignment of stock options	The holder of an option may not transfer or assign it other than by will, or as allowed by the laws of descent and distribution.

1.	Differences in termination provisions apply for US$ options where the executive has elected treatment as incentive stock options within the meaning of US Internal Revenue Code Section 422.

Performance stock options have the same termination provisions as the incentive stock options except for the following differences:

•	for retirement, performance stock options are prorated for the period of active employment in the five-year period starting January 1 of the year of grant. These options can be exercised until the later of three years after retirement, or 30 days after the date by which the share price targets must be met (or the date the option expires, if earlier), as long as the share price targets are met;
•	for death, unvested performance stock options are prorated and the plan assumes performance requirements have been met;
•	for involuntary termination not-for-cause, unvested performance stock options are prorated; and
•	for change of control, the plan assumes the performance requirements have been met and the plan was not amended in 2017 to implement a double trigger change of control as there are currently no plans to grant further awards under the plan.

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Assumed equity-based compensation awards from Spectra Energy

Pursuant to the terms of the merger agreement, Enbridge assumed all awards outstanding under the Spectra 2007 LTIP at the closing of the Merger Transaction (“Assumed Spectra LTIP Awards”). The Assumed Spectra LTIP Awards, including the shares of Enbridge issuable thereunder, were approved by Enbridge shareholders as part of the Merger Transaction on December 15, 2016.

Spectra 2007 LTIP

The Assumed Spectra LTIP Awards remain subject to and will continue to be administered by Enbridge pursuant to the terms of Spectra 2007 LTIP. The following summarizes the material provisions of the Spectra 2007 LTIP to the extent applicable to the Assumed Spectra LTIP Awards. The summary is qualified in its entirety by the full text of the amended and restated Spectra 2007 LTIP, which is available on Enbridge’s profile on the SEC’s website at www.sec.gov.

General provisions

•	Number of shares. The aggregate number of Enbridge shares that may be issued pursuant to the Assumed Spectra LTIP Awards is 5,000,000 shares of Enbridge representing 0.295% of Enbridge’s outstanding and issued shares as at December 31, 2017.
•	Reservation of Shares. When Spectra Energy first adopted the Spectra 2007 LTIP in 2007, it reserved 30,000,000 shares of common stock for issuance under the Spectra 2007 LTIP, with an additional 10,000,000 shares and 12,500,000 shares reserved following shareholder approval on April 19, 2011 and April 26, 2016, respectively. Immediately prior to closing of the Merger Transaction, there were 19,756,580 shares of Spectra Energy common stock available for future issuance under the Spectra 2007 LTIP. However, Enbridge determined that it would not grant any additional awards under the Spectra 2007 LTIP following the closing of the Merger Transaction and as a result, assumed only those shares issuable under the Assumed Spectra LTIP Awards. All future equity-based awards granted by Enbridge (including those made to legacy Spectra Energy employees) will be awarded pursuant to Enbridge’s existing plans and not the Spectra 2007 LTIP.
•	Administration. Prior to the closing of the Merger Transaction, the Spectra 2007 LTIP was administered by the Compensation Committee of Spectra Energy, which had the authority to determine the persons to whom awards were granted, the types of awards granted, the time at which awards were to be granted, the number of shares, units or other rights subject to an award, and the terms and conditions of each award. Following the completion of the Merger Transaction, the Spectra 2007 LTIP will, solely to the extent applicable to the Assumed Spectra LTIP Awards, be administered by the HRC Committee consistent with the administration of Enbridge’s existing compensation programs.
•	Eligibility. All key employees of Spectra Energy and its subsidiaries and all non-employee directors were eligible for awards granted under the Spectra 2007 LTIP, as selected from time to time by the Compensation Committee of Spectra Energy in its sole discretion. As noted above, only those shares issuable under the Assumed Spectra LTIP Awards were assumed by Enbridge in connection with the Merger Transaction and as a result, no additional awards will be granted by Enbridge to any individual under the Spectra 2007 LTIP.
•	Awards. As described in more detail below, the Assumed Spectra LTIP Awards include:
•	Spectra Energy options;
•	Spectra Energy phantom units;
•	Spectra Energy PSUs; and
•	Dividend equivalent awards.
•	Adjustments to awards. The HRC Committee may determine and implement appropriate adjustments to the Assumed Spectra LTIP Awards in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or other similar change of control transactions.
•	Term and amendment. The Spectra 2007 LTIP has a term of ten years from the date of approval by the shareholders of Spectra Energy, which was last granted on April 26, 2016, subject to earlier termination or amendment in accordance with the terms of the Spectra 2007 LTIP. Any amendment to the Assumed Spectra LTIP Awards or the Spectra 2007 LTIP that is implemented by the HRC Committee may not materially adversely affect the Assumed Spectra LTIP Awards without consent of the holder of such award.
•

Assignability. A stock option granted under the Spectra 2007 LTIP may, solely to the extent permitted by the HRC Committee, be transferred to members of the participants’ immediate family or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the participant’s immediate family or such other person as may be approved by the HRC Committee in advance and set forth in the award agreement. All

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other Assumed Spectra LTIP Awards are not assignable or transferable except by will or the laws of descent and distribution.

Stock Options

•	Nonqualified stock options and incentive stock options. Spectra Energy granted options under the Spectra 2007 LTIP to purchase shares of Spectra Energy common stock (“Spectra Energy options”) to certain of its employees. As of immediately prior to the closing of the Merger Transaction, there were 4,000 Spectra Energy options outstanding under the Spectra 2007 LTIP at a weighted average exercise price of US$26.33 per share of Spectra Energy common stock and 892,163 Spectra Energy options outstanding under the Spectra 2007 LTIP at a weighted average exercise price of US$28.40 per share of Spectra Energy common stock.
•	Exercise price. The exercise price of each Spectra Energy option was determined by the Compensation Committee of Spectra Energy at the date of grant, provided however, that the exercise price per option could not be less than 100% of the fair market value per share of the common stock of Spectra Energy as of the date of grant. As the exercise price of the Spectra Energy options was determined at the date of grant, the exercise price may be below the then current market price of the Enbridge shares at the time the options are exercised.
•	Vesting and term of stock options. The Compensation Committee of Spectra Energy prescribed in the award agreement applicable to each Spectra Energy option the time or times at which, or the conditions upon which, such option vests or becomes exercisable. Spectra Energy options generally have a term of ten years from date of grant and during such term, once vested, the option could be exercised, unless a shorter exercise period was specified by the Compensation Committee of Spectra Energy in an award agreement, and subject to such limitations as may apply under an award agreement relating to the termination of a participant’s employment or other service with Spectra Energy or any of its subsidiaries.
•	Treatment upon closing of the Merger Transaction. At the closing of the Merger Transaction, each outstanding Spectra Energy option, whether vested or unvested, was automatically converted into an option to purchase, on the same terms and conditions as were applicable immediately prior to the closing, the number of Enbridge shares equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Spectra Energy common stock subject to such option immediately prior to the closing and (ii) 0.984 (“Exchange Ratio”), at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Spectra Energy common stock of such Spectra Energy option immediately prior to the closing divided by (B) the Exchange Ratio. The Spectra Energy options assumed by Enbridge in connection with the Merger Transaction are exercisable for 881,819 Enbridge shares at a weighted average exercise price of US$28.86 per share of Enbridge shares, vest at various dates until February 2019 and have various terms expiring on or before February 2026.

Phantom Stock Units

•	Grant, price and vesting. Spectra Energy granted awards of phantom units under the Spectra 2007 LTIP (“Spectra Energy phantom units”) which entitle the holder thereof the right to receive at the end of a fixed vesting period, payment based on the value of a share of common stock at the time of vesting. On the applicable vesting dates, Spectra Energy phantom units are settled in Enbridge shares or cash with an equivalent fair market value as required by the terms of such award.
•	Treatment upon closing of the Merger Transaction. At the closing of the Merger Transaction, each Spectra Energy phantom unit, whether vested or unvested, was automatically converted into a phantom unit, on the same terms and conditions as were applicable immediately prior to the closing, denominated in a number of Enbridge shares equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Spectra Energy common stock subject to such Spectra Energy phantom unit immediately prior to the closing and (ii) the Exchange Ratio. Enbridge assumed 1,566,726 Spectra Energy phantom units which were converted into 1,541,094 phantom units denominated in Enbridge shares in connection with the Merger Transaction. Approximately 42% of these assumed Spectra phantom units will be settled in Enbridge shares and approximately 58% will be settled in cash at various dates until February 2020.

Performance Awards

•	Grant. Spectra Energy granted certain performance awards denominated in shares of Spectra Energy common stock under the Spectra 2007 LTIP (“Spectra Energy PSUs”) which become payable at the completion of a three year performance period based upon the achievement of certain performance criteria established by the Compensation Committee of Spectra Energy. Performance award payments made in the form of Enbridge shares are valued at their fair market value at the time of payment.
•

Treatment upon closing of the Merger Transaction – 2015 Spectra Energy PSUs. At the closing of the Merger Transaction, each outstanding Spectra Energy PSU granted in the 2015 calendar year (“2015 Spectra Energy

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PSU”), was automatically cancelled and converted into the right to receive a number of Enbridge shares equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Spectra Energy common stock subject to such 2015 Spectra Energy PSU immediately prior to the closing multiplied by (ii) the Exchange Ratio, together with a cash payment equal to the amount of any dividend equivalents accrued with respect to such 2015 Spectra Energy PSU. The number of shares of Spectra Energy common stock subject to such 2015 Spectra Energy PSU was determined assuming a vesting percentage determined as set forth in the applicable award agreement (which was based upon Spectra Energy’s total stockholder return relative to the total stockholder return of the peer group for the period beginning on January 1, 2015, and ending on the date on which the closing of the Merger Transaction occurred). Approximately 820,671 Enbridge shares and US$2,637,494 in respect of accrued dividend equivalents (in each case, before tax withholding) were payable to holders of 2015 Spectra Energy PSUs in connection with the closing of the Merger Transaction.

•	Treatment upon closing of the Merger Transaction – 2016 Spectra Energy PSUs. At the closing of the Merger Transaction, each outstanding Spectra Energy PSU granted in the 2016 calendar year (“2016 Spectra Energy PSU”), was automatically converted into a service-based stock unit denominated in Enbridge shares and subject to the same terms and conditions (including service vesting terms, but excluding any performance vesting terms) as were applicable to the underlying 2016 Spectra Energy PSU prior to the closing. The number of Enbridge shares subject to each such stock unit is equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Spectra Energy common stock subject to such 2016 Spectra Energy PSU immediately prior to the closing (with any performance-based vesting conditions deemed satisfied based on actual performance through the closing) multiplied by (ii) the Exchange Ratio. In connection with the Merger Transaction, Enbridge assumed 560,656 2016 Spectra Energy PSUs which, after application of the performance multiplier, were converted into 1,103,132 stock units denominated in Enbridge shares. As assumed, these stock units will be settled in Enbridge shares generally after the December 31, 2018 vesting date.

Other Stock-Based Awards

•	Other stock-based awards. In addition to the Assumed Spectra LTIP Awards, Spectra Energy had other equity-based or equity-related awards representing a right to acquire or receive shares of Spectra Energy common stock or payments or benefits measured by the value thereof (“Spectra Energy other awards”) outstanding under the Spectra Energy Executive Savings Plan and the Spectra Energy Directors’ Savings Plan (“Spectra Savings Plans”).
•	Treatment upon closing of the Merger Transaction. At the closing of the Merger Transaction, each outstanding Spectra Energy other award was automatically converted into a right to acquire or receive benefits measured by the value of Enbridge shares, on the same terms and conditions as were applicable to the Spectra Energy other award immediately prior to the closing. As converted, the number of Enbridge shares subject to such other award is equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Spectra Energy common stock subject to such award immediately prior to the closing and (ii) the Exchange Ratio. The Spectra Savings Plans have trust funding vehicles (commonly referred to as rabbi trusts) (“Spectra Savings Plan Trusts”). Obligations to fund the Spectra Savings Plan Trusts were triggered in connection with the Merger Transaction. For any share-settled Spectra Energy other awards, the Enbridge shares used to settle such awards will be obtained on the market by the trustee of the Spectra Savings Plan Trusts.

Dividend Equivalent Awards

•	Dividend equivalent awards. Dividend equivalent awards granted under the Spectra 2007 LTIP entitled the holder to a right to receive cash payments determined by reference to dividends declared on Spectra Energy common stock during the term of the award.

Treatment of Assumed Spectra LTIP Awards post-Merger Transaction

Pursuant to the terms of the Spectra 2007 LTIP, the Assumed Spectra LTIP Awards will vest in the event that, the holder of such award experiences a qualifying termination within 24 months following the completion of the Merger Transaction. Under the Spectra 2007 LTIP, a qualifying termination generally includes an involuntary termination of the holder of such award by Enbridge without cause or by the holder with good reason.

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Quantification of equity-based compensation

As of December 31, 2017, there is an aggregate of 1,682,495 Enbridge shares issuable in connection with the outstanding Assumed Spectra LTIP Awards, representing approximately 0.099% of Enbridge’s issued and outstanding shares. Set forth below are the number of Enbridge shares issuable under the Spectra 2007 LTIP in connection with the exercise or settlement of the Assumed Spectra Energy Awards outstanding as of December 31, 2017.

Number and Percentage of Enbridge Shares Granted and Issuable Under Spectra 2007 LTIP
Spectra Energy options	Spectra Energy phantom units	2016 Spectra Energy PSUs	Total Enbridge shares issuable under Spectra 2007 LTIP	Percentage of issued and outstanding Enbridge shares
805,806	328,251	548,438	1,682,495	0.099%

Termination provisions of Spectra Energy options, Spectra Energy phantom units, and Spectra Energy PSUs

The termination provisions for the Spectra Energy options, Spectra Energy phantom units, and Spectra Energy PSUs are described below.

Reason for termination	Provision
Voluntary termination (not retirement eligible)

The unvested portion of such an award terminates immediately.

Vested Spectra Energy options can be exercised through the earlier of 3 months following termination of employment or the 10th anniversary of the grant date.

Voluntary termination (retirement eligible)

The award is pro-rated based on full and partial months of service during the vesting period, and the pro-rated award becomes payable on the original vesting date.

Vested Spectra Energy options can be exercised through the 10th anniversary of the grant date.

Involuntary termination, for cause

The unvested portion of such an award terminates immediately.

Vested Spectra Energy options can be exercised through the earlier of 3 months following termination of employment or the 10th anniversary of the grant date.

Involuntary termination, without cause or for good reason before 2 year anniversary of change in control (the 2-Year CIC Period)	The unvested portion of such an award vests upon such termination from employment. Vested Spectra Energy options can be exercised through the 10th anniversary of the grant date.
Involuntary termination, without cause after 2-Year CIC Period

The award is pro-rated based on full and partial months of service during the vesting period.

Spectra Energy PSUs – The pro-rated award becomes payable on the original vesting date.

Spectra Energy phantom units – The pro-rated award becomes payable upon such termination from employment.

Vested Spectra Energy options can be exercised through the earlier of 3 months following termination of employment or the 10th anniversary of the grant date.

Employment termination as a result of death or disability

The unvested portion of such an award vests.

Vested Spectra Energy options can be exercised through the earlier of 36 months following such termination of employment or the 10th anniversary of the grant date.

Other transfer or assignment of stock options	The holder of an option may not transfer or assign it other than by will, or as allowed by the laws of descent and distribution. The Spectra Energy phantom units and Spectra Energy PSUs are not assignable or transferable by the holder of the award.

Report of the Human Resources and Compensation Committee

The Human Resources and Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on the review and discussion, the Human Resources and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement. This report is provided by the following independent directors who comprise the Human Resources and Compensation Committee:

Catherine L. Williams (Chair)

Clarence P. Cazalot, Jr.

Marcel R. Coutu

V. Maureen Kempston Darkes

Michael E.J. Phelps

Rebecca B. Roberts

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CEO pay ratio

Set forth below is the annual total compensation of our median employee, the annual total compensation of our President & Chief Executive Officer, Mr. Monaco, and the ratio of those two values:

•	The 2017 annual total compensation of the median employee of Enbridge (other than our President & Chief Executive Officer, Mr. Monaco) was $121,907;
•	The 2017 annual total compensation of our President & Chief Executive Officer, Mr. Monaco, was $12,526,905; and
•	For 2017, the ratio of the annual total compensation of Mr. Monaco to the median annual total compensation of all our other employees was 102 to 1.

Background

To identify our median employee, we used our entire employee population as of December 31, 2017, excluding any employees that joined our organization in connection with the Merger Transaction, and measured compensation based on annualized base pay, target values of short and long-term incentive opportunities, year-to-date overtime and other year-to-date cash wages including bonuses, allowances and premiums.

Our exclusion of legacy Spectra employees is permitted by SEC rules which allow the omission of employees of an acquired entity from the pay ratio calculation for the fiscal year in which the acquisition occurs. Accordingly, this calculation excludes approximately 5,600 legacy Spectra employees that joined Enbridge in connection with the completion of the Merger Transaction in February 2017.

After identifying our median employee (who is located in Canada), we calculated 2017 annual total compensation using the same methodology that we use to determine our Named Executive Officers’ annual total compensation for the Summary Compensation Table. Amounts that were originally paid in Canadian dollars were converted to US dollars using the published WM/Reuters 4 pm London year-end exchange rate of C$1 = US$0.7981.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records, pursuant to the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Supplemental Ratio Excluding Impact of Change in Pension Values

As discussed in the context of our Summary Compensation Table on page 89, the change in pension value (which is a component of annual total compensation) is subject to many external variables, such as foreign exchange rates, discount rates and other actuarial assumptions. Accordingly, we are providing a supplemental calculation of the pay ratio, which excludes the impact of pension values. This supplemental ratio is not intended to replace the above ratio required by and calculated in accordance with the SEC rules, but is provided to normalize for year-over-year changes in pension values which we do not believe are helpful in evaluating compensation for comparative purposes.

Set forth below is the annual total compensation of our median employee, the annual total compensation of our President & Chief Executive Officer, Mr. Monaco, and the ratio of those two values excluding the impact of changes in pension values:

•	The 2017 annual total compensation of the median employee of Enbridge (other than our President & Chief Executive Officer, Mr. Monaco), excluding the impact of pension values, was $104,580;
•	The 2017 annual total compensation of our President & Chief Executive Officer, Mr. Monaco, excluding the impact of pension values, was $8,207,905; and
•	For 2017, the ratio of the annual total compensation of Mr. Monaco to the median annual total compensation of all our other employees was 78 to 1.

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Appendix A

TERMS OF REFERENCE

FOR THE BOARD OF DIRECTORS

I.	INTRODUCTION

The Board of Directors (“Board”) of Enbridge Inc. (the “Corporation”) oversees the management of, and provides stewardship over, the Corporation’s affairs. The Board’s primary goal is to act in the best interests of the Corporation to enhance long-term shareholder value while considering the interests of the Corporation’s shareholders and various other stakeholders. The Canada Business Corporations Act (“CBCA”) provides that every director and officer shall act honestly and in good faith with a view to the best interests of the corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

These Terms of Reference are intended not to limit the powers of the Board but to assist the Board in the exercise of its powers and the fulfillment of its duties. These Terms of Reference operate in conjunction with the Corporate Governance Principles and Guidelines and the respective Terms of Reference for each of the Board’s committees, the Chair of the Board and the President & Chief Executive Officer (“CEO”).

II.	BOARD OF DIRECTORS

The organization of the Board and its authority and procedures are subject to the CBCA and the Corporation’s articles and by-laws. The Corporation is also subject to other applicable law and stock exchange requirements.

Each Board committee shall convene at such times and places designated by its chair or whenever a meeting is requested by a committee member, the Board or an officer of the Corporation (or in the case of the Audit, Finance & Risk Committee, by the internal auditor or external auditor). A minimum of twenty-four (24) hours’ notice of each meeting shall be given to each Board committee member. A Board committee meeting shall be duly convened if at least a majority of the members are present. A quorum at a meeting shall consist of at least a majority of the members. Where the members consent, and proper notice has been given or waived, committee members may participate in a meeting of the committee by means of such telephonic, electronic or other communication facilities as permit all persons participating in the meeting to communicate adequately with each other, and a member participating in such a meeting by any such means is deemed to be present at that meeting. In the absence of the chair of the committee, the committee members may choose one (1) of the members to be the chair of the meeting. Where appropriate, members of the committee may meet separately with the Corporation’s senior management. Minutes shall be kept of all meetings of the Board’s committees.

Directors are expected to adequately prepare for, attend and participate at Board and Board committee meetings of which they are a member, become familiar with deliberations and decisions after any missed meetings and attend the annual meeting of shareholders. Directors should at all times discharge their responsibilities with the highest standards of ethical conduct and in conformity with applicable laws and regulations and the Corporation’s values of integrity, safety and respect. The Board has implemented a comprehensive Statement on Business Conduct applicable to all employees, contractors and Directors of the Corporation.

The Board operates by delegating certain of its authorities to management and by reserving certain powers to the Board and its committees. The Board is responsible for the stewardship of the Corporation and for monitoring the actions of, and providing overall guidance and direction to, management. Management is responsible for the management of the Corporation.

III.	PRINCIPAL RESPONSIBILITIES

As part of its stewardship responsibility, the Board has the following responsibilities:

A.	CEO and Senior Management — appointing the CEO; approving the Terms of Reference for the CEO; evaluating the CEO’s performance; approving the CEO’s compensation; and approving the appointment of executive officers;
B.	Succession Planning — ensuring that processes are in place for succession planning, including the appointment, training and monitoring of senior management;
C.	Strategy — adopting a strategic planning process and approving, at least on an annual basis, a strategic plan which takes into account, among other things, the opportunities and risks of the Corporation’s business; and monitoring progress in achievement of the strategic plan and directing management to initiate corrective action as and when appropriate;

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D.	Risk — identifying and having an understanding of the principal risks of the Corporation’s business and ensuring that appropriate systems are implemented to monitor, manage and mitigate those risks;
E.	Internal Control — ensuring processes are in place to monitor and maintain the integrity of the Corporation’s internal control and management information systems;
F.	Culture of Integrity, Safety and Respect — satisfying itself as to the integrity of the CEO and other executive officers and ensuring that the CEO and other executive officers create a culture of integrity, safety and respect throughout the Corporation. This includes approving and monitoring compliance with the Corporation’s Statement on Business Conduct;
G.	Corporate Governance — developing the Corporation’s approach to corporate governance, including the Corporate Governance Principles and Guidelines;
H.	Communications — ensuring that the Corporation has a communications program in place to effectively communicate with and receive feedback from shareholders, stakeholders and the public generally and to ensure that public disclosures and corporate communications are made in compliance with applicable securities legislation; and
I.	Non-Delegable Responsibilities — making certain decisions by the Board as a whole that cannot be delegated under the CBCA, including authorizing the issuance of securities, declaring dividends, approving management proxy circulars, approving annual financial statements and adopting, amending or repealing the Corporation’s by-laws.

IV.	ADDITIONAL TYPICAL BOARD MATTERS

The following non-exhaustive list identifies other matters generally considered by the Board in fulfilling its responsibility for stewardship of the Corporation. The Board may determine it appropriate to delegate certain of these matters to Board committees:

(i)	overseeing corporate financial operations, including: reviewing and recommending to shareholders changes to capital structure; reviewing and approving the annual budget, annual financing plans, dividend policy and new financings; reviewing and approving financial statements, management’s discussion and analysis and the annual report; and approving the Corporation’s authorities and spending limits policies for authorities delegated to management;
(ii)	reviewing and approving material initiatives, investments and transactions;
(iii)	ensuring processes are in place to address applicable corporate, securities, regulatory and other compliance matters and approving and monitoring compliance with significant policies and procedures by which the Corporation is governed and operated; and
(iv)	managing the Board’s own affairs.

In addition to the matters referred to in these Terms of Reference, the Board performs other functions as may be necessary or appropriate in the circumstances, including functions expressly required by the CBCA or other applicable law, the Corporation’s articles or by-laws or applicable stock exchange requirements.

V.	COMMUNICATING WITH THE BOARD

Interested parties wishing to communicate with the Board Chair may do so by writing to Board Chair c/o Corporate Secretary, Enbridge Inc., 200, 425-1st Street S.W., Calgary, Alberta, Canada T2P 3L8 or by email to corporatesecretary@enbridge.com.

VI.	NO RIGHTS CREATED

These Terms of Reference are intended to be part of the Board’s flexible governance framework. These Terms of Reference do not create any legally binding obligations on the Board, any Board committee, any Director or the Corporation.

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Appendix B – Non-GAAP reconciliations

This Proxy Statement contains references to adjusted earnings, adjusted EPS, DCF and DCF per common share, which are measures used for purposes of Enbridge’s executive compensation programs. Management believes the presentation of adjusted EPS and DCF gives useful information to investors and shareholders as they provide increased transparency and insight into the performance of the company.

Our non-GAAP measures described above are not measures that have standardized meaning prescribed by generally accepted accounting principles in the United States of America (U.S. GAAP) and are not U.S. GAAP measures. Therefore, these measures may not be comparable with similar measures presented by other issuers.

The tables below provide a reconciliation of the non-GAAP measures to comparable GAAP measures.

Distributable Cash Flow

The following table presents the reconciliation of cash provided by operating activities to DCF. DCF is defined as cash flow provided by operating activities before changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to noncontrolling interests and redeemable noncontrolling interests, preference share dividends and maintenance capital expenditures, and further adjusted for unusual, non-recurring or non-operating factors. Management also uses DCF to assess the performance of the company and to set its dividend payout target.

DCF has been converted to DCF per share by taking DCF of C$5,614 million, which is further adjusted by the dilutive impact of share issuances, and dividing by 1,525 million, the weighted average number of Enbridge shares outstanding as of December 31, 2017.

Year ended December 31, 2017
(millions of Canadian dollars)
Cash provided by operating activities	6,584
Adjusted for changes in operating assets and liabilities[1]	412
6,996
Distributions to noncontrolling interests and redeemable noncontrolling interests[2]	(1,042)
Preference share dividends	(330)
Maintenance capital expenditures[3]	(1,261)
Significant adjusting items:
Pre-issuance hedge settlement[4]	431
Weather normalization	–
Other receipts of cash not recognized in revenue[5]	196
Project development and transaction costs	210
Realized inventory revaluation allowance[6]	(56)
Employee severance, transition and restructuring costs	359
Other items	111
Distributable cash flow	5,614
Further adjusting items in respect of:
Net dilutive impact of incremental financing activities not contemplated at the time of the grant	15
Distributable cash flow (adjusted for incentive compensation purposes)	5,629

1.	Changes in operating assets and liabilities include changes in environmental liabilities, net of recoveries.
2.	Presented net of adjusting items.
3.	Maintenance capital expenditures are expenditures that are required for the ongoing support and maintenance of the existing pipeline system or that are necessary to maintain the service capability of the existing assets (including the replacement of components that are worn, obsolete or completing their useful lives). For the purpose of DCF, maintenance capital excludes expenditures that extend asset useful lives, increase capacities from existing levels or reduce costs to enhance revenues or provide enhancements to the service capability of the existing assets.
4.	Related to termination of interest rate swaps as underlying long-term debt issuance was no longer highly probable.
5.	Consists of cash received net of revenue recognized for contracts with make-up rights and similar deferred revenue arrangements.
6.	Realized inventory revaluation allowance relates to losses on sale of previously written down inventory for which there is an approximate offsetting realized derivative gain in DCF.

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Earnings to Adjusted Earnings

The following table presents the reconciliation of earnings to adjusted earnings. Adjusted earnings represent earnings attributable to common shareholders adjusted for unusual, non-recurring or non-operating factors, as well as adjustments for unusual, non-recurring or non-operating factors in respect of depreciation and amortization expense, interest expense, income taxes, noncontrolling interests and redeemable noncontrolling interests on a consolidated basis. Management uses adjusted earnings as another reflection of the company’s ability to generate earnings.

Adjusted earnings has been converted to adjusted EPS by taking adjusted earnings of C$2,982 million, which is further adjusted by Merger Transaction adjustments, other receipts of cash not recognized in revenue, the dilutive impact of share issuances, and weather normalization, and dividing by 1,525 million, the weighted average number of common shares outstanding as of December 31, 2017.

Year ended December 31, 2017
(millions of Canadian dollars, except per share amounts)
Earnings attributable to common shareholders	2,529
Adjusting items:
Changes in unrealized derivative fair value (gain)/loss	(1,109)
Asset and investment write-down loss	4,565
Gain on sale of asset	(27)
Alberta wildfire pipeline and facilities restart costs	–
Losses on sale of non-core assets and investment, net of gains	9
Unrealized intercompany foreign exchange (gain)/loss	29
Hydrostatic testing	–
Make-up rights adjustment	–
Leak remediation costs, net of leak insurance recoveries	10
Warmer than normal weather	–
Project development and transaction costs	205
Employee severance and restructuring costs	354
Other	(7)
Adjusting items in respect of:
Depreciation and amortization	11
Interest expense	251
Income taxes	(3,502)
Noncontrolling interests and redeemable noncontrolling interests	(336)
Adjusted earnings	2,982
Further adjusting items in respect of: projected Merger Transaction impacts, the net dilutive impact of incremental financing activities not contemplated at the time of the grant, and including other receipts of cash no longer recognized in adjusted earnings and normalization of weather impacts in the company’s utility operations.	412
Adjusted earnings for incentive compensation purposes	3,394

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200, 425 – 1st Street S.W.

Calgary, Alberta, Canada T2P 3L8

Telephone: 403-231-3900

Facsimile: 403-231-3920

Toll free: 800-481-2804

enbridge.com

Proxy form Registered holders of common shares Your common shares give you the right to vote at our 2018 annual meeting of shareholders.

This proxy is solicited by management of Enbridge Inc.

Throughout this document, we, us, our and Enbridge mean Enbridge Inc. You and your mean the securityholder completing this form.

You can vote in person at the meeting, or vote by proxy using this form.

When: Wednesday, May 9, 2018, 1:30 p.m. mountain daylight time (MDT).

Where: Calgary Marriott Downtown Hotel, Kensington Room, 110 – 9th Avenue SE, Calgary, Alberta, Canada T2G 5A6

Two ways to vote – in person or by proxy: You can vote on several items of Enbridge business at our upcoming annual meeting of shareholders. If you are voting by phone or on the internet, you will need your 13-digit control number, which appears in the lower left corner of this form.

A.	Vote in person
If you plan to come to the meeting and vote in person, do not complete or return this form. Simply attend the meeting and register with a representative from AST Trust Company (Canada), our transfer agent and registrar for our shares.
B.	Vote by proxy
Voting by proxy means giving someone else the authority to attend the meeting and vote for you (called your proxyholder). You can vote by proxy in one of four ways:
•	Email – Complete, date and sign this form and scan and e-mail both sides to proxyvote@astfinancial.com
•	By phone – Call 1.888.489.7352 and follow the instructions
•	By fax – Complete, date and sign this form and fax to AST Trust Company (Canada) at 1.866.781.3111 (in North America) or 1.416.368.2502 (outside North America). Remember to fax both pages of this form.
•	By mail – Complete, date and sign this form and mail it to: AST Trust Company (Canada), Attn: Proxy Department, P.O. Box 721, Agincourt, Ontario, Canada M1S 0A1
If you are voting by proxy, AST Trust Company (Canada) must receive your voting instructions by 1:30 p.m. MDT on Monday, May 7, 2018 regardless of the voting method.

1.	Appoint a proxyholder You can appoint an Enbridge representative to be your proxyholder, or choose someone else to attend and vote on your behalf.
	☐	You appoint Al Monaco, or failing him, Gregory L. Ebel
☐

You appoint the following person to attend the meeting and act and vote for you and on your behalf with full power of substitution, according to your instructions (this person does not need to be a shareholder):

(please print name]

2.	Give us your voting instructions Our board of directors recommends that shareholders vote FOR each of items 1-3 below and FOR One (1) Year for item 4 below.
The common shares represented by this proxy form will be voted for, against or abstained or withheld from voting according to your instructions, including on any ballot that may be called. If you do not specify how you want to vote your common shares:
	•	the Enbridge representative you appointed as your proxyholder in section 1 will vote FOR each of the items 1-3 below and FOR One (1) Year for item 4 below; or
	•	the other proxyholder you appointed in section 1 can vote as he or she sees fit.

If there are any amendments or other items of business that properly come before the meeting, your proxyholder has the authority to vote at his or her discretion. If the meeting is adjourned, your proxyholder has the discretion to vote on any amendments or other items of business according to his or her best judgment.

1. ELECT THE DIRECTORS

	FOR	WITHHOLD		FOR	WITHHOLD
1. Pamela L. Carter	☐	☐	7. V. Maureen Kempston Darkes	☐	☐
2. Clarence P. Cazalot, Jr.	☐	☐	8. Michael McShane	☐	☐
3. Marcel R. Coutu	☐	☐	9. Al Monaco	☐	☐
4. Gregory L. Ebel	☐	☐	10. Michael E.J. Phelps	☐	☐
5. J. Herb England	☐	☐	11. Dan C. Tutcher	☐	☐
6. Charles W. Fischer	☐	☐	12. Catherine L. Williams	☐	☐

2. APPOINT THE AUDITORS
Appoint PricewaterhouseCoopers LLP as auditors at remuneration to be fixed by the Board of Directors				FOR ☐	AGAINST ☐	WITHHOLD ☐

3. ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS				FOR ☐	AGAINST ☐	ABSTAIN ☐

4. ADVISORY VOTE ON THE FREQUENCY OF SAY ON PAY VOTES				ONE (1) YEAR ☐		TWO (2) YEARS ☐
				THREE (3) YEARS ☐		ABSTAIN ☐

3.

Tell us if you would like to receive Financial Statements

Under Canadian Securities Law, you are entitled to receive certain investor documents. If you wish to receive such material, please tick the applicable boxes below. You may also go to our website
https://ca.astfinancial.com/InvestorServices/Financial-Statements and input code 5328B.

I would like to receive interim financial statements and related Management’s Discussion & Analysis ☐
I do not wish to receive annual financial statements and related Management’s Discussion & Analysis ☐

4.	Sign and date If you are sending us your vote by fax or mail, you must sign here for your vote to be counted.
When you sign here, you are:
• authorizing your proxyholder to vote according to your voting instructions at Enbridge’s 2018 annual meeting of shareholders, or any adjournment; and
• revoking any proxy that you previously gave for this meeting.

If you have an authorized power of attorney, he or she can sign for you. If your common shares are held in more than one name, either person can complete and sign this form.

For common shares registered in the name of a corporation, estate or trust, an authorized officer or attorney must sign this form and state his or her position and attach proof that he or she is authorized to sign.

Your name (please print exactly as it appears on the front of this form)	Your signature (you must sign here)

Date (if you leave this blank, we will consider the date to be the day this form was mailed to you)	Position and signature (complete this if you are signing by power of attorney on behalf of a corporation, estate or trust)

5.

Send us your voting instructions right away

If you are voting by phone, you need to complete your voting instructions by 1:30 p.m. MDT on Monday, May 7, 2018. If you are voting by e-mail, fax or mail, AST Trust Company (Canada) must receive your completed form by 1:30 p.m. MDT on Monday, May 7, 2018.

If the meeting is postponed or adjourned, we must receive it not later than 48 hours, excluding Saturdays, Sundays and statutory holidays in the Province of Alberta, prior to the time of that meeting.

Notice to Security Holders

Dear Security Holders,

Re:	Internet Proxy Voting

This notice informs security holders that an Internet Proxy Voting option for submitting your votes is not available for this meeting.

Alternative voting options are:

By Telephone

To vote your securities by telephone dial 1-888-489-7352, follow the instructions and use the control number printed on your form.

By Mail

Print and complete the proxy form included in your meeting package. Mail the completed proxy to:

AST Trust Company (Canada),

Attention: Proxy Department,

P.O. Box 721, Agincourt, Ontario, M1S 0A1.

By Email

Print and complete the proxy form included in your meeting package, scan and e-mail both sides to proxyvote@astfinancial.com

By Facsimile

Print and complete the proxy form included in your meeting package and fax to 1-866-

781-3111.

We apologize for any inconvenience and thank you for your understanding.

Yours sincerely,

AST Trust Company (Canada)